Exhibit 4.1

FIFTH AMENDED AND RESTATED

DECLARATION OF TRUST

AND

TRUST AGREEMENT

OF

POWERSHARES DB COMMODITY INDEX TRACKING FUND

Dated as of February 23, 2015

By and Among

INVESCO POWERSHARES CAPITAL MANAGEMENT LLC

WILMINGTON TRUST COMPANY

and

THE UNITHOLDERS

from time to time hereunder

i

SECTION 15.3	Construction	45
SECTION 15.4	Notices	45
SECTION 15.5	Counterparts	45
SECTION 15.6	Binding Nature of Trust Agreement	45
SECTION 15.7	No Legal Title to Trust Estate	45
SECTION 15.8	Creditors	45
SECTION 15.9	Integration	45
SECTION 15.10	Goodwill; Use of Name	45

EXHIBIT A
Certificate of Trust and Certificate of Amendment to Certificate of Trust of PowerShares DB Commodity Index Tracking Fund	A-1

EXHIBIT B
Description of the Index	B-1

EXHIBIT C
Form of Global Certificate	C-1

EXHIBIT D
Form of Participant Agreement	D-1

POWERSHARES DB COMMODITY INDEX TRACKING FUND

FIFTH AMENDED AND RESTATED

DECLARATION OF TRUST

AND TRUST AGREEMENT

This FIFTH AMENDED AND RESTATED DECLARATION OF TRUST AND TRUST AGREEMENT of POWERSHARES DB COMMODITY INDEX TRACKING FUND is made and entered into as of the 23rd day of February, 2015, by and among INVESCO POWERSHARES CAPITAL MANAGEMENT LLC, a Delaware limited liability company, WILMINGTON TRUST COMPANY, a Delaware banking corporation, as trustee, and the UNITHOLDERS from time to time hereunder. This Trust Agreement is effective as of the date hereof, except with regard to Section 1.6(c), which is effective as of January 1, 2012.

* * *

RECITALS

WHEREAS, the Managing Owner and the Trustee entered into the Fourth Amended and Restated Declaration of Trust and Trust Agreement dated as of November 12, 2012 (as amended from time to time, the “Existing Agreement”);

WHEREAS, the Managing Owner and the Trustee wish to amend the Existing Agreement pursuant to Section 11.1(b)(iii) thereof.

NOW, THEREFORE, pursuant to Section 11.1(b)(iii) of the Existing Agreement, the Trustee and the Managing Owner hereby amend and restate the Existing Agreement in its entirety as set forth below.

ARTICLE I

DEFINITIONS; THE TRUST

SECTION 1.1 Definitions. As used in this Trust Agreement, the following terms shall have the following meanings unless the context otherwise requires:

“Adjusted Capital Account” means as of the last day of a taxable period, a Unitholder’s Capital Account as maintained pursuant to Section 6.1, increased by any amounts which such Unitholder is obligated to restore pursuant to any provision of this Trust Agreement or is deemed to be obligated to restore pursuant to Treasury Regulation section 1.704-2 and decreased by the amount of all losses and deductions that, as of the end of the taxable period, are reasonably expected to be allocated to such Unitholder in subsequent years under sections 704(e)(2) and 706(d) of the Code and the amount of all distributions that, as of the end of such taxable period, are reasonably expected to be made to such Unitholder in subsequent years in accordance with the terms of this Trust Agreement or otherwise to the extent they exceed offsetting increases to such Capital Account that are reasonably expected to occur during or prior to the year in which such distributions are reasonably expected to be made. The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Adjusted Property” means any property the adjusted basis of which has been adjusted pursuant to Sections 6.1(a) and (b).

“Administrator” means any Person from time-to-time engaged to perform administrative services for the Trust pursuant to authority delegated by the Managing Owner.

“Affiliate” – An “Affiliate” of a Person means (i) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person, (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such Person, (iii) any Person, directly or indirectly, controlling, controlled by or under common control of such Person, (iv) any employee, officer, director, member, manager or partner of such Person, or (v) if such Person is an employee, officer, director, member, manager or partner, any Person for which such Person acts in any such capacity.

“Basket” means a Creation Basket or a Redemption Basket, as the context may require.

“Beneficial Owners” shall have the meaning assigned to such term in Section 3.3(d).

“Book-Tax Disparity” means with respect to any item of Adjusted Property, as of the date of any determination, the difference between the adjusted value of such property and the adjusted basis thereof for U.S. federal income tax purposes as of such date. A Unitholder’s portion of the Trust’s Book-Tax Disparities in all of its Adjusted Property will be reflected by the difference between such Unitholder’s Capital Account balance as maintained pursuant to Section 6.1 and the hypothetical balance of such Unitholder’s Capital Account computed as if it had been maintained strictly in accordance with U.S. federal income tax accounting principles.

“Business Day” means any day other than a day when banks in New York City are required or permitted to be closed.

“Capital Account” means the capital account maintained for a Unitholder pursuant to Section 6.1.

“Capital Contributions” means the amounts of cash contributed and agreed to be contributed to the Trust by any Participant or by the Managing Owner, as applicable, in accordance with Article III hereof.

“CE Act” means the Commodity Exchange Act, as amended.

“Certain K-1 Unitholders” shall have the meaning assigned to such term in Section 1.6(c).

“Certificate of Trust” means the Certificate of Trust of the Trust, including all amendments thereto, in the form attached hereto as Exhibit A, filed with the Secretary of State of the State of Delaware pursuant to Section 3810 of the Delaware Trust Statute.

“CFTC” means the Commodity Futures Trading Commission.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commodities” means positions in Commodity Contracts, forward contracts, foreign exchange positions and traded physical commodities, as well as cash commodities resulting from any of the foregoing positions.

“Commodity Broker” means any person who engages in the business of effecting transactions in Commodity Contracts for the account of others or for his or her own account.

“Commodity Contract” means any futures contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point, or any other futures contract or option thereon approved for trading for U.S. persons.

“Continuous Offering” means the continuous offering during which additional Limited Units may be sold in Baskets pursuant to this Trust Agreement.

“Corporate Trust Office” means the principal office at which at any particular time the corporate trust business of the Trustee is administered, which office at the date hereof is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration.

“Covered Person” means the Managing Owner and their respective Affiliates.

“Creation Basket” means the minimum number of Limited Units that may be created at any one time, which shall be 200,000 or such greater or lesser number as the Managing Owner may determine from time-to-time.

“Creation Basket Capital Contribution” means a Capital Contribution made by a Participant in connection with a Purchase Order Subscription Agreement and the creation of a Creation Basket in an amount equal to the product obtained by multiplying (i) the number of Creation Baskets set forth in the relevant Purchase Order Subscription Agreement by (ii) the Net Asset Value per Basket as of closing time of the Exchange or the last to close of the exchanges on which any one of the Index Commodities are traded, whichever is later, on the Purchase Order Subscription Date.

“Delaware Trust Statute” means the Delaware Statutory Trust Act, Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. § 3801 et seq., as the same may be amended from time-to-time.

“Depository” means The Depository Trust Company, New York, New York, or such other depository of Limited Units as may be selected by the Managing Owner as specified herein.

“Depository Agreement” means the Letter of Representations relating to the Trust from the Managing Owner to the Depository, dated as of December 20, 2005 as the same may be amended or supplemented from time to time.

“Distributor” means any Person from time to time engaged to provide distribution services or related services to the Trust pursuant to authority delegated by the Managing Owner.

“DTC” shall have the meaning assigned to such term in Section 3.3(b).

“DTCC” shall have the meaning assigned to such term in Section 3.3(c).

“DTC Participants” shall have the meaning assigned to such term in Section 3.3(c).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Event of Withdrawal” shall have the meaning set forth in Section 13.1(a) hereof.

“Exchange” means the NYSE Arca, or, if the Limited Units shall cease to be listed on the NYSE Arca and are listed on one or more other exchanges, the exchange on which the Limited Units are principally traded, as determined by the Managing Owner.

“Expenses” shall have the meaning assigned to such term in Section 2.4.

“Fiscal Quarter” shall mean each period ending on the last day of each March, June, September and December of each Fiscal Year, or, if the Trust is required by law to have a Fiscal Year other than a calendar year, such other applicable quarterly period.

“Fiscal Year” shall have the meaning set forth in Article X hereof.

“Global Security” means the global certificate or certificates for the Trust issued to the Depository as provided in the Depository Agreement, each of which shall be in substantially the form attached hereto as Exhibit C.

“Indemnified Parties” shall have the meaning assigned to such term in Section 2.4.

“Index” means the DBIQ Optimum Yield Diversified Commodity Index Excess Return™ more fully described in Exhibit B hereto, as it may be amended from time-to-time.

“Index Commodities” means the underlying Commodities which comprise the DBIQ Optimum Yield Diversified Commodity Index Excess Return™ from time to time, as described in the Prospectus.

“Indirect Participants” shall have the meaning assigned to such term in Section 3.3(c).

“Internal Revenue Service” or “IRS” means the U.S. Internal Revenue Service or any successor thereto.

“Limited Owner” means any person or entity who is or becomes a Beneficial Owner of Limited Units of the Trust.

“Limited Units” means Units of the Trust that are owned by a Limited Owner.

“Liquidating Trustee” shall have the meaning assigned thereto in Section 13.2.

“Losses” means, in respect of each Fiscal Year of the Trust, losses of the Trust as determined for U.S. federal income tax purposes, and each item of income, gain, loss or deduction entering into the computation thereof.

“Management Fee” means the management fee set forth in Section 4.9.

“Managing Owner” means Invesco PowerShares Capital Management LLC, or any substitute therefor as provided herein, or any successor thereto by merger or operation of law.

“Margin Call” means a demand for additional funds after the initial good faith deposit required to maintain a customer’s account in compliance with the requirements of a particular commodity exchange or of a commodity broker.

“Net Asset Value” means the total assets of the Trust Estate of the Trust including, but not limited to, all cash and cash equivalents or other securities less total liabilities of the Trust, each determined on the basis of generally accepted accounting principles in the United States, consistently applied under the accrual method of accounting, including, but not limited to, the extent specifically set forth below:

(a) Net Asset Value includes any unrealized profit or loss on open Commodities positions, and any other credit or debit accruing to the Trust but unpaid or not received by the Trust.

(b) All open commodity futures contracts and options traded on a United States exchange are calculated at their then current market value, which shall be based upon the settlement price for that particular commodity futures contract and options traded on the applicable United States exchange on the date with respect to which net asset value is being determined; provided, that if a commodity futures contract or option traded on a United States exchange could not be liquidated on such day, due to the operation of daily limits or other rules of the exchange upon which that position is traded or otherwise, the Managing Owner may value such commodity futures contracts or option pursuant to policies the Managing Owner has adopted, which are consistent with normal industry standards. The current market value of all open commodity futures contracts and options traded on a non-United States exchange shall be based upon the settlement price for that particular commodity futures contract or options traded on the applicable non-United States exchange on the date with respect to which Net Asset Value is being determined; provided further, that if a commodity futures contract or options traded on a non-United States exchange could not be liquidated on such day, due to the operation of daily limits (if applicable) or other rules of the exchange upon which that position is traded or otherwise, the Managing Owner may value such currency futures contract pursuant to policies the Managing Owner has adopted, which are consistent with normal industry standards. The current market value of all open forward contracts entered into by the Trust shall be the mean between the last bid and last asked prices quoted by the bank or financial institution which is a party to the contract on the date with respect to which Net Asset Value is being determined; provided, that if such quotations are not available on such date, the mean between the last bid and asked prices on the first subsequent day on which such quotations are available shall be the basis for determining the market value of such forward contract for such day. The Managing Owner may in its discretion value any of the Trust Estate (and under extraordinary circumstances, including, but not limited to, periods during which a settlement price of a futures contract is not available due to exchange limit orders or force majeure type events such as systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) value any asset of the Trust pursuant to such other principles as the Managing Owner deems fair and equitable so long as such principles are consistent with normal industry standards.

(c) Interest earned on the Trust’s commodity brokerage account shall be accrued at least monthly.

(d) The amount of any distribution made pursuant to Article VI hereof shall be a liability of the Trust from the day when the distribution is declared until it is paid.

“Net Asset Value Per Basket” means the product obtained by multiplying the Net Asset Value Per Unit by the number of Limited Units comprising a Basket at such time.

“Net Asset Value Per Unit” means the Net Asset Value divided by the number of Units outstanding on the date of calculation.

“NFA” means the National Futures Association.

“NYSE Arca” means NYSE Arca, Inc.

“Order Cut-Off Time” means 10:00 a.m. New York time, on a Business Day.

“Organization and Offering Expenses” shall have the meaning assigned thereto in Section 4.8(a).

“Participant” means a Person that is (1) a registered broker dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker dealer to engage in securities transactions, (2) a DTC Participant, and (3) has entered into a Participant Agreement which, at the relevant time, is in full force and effect.

“Participant Agreement” means an agreement among the Trust, the Managing Owner and a Participant, substantially in the form of Exhibit D hereto, as it may be amended or supplemented from time to time in accordance with its terms.

“Percentage Interest” shall be a fraction, the numerator of which is the number of any Unitholder’s Units and the denominator of which is the total number of Units of the Trust outstanding as of the date of determination.

“Person” means any natural person, partnership, limited liability company, statutory trust, corporation, association, or other legal entity.

“Pit Brokerage Fee” shall include floor brokerage, clearing fees, NFA fees and exchange fees.

“Power of Attorney” shall have the meaning assigned thereto in Section 14.2.

“Profits” means, for each Fiscal Year of the Trust, profits of the Trust as determined for U.S. federal income tax purposes, and each item of income, gain, loss or deduction entering into the computation thereof.

“Prospectus” means the final prospectus and disclosure document of the Trust, constituting a part of a Registration Statement, as filed with the SEC and declared effective thereby, or becoming automatically effective, as applicable, as the same may at any time and from time to time be amended or supplemented.

“Purchase Order Subscription Agreement” shall have the meaning assigned thereto in Section 3.2(a)(i).

“Purchase Order Subscription Date” shall have the meaning assigned thereto in Section 3.2(a)(i).

“Pyramiding” mean the use of unrealized profits on existing Commodities positions to provide margin for additional Commodities positions of the same or related Commodity.

“Reconstituted Trust” shall have the meaning assigned thereto in Section 13.1(a).

“Redemption Basket” means the minimum number of Limited Units that may be redeemed pursuant to Section 7.1, which shall be the number of Limited Units constituting a Creation Basket on the relevant Redemption Order Date.

“Redemption Distribution” means the cash delivered in satisfaction of a redemption of a Redemption Basket in accordance with Section 7.1(c).

“Redemption Order” shall have the meaning assigned thereto in Section 7.1(a).

“Redemption Order Date” shall have the meaning assigned thereto in Section 7.1(b).

“Redemption Settlement Time” shall have the meaning assigned thereto in Section 7.1(d).

“Registration Statement” means a registration statement on Form S-1, or any other form, as applicable, as it may be amended from time to time, filed with the Securities and Exchange Commission pursuant to which the Trust registered the Units, as the same may at any time and from time to time be further amended or supplemented.

“SEC” means the Securities and Exchange Commission.

“Subscribing Participant” means a Participant who has submitted a Purchase Order Subscription Agreement to create one or more Units that has not yet been filled or accepted by the Managing Owner.

“Suspended Redemption Order” shall have the meaning assigned thereto in Section 7.1(d).

“Tax Agent” shall have the meaning assigned thereto in Section 1.6(c).

“Tax Matters Partner” shall have the meaning assigned thereto in Section 1.6(b).

“Transaction Fee” shall have the meaning assigned thereto in Section 3.2(d).

“Treasury Regulations” means regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

“Trust” means PowerShares DB Commodity Index Tracking Fund, a Delaware statutory trust formed pursuant to the Certificate of Trust, the business and affairs of which are governed by this Trust Agreement.

“Trust Agreement” means this Fifth Amended and Restated Declaration of Trust and Trust Agreement, as it may at any time or from time-to-time be amended.

“Trustee” means Wilmington Trust Company or any substitute therefor as provided herein, acting not in its individual capacity but solely as trustee of the Trust.

“Trust Estate” means any cash, futures, forward and option contracts, all funds on deposit in the Trust’s accounts, and any other property held by the Trust, and all proceeds therefrom, including any rights of the Trust pursuant to any other agreements to which the Trust is a party.

“Unitholders” means the Managing Owner and all Limited Owners, as holders of Units, where no distinction is required by the context in which the term is used.

“Units” means the common units of fractional undivided beneficial interest in the profits, losses, distributions, capital and assets of, and ownership of, the Trust. The Managing Owner’s Capital Contributions shall be represented by “General” Units and a Limited Owner’s Capital Contributions shall be represented by “Limited” Units.

“Unrealized Gain” attributable to the Trust property means, as of any date of determination, the excess, if any, of the fair market value of such property as of such date over the property’s adjusted basis for U.S. federal income tax purposes as of the date of determination.

“Unrealized Loss” attributable to the Trust property means, as of any date of determination, the excess, if any, of the property’s adjusted basis for U.S. federal income tax purposes as of the date of determination over the fair market value of such property as of such date of determination.

SECTION 1.2 Name

(a) The name of the Trust is “PowerShares DB Commodity Index Tracking Fund” in which name the Trustee and the Managing Owner may engage in the business of the Trust, make and execute contracts and other instruments in the name and on behalf of the Trust and sue and be sued in the name and on behalf of the Trust.

SECTION 1.3 Delaware Trustee; Business Offices

(a) The sole Trustee of the Trust is Wilmington Trust Company, which is located at the Corporate Trust Office or at such other address in the State of Delaware as the Trustee may designate in writing to the Unitholders. The Trustee shall receive service of process on the Trust in the State of Delaware at the foregoing address. In the event Wilmington Trust Company resigns or is removed as the Trustee, the Trustee of the Trust in the State of Delaware shall be the successor Trustee, subject to Section 2.1.

(b) The principal office of the Trust, and such additional offices as the Managing Owner may establish, shall be located at such place or places inside or outside the State of Delaware as the Managing Owner may designate from time to time in writing to the Trustee and the Unitholders. The principal office of the Trust shall be at c/o Invesco PowerShares Capital Management LLC, 3500 Lacey Road, Suite 700, Downers Grove, IL 60515.

SECTION 1.4 Declaration of Trust. The Trust has received the sum of $1,000 in a bank account in the name of the Trust controlled by the Managing Owner, which funds shall be held in trust, upon and subject to the conditions set forth herein for the use and benefit of the Unitholders. It is the intention of the parties hereto that the Trust shall be a statutory trust, under the Delaware Trust Statute and that this Trust Agreement shall constitute the governing instrument of the Trust. It is not the intention of the parties hereto to create a general partnership, limited partnership, limited liability company, joint stock association, corporation, bailment or any form of legal relationship other than a Delaware statutory trust except to the extent that the Trust is deemed to constitute a partnership under the Code and applicable state and local tax laws. Nothing in this Trust Agreement shall be construed to make the Unitholders partners or members of a joint stock association except to the extent such Unitholders are deemed to be partners under the Code and applicable state and local tax laws. Notwithstanding the foregoing, it is the intention of the parties hereto to create a partnership among the Unitholders for purposes of taxation under the Code and applicable state and local tax laws. Effective as of the date hereof, the Trustee and the Managing Owner shall have all of the rights, powers and duties set forth herein and in the Delaware Trust Statute with respect to accomplishing the purposes of the Trust. The Trustee has filed the certificate of trust required by Section 3810 of the Delaware Trust Statute in connection with the formation of the Trust under the Delaware Trust Statute.

SECTION 1.5 Purposes and Powers. The purposes of the Trust shall be: (a) directly or indirectly to trade, buy, sell, spread or otherwise acquire, hold or dispose of Commodities, including, but not limited to, exchange-traded futures on the Index Commodities with a view to tracking the performance of the Index over time; (b) to enter into forward contracts referencing the Index or one or more of the Index Commodities with a view to tracking the performance of the Index over time; (c) to enter into any lawful transaction and engage in any lawful activities in furtherance of or incidental to the foregoing purposes; and (d) as determined from time to time by the Managing Owner, to engage in any other lawful business or activity for which a statutory trust may be organized under the Delaware Trust Statute. The Trust shall not engage in any other business or activity and shall not acquire or own any other assets or take any of the actions set forth in Section 4.4. The Trust shall have all of the powers specified in Section 15.1 hereof, including, without limitation, all of the powers which may be exercised by a Managing Owner on behalf of the Trust under this Trust Agreement.

SECTION 1.6 Tax Treatment.

(a) Each of the parties hereto, by entering into this Trust Agreement, (i) expresses its intention that the Units will qualify under applicable tax law as interests in a partnership which holds the Trust Estate, (ii) agrees that it will file its own U.S. federal, state and local income, franchise and other tax returns in a manner that is consistent with the classification of the Trust as a partnership in which each of the Unitholders thereof is a partner, and (iii) agrees to use reasonable efforts to notify the Managing Owner promptly upon a receipt of any notice from any taxing authority having jurisdiction over such holders of Units with respect to the treatment of the Units as anything other than interests in a partnership.

(b) The Tax Matters Partner (as defined in Section 6231 of the Code and any corresponding state and local tax law) of the Trust initially shall be the Managing Owner. The Tax Matters Partner, at the expense of the Trust, (i) shall prepare or cause to be prepared and filed the Trust’s tax returns as a partnership for U.S. federal, state and local tax purposes and (ii) shall be authorized to perform all duties imposed by Section 6221 et seq. of the Code, including, without limitation, (A) the power to conduct all audits and other administrative proceedings with respect to the Trust’s tax items; (B) the power to extend the statute of limitations for all Unitholders with respect to the Trust’s tax items; (C) the power to file a petition with an appropriate U.S. federal court for review of a final administrative adjustment of the Trust; and (D) the power to enter into a settlement with the IRS on behalf of, and binding upon, those Limited Owners having less than 1% interest in the Trust, unless a Limited Owner shall have notified the IRS and the Managing Owner that the Managing Owner shall not act on such Limited Owner’s behalf. The designation made by each Unitholder of the Trust in this Section 1.6(b) is hereby approved by each Unitholder as an express condition to becoming a Unitholder. Each Unitholder agrees to take any further action as may be required by regulation or otherwise to effectuate such designation. Subject to Section 4.7, the Trust hereby indemnifies, to the full extent permitted by law, the Managing Owner from and against any damages or losses (including attorneys’ fees) arising out of or incurred in connection with any action taken or omitted to be taken by it in carrying out its responsibilities as Tax Matters Partner, provided such action taken or omitted to be taken does not constitute fraud, negligence or misconduct.

(c) The Beneficial Owners who are of a type, as identified by the nominee through whom their Units are held, that do not ordinarily have U.S. federal tax return filing requirements (collectively, “Certain K-1 Unitholders”) shall designate the Managing Owner as their tax agent (the “Tax Agent”) in dealing with the Trust. In light of such designation and pursuant to Treasury Regulation section 1.6031(b)-1T(c), as amended from time to time, the Trust shall provide to the Tax Agent Certain K-1 Unitholders’ statements (as such term is defined under Treasury Regulation section 1.6031(b)-1T(a)(3)), as amended from time to time).

SECTION 1.7 Legal Title. Legal title to all of the Trust Estate shall be vested in the Trust as a separate legal entity; provided, however, that where applicable law in any jurisdiction requires any part of the Trust Estate to be vested otherwise, the Managing Owner may cause legal title to the Trust Estate or any portion thereof to be held by or in the name of the Managing Owner or any other Person (other than a Unitholder) as nominee.

ARTICLE II

THE TRUSTEE

SECTION 2.1 Term; Resignation.

(a) Wilmington Trust Company has been appointed and hereby agrees to serve as the Trustee of the Trust. The Trust shall have only one Trustee unless otherwise determined by the Managing Owner. The Trustee shall serve until such time as the Managing Owner removes the Trustee or the Trustee resigns and a successor Trustee is appointed by the Managing Owner in accordance with the terms of Section 2.5 hereof.

(b) The Trustee may resign at any time upon the giving of at least 60 days’ advance written notice to the Trust; provided, that such resignation shall not become effective unless and until a successor Trustee shall have been appointed by the Managing Owner in accordance with Section 2.5 hereof. If the Managing Owner does not act within such sixty (60) day period, the Trustee may apply, at the expense of the Trust, to the Court of Chancery of the State of Delaware for the appointment of a successor Trustee.

SECTION 2.2 Powers. The Trustee shall have only the rights, obligations and liabilities specifically provided for herein and shall have no implied rights, duties, obligations and liabilities with respect to the business and affairs of the Trust. The Trustee shall have the power and authority to execute and file certificates as required by the Delaware Trust Statute and to accept service of process on the Trust in the State of Delaware. The Trustee shall provide prompt notice to the Managing Owner of its performance of any of the foregoing. The Managing Owner shall reasonably keep the Trustee informed of any actions taken by the Managing Owner with respect to the Trust that would reasonably be expected to affect the rights, obligations or liabilities of the Trustee hereunder or under the Delaware Trust Statute.

SECTION 2.3 Compensation and Expenses of the Trustee. The Trustee shall be entitled to receive from the Managing Owner or an Affiliate of the Managing Owner (including the Trust) reasonable compensation for its services hereunder as set forth in a separate fee agreement and shall be entitled to be reimbursed by the Managing Owner or an Affiliate of the Managing Owner (including the Trust) for reasonable out-of-pocket expenses incurred by it in the performance of its duties hereunder, including without limitation, the reasonable compensation, out-of-pocket expenses and disbursements of counsel and such other agents as the Trustee may employ in connection with the exercise and performance of its rights and duties hereunder.

SECTION 2.4 Indemnification. The Trust shall be liable for, and does hereby indemnify, protect, save and keep harmless Wilmington Trust Company (in its capacity as Trustee and individually) and its successors, assigns, legal representatives, officers, directors, employees, agents and servants (the “Indemnified Parties”) from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by the Trustee on or measured by any compensation received by the Trustee for its services hereunder or any indemnity payments received by the Trustee pursuant to this Section 2.4), claims, actions, suits, costs, expenses or disbursements (including legal fees and expenses) of any kind and nature whatsoever (collectively, “Expenses”), which may be imposed on, incurred by or asserted against the Indemnified Parties in any way relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party or the action or inaction of the Trustee hereunder or thereunder, except for Expenses resulting from the gross negligence or willful misconduct of the Indemnified Parties. The indemnities contained in this Section 2.4 shall survive the termination of this Trust Agreement or the removal or resignation of the Trustee.

SECTION 2.5 Successor Trustee. Upon the resignation or removal of the Trustee, the Managing Owner shall appoint a successor Trustee by delivering a written instrument to the outgoing Trustee. Any successor Trustee must satisfy the requirements of Section 3807 of the Delaware Trust Statute. Any resignation or removal of the Trustee and appointment of a successor Trustee shall not become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Managing Owner and any fees and expenses due to the outgoing Trustee are paid. Following compliance with the preceding sentence, the successor Trustee shall become fully vested with all of the rights, powers, duties and obligations of the outgoing Trustee under this Trust Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations under this Trust Agreement.

SECTION 2.6 Liability of Trustee. Except as otherwise provided in this Article II, in accepting the trust created hereby, Wilmington Trust Company acts solely as Trustee hereunder and not in its individual capacity, and all Persons having any claim against Wilmington Trust Company by reason of the transactions contemplated by this Trust Agreement and any other agreement to which the Trust is a party shall look only to the Trust Estate for payment or satisfaction thereof. The Trustee shall not be liable or accountable hereunder to the Trust or to any other Person or under any other agreement to which the Trust is a party, except for the Trustee’s own gross negligence or willful misconduct. In particular, but not by way of limitation:

(a) The Trustee shall have no liability or responsibility for the validity or sufficiency of this Trust Agreement or for the form, character, genuineness, sufficiency, value or validity of the Trust Estate;

(b) The Trustee shall not be liable for any actions taken or omitted to be taken by it in accordance with the instructions of the Managing Owner or the Liquidating Trustee;

(c) The Trustee shall not have any liability for the acts or omissions of the Managing Owner or its delegatees;

(d) The Trustee shall not be liable for its failure to supervise the performance of any obligations of the Managing Owner or its delegatees or any Participant or Commodity Broker;

(e) No provision of this Trust Agreement shall require the Trustee to act or expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder if the Trustee shall have reasonable grounds for believing that such action, repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(f) Under no circumstances shall the Trustee be liable for indebtedness evidenced by or other obligations of the Trust arising under this Trust Agreement or any other agreements to which the Trust is a party;

(g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement, or to institute, conduct or defend any litigation under this Trust Agreement or any other agreements to which the Trust is a party, at the request, order or direction of the Managing Owner unless the Managing Owner has offered to Wilmington Trust Company (in its capacity as Trustee and individually) security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by Wilmington Trust Company (including, without limitation, the reasonable fees and expenses of its counsel) therein or thereby;

(h) Notwithstanding anything contained herein to the contrary, the Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (i) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware, (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivision thereof in existence as of the date hereof other than the State of Delaware becoming payable by the Trustee or (iii) subject the Trustee to personal jurisdiction, other than in the State of Delaware, for causes of action arising from personal acts unrelated to the consummation of the transactions by the Trustee, as the case may be, contemplated hereby; and

(i) To the extent that, at law or in equity, the Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Unitholders or to any other Person, the Trustee acting under this Trust Agreement shall not be liable to the Trust, the Unitholders or to any other Person for its good faith reliance on the provisions of this Trust Agreement. The provisions of this Trust Agreement, to the extent that they restrict the duties and liabilities of the Trustee otherwise existing at law or in equity are agreed by the parties hereto to replace such other duties and liabilities of the Trustee.

SECTION 2.7 Reliance; Advice of Counsel.

(a) In the absence of bad faith, the Trustee may conclusively rely upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Trust Agreement in determining the truth of the statements and the correctness of the opinions contained therein, and shall incur no liability to anyone in acting on any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties and need not investigate any fact or matter pertaining to or in any such document; provided, however, that the Trustee shall have examined any certificates or opinions so as to reasonably determine compliance of the same with the requirements of this Trust Agreement. The Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

(b) In the exercise or administration of the Trust hereunder and in the performance of its duties and obligations under this Trust Agreement, the Trustee, at the expense of the Managing Owner or an Affiliate of the Managing Owner (including the Trust) (i) may act directly or through its agents, attorneys, custodians or nominees pursuant to agreements entered into with any of them, and the Trustee shall not be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees if such agents, attorneys, custodians or nominees shall have been selected by the Trustee with reasonable care and (ii) may consult with counsel, accountants and other skilled professionals to be selected with reasonable care by it. The Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountant or other such Persons.

SECTION 2.8 Payments to the Trustee. Any amounts paid to the Trustee pursuant to this Article shall be deemed not to be a part of the Trust Estate immediately after such payment. Any amounts owing to the Trustee under this Trust Agreement shall constitute a claim against the Trust Estate.

ARTICLE III

UNITS; CAPITAL CONTRIBUTIONS; CREATIONS AND ISSUANCE OF CREATION BASKETS

SECTION 3.1 General. The Managing Owner shall have the power and authority, without Limited Owner approval, to issue Units from time to time as it deems necessary or desirable. The number of Units authorized shall be unlimited, and the Units so authorized may be represented in part by fractional Units, calculated to four decimal places. From time to time, the Managing Owner may divide or combine the Units into a greater or lesser number without thereby changing the proportionate beneficial interests. The Managing Owner may issue Units for such consideration and on such terms as it may determine (or for no consideration if pursuant to a Unit dividend or split-up), all without action or approval of the Limited Owners. All Units when so issued on the terms determined by the Managing Owner shall be fully paid and non-assessable. The Units initially shall be divided into two classes: General Units and Limited Units. Every Unitholder, by virtue of having purchased or otherwise acquired a Unit, shall be deemed to have expressly consented and agreed to be bound by the terms of this Trust Agreement.

SECTION 3.2 Offer of Limited Units; Procedures for Creation and Issuance of Creation Baskets.

(a) General. The following procedures, as supplemented by the more detailed procedures specified in the Exhibits, annexes, attachments and procedures, as applicable, to the Participant Agreement, which may be amended from time to time in accordance with the provisions of the Participant Agreement (and any such amendment will not constitute an amendment of this Trust Agreement), will govern the Trust with respect to the creation and issuance of Creation Baskets. Subject to the limitations upon and requirements for issuance of Creation Baskets stated herein and in such procedures, the number of Creation Baskets which may be issued by the Trust is unlimited.

(i) On any Business Day, a Participant may submit to the Managing Owner a purchase order and subscription agreement to subscribe for and agree to purchase one or more Creation Baskets (such request by a Participant, a “Purchase Order Subscription Agreement”) in the manner provided in the Participant Agreement. Purchase Order Subscription Agreements must be received by the Order Cut-Off Time on a Business Day (the “Purchase Order Subscription Date”). The Managing Owner will process Purchase Order Subscription Agreements only from Participants with respect to which the Participant Agreement is in full force and effect. The Managing Owner will maintain and make available at the Trust’s principal offices during normal business hours a current list of the Participants with respect to which the Participant Agreement is in full force and effect. The Managing Owner will deliver (or cause to be delivered) a copy of the Prospectus to each Participant prior to its execution and delivery of the Participant Agreement and prior to accepting any Purchase Order Subscription Agreement.

(ii) Any Purchase Order Subscription Agreement is subject to rejection by the Managing Owner pursuant to Section 3.2(c).

(iii) After accepting a Participant’s Purchase Order Subscription Agreement, the Managing Owner will issue and deliver Creation Baskets to fill a Participant’s Purchase Order Subscription Agreement within three Business Days immediately following the Purchase Order Subscription Date, but only if by such time as provided in the Participant Agreement the Managing Owner has received (A) for its own account, the Transaction Fee, and (B) for the account of the Trust the Creation Basket Capital Contribution due from the Participant submitting the Purchase Order Subscription Agreement.

(b) Deposit with the Depository. Upon issuing a Creation Basket pursuant to a Purchase Order Subscription Agreement, the Managing Owner will cause the Trust to deposit the Creation Basket with the Depository in accordance with the Depository’s customary procedures, for credit to the account of the Participant that submitted the Purchase Order Subscription Agreement.

(c) Rejection. The Managing Owner shall have the absolute right, but shall have no obligation, to reject any Purchase Order Subscription Agreement or Creation Basket Capital Contribution: (i) determined by the Managing Owner not to be in proper form; (ii) that the Managing Owner has determined would have adverse tax consequences to the Trust or to the Limited Owners; (iii) the acceptance or receipt of which would, in the opinion of counsel to the Managing Owner, be unlawful; or (iv) if circumstances outside the control of the Managing Owner make it for all practical purposes not feasible to process creations of Creation Baskets. The Managing Owner shall not be liable to any person by reason of the rejection of any Purchase Order Subscription Agreement or Creation Basket Capital Contribution.

(d) Transaction Fee. A non-refundable transaction fee will be payable by a Participant to the Managing Owner for its own account in connection with each Purchase Order Subscription Agreement pursuant to this Section and in connection with each Redemption Order of such Participant pursuant to Section 7.1 (each a “Transaction Fee”). The Transaction Fee charged in connection with each such creation and redemption shall be initially $500, but may be changed as provided below. Even though a single Purchase Order Subscription Agreement or Redemption Order may relate to multiple Creation Baskets, only a single Transaction Fee will be due for each Purchase Order or Redemption Order. The Transaction Fee may subsequently be waived, modified, reduced, increased or otherwise changed by the Managing Owner, but will not in any event exceed 0.10% of the Net Asset Value Per Basket at the time of creation of a Creation Basket or redemption of a Redemption Basket, as the case may be. The Managing Owner shall notify the Depository of any agreement to change the Transaction Fee and shall not implement any increase for redemptions of outstanding Units until 30 days after the date of that notice. The amount of the Transaction Fee in effect at any given time shall be made available by the Trustee upon request.

(e) Global Certificate Only. Certificates for Creation Baskets will not be issued, other than the Global Security issued to the Depository. So long as the Depository Agreement is in effect, Creation Baskets will be issued and redeemed and Limited Units will be transferable solely through the book-entry systems of the Depository and the DTC Participants and their Indirect Participants as more fully described in Section 3.3. The Depository may determine to discontinue providing its service with respect to Creation Baskets and Limited Units by giving notice to the Managing Owner pursuant to and in conformity with the provisions of the Depository Agreement and discharging its responsibilities with respect thereto under applicable law. Under such circumstances, the Managing Owner shall take action either to find a replacement for the Depository to perform its functions at a comparable cost and on terms acceptable to the Managing Owner or, if such a replacement is unavailable, to terminate the Trust.

SECTION 3.3 Book-Entry-Only System, Global Security.

(a) Global Security. The Trust and the Managing Owner will enter into the Depository Agreement pursuant to which the Depository will act as securities depository for Limited Units. Limited Units will be represented by the Global Security (which may consist of one or more certificates as required by the Depository), which will be registered, as the Depository shall direct, in the name of Cede & Co., as nominee for the Depository and deposited with, or on behalf of, the Depository. No other certificates evidencing Limited Units will be issued. The Global Security shall be in the form attached hereto as Exhibit C and shall represent such Limited Units as shall be specified therein, and may provide that it shall represent the aggregate amount of outstanding Limited Units from time to time endorsed thereon and that the aggregate amount of outstanding Limited Units represented thereby may from time to time be increased or decreased to reflect creations or redemptions of Baskets. Any endorsement of a Global Security to reflect the amount, or any increase or decrease in the amount, of outstanding Limited Units represented thereby shall be made in such manner and upon instructions given by the Managing Owner on behalf of the Trust as specified in the Depository Agreement.

(b) Legend. Any Global Security issued to The Depository Trust Company or its nominee shall bear a legend substantially to the following effect: “Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Trust or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is required by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.”

(c) The Depository. The Depository has advised the Trust and the Managing Owner as follows. The Depository is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the U.S. Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds and provides asset servicing for DTC’s participants (the “DTC Participants”). DTC also facilitates the post-trade settlement among DTC Participants of sales and other securities transactions among the DTC Participants in deposited securities, through electronic computerized book-entry transfers and pledges between DTC Participants’ accounts. This eliminates the need for physical movement of securities certificates. DTC Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (“Indirect Participants”).

(d) Beneficial Owners. As provided in the Depository Agreement, upon the settlement date of any creation, transfer or redemption of Limited Units, the Depository will credit or debit, on its book-entry registration and transfer system, the number of Limited Units so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The accounts to be credited and charged shall be designated by the Managing Owner on behalf of the Trust and each Participant, in the case of a creation or redemption of Baskets. Ownership of beneficial interest in Limited Units will be limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in Limited Units (“Beneficial Owners”) will be shown on, and the transfer of beneficial ownership by Beneficial Owners will be effected only through, in the case of DTC Participants, records maintained by the Depository and, in the case of Indirect Participants and Beneficial Owners holding through a DTC Participant or an Indirect Participant, through those records or the records of the relevant DTC Participants. Beneficial Owners are expected to receive from or through the broker or bank that maintains the account through which the Beneficial Owner has purchased or sold Limited Units a written confirmation relating to their purchase or sale of Limited Units.

(e) Reliance on Procedures. So long as Cede & Co., as nominee of the Depository, is the registered owner of Limited Units, references herein to the registered or record owners of Limited Units shall mean Cede & Co. and shall not mean the Beneficial Owners of Limited Units. Beneficial Owners of Limited Units will not be entitled to have Limited Units registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered the record or registered holder of Limited Units under this Trust Agreement. Accordingly, to exercise any rights of a holder of Limited Units under this Trust Agreement, a Beneficial Owner must rely on the procedures of the Depository and, if such Beneficial Owner is not a DTC Participant, on the procedures of each DTC Participant or Indirect Participant through which such Beneficial Owner holds its interests. The Trust and the Managing Owner understand that under existing industry practice, if the Trust requests any action of a Beneficial Owner, or a Beneficial Owner desires to take any action that the Depository, as the record owner of all outstanding Limited Units of the Trust, is entitled to take, in the case of a Trustee request, the Depository will notify the DTC Participants regarding such request, such DTC Participants will in turn notify each Indirect Participant holding Limited Units through it, with each successive Indirect Participant continuing to notify each person holding Limited Units through it until the request has reached the Beneficial Owner, and in the case of a request or authorization to act being sought or given by a Beneficial Owner, such request or authorization is given by the Beneficial Owner and relayed back to the Trust through each Indirect Participant and DTC Participant through which the Beneficial Owner’s interest in the Limited Units is held.

(f) Communication between the Trust and the Beneficial Owners. As described above, the Trust will recognize the Depository or its nominee as the owner of all Limited Units for all purposes except as expressly set forth in this Trust Agreement. Conveyance of all notices, statements and other communications to Beneficial Owners will be effected as follows. Pursuant to the Depository Agreement, the Depository is required to make available to the Trust upon request and for a fee to be charged to the Trust a listing of the Limited Unit holdings of each DTC Participant. The Trust shall inquire of each such DTC Participant as to the number of Beneficial Owners holding Limited Units, directly or indirectly, through such DTC Participant. The Trust shall provide each such DTC Participant with sufficient copies of such notice, statement or other communication, in such form, number and at such place as such DTC Participant may reasonably request, in order that such notice, statement or communication may be transmitted by such DTC Participant, directly or indirectly, to such Beneficial Owners. In addition, the Trust shall pay to each such DTC Participant an amount as reimbursement for the expenses attendant to such transmittal, all subject to applicable statutory and regulatory requirements.

(g) Distributions. Distributions on Limited Units pursuant to Section 3.6 shall be made to the Depository or its nominee, Cede & Co., as the registered owner of all Limited Units. The Trust and the Managing Owner expect that the Depository or its nominee, upon receipt of any payment of distributions in respect of Limited Units, shall credit immediately DTC Participants’ accounts with payments in amounts proportionate to their respective beneficial interests in Limited Units as shown on the records of the Depository or its nominee. The Trust and the Managing Owner also expect that payments by DTC Participants to Indirect Participants and Beneficial Owners held through such DTC Participants and Indirect Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in a “street name,” and will be the responsibility of such DTC Participants and Indirect Participants. None of the Trust, the Trustee or the Managing Owner will have any responsibility or liability for any aspects of the records relating to or notices to Beneficial Owners, or payments made on account of beneficial ownership interests in Limited Units, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the Depository and the DTC Participants or the relationship between such DTC Participants and the Indirect Participants and Beneficial Owners owning through such DTC Participants or Indirect Participants or between or among the Depository, any Beneficial Owner and any person by or through which such Beneficial Owner is considered to own Limited Units.

(h) Limitation of Liability. Each Global Security to be issued hereunder is executed and delivered solely on behalf of the Trust by the Managing Owner, as Managing Owner, in the exercise of the powers and authority conferred and vested in it by this Trust Agreement. The representations, undertakings and agreements made on the part of the Trust in each Global Security are made and intended not as personal representations, undertakings and agreements by the Managing Owner or the Trustee, but are made and intended for the purpose of binding only the Trust. Nothing in the Global Security shall be construed as creating any liability on the Managing Owner or the Trustee, individually or personally, to fulfill any representation, undertaking or agreement other than as provided in this Trust Agreement.

(i) Successor Depository. If a successor to The Depository Trust Company shall be employed as Depository hereunder, the Trust and the Managing Owner shall establish procedures acceptable to such successor with respect to the matters addressed in this Section.

SECTION 3.4 Assets of the Trust. All consideration received by the Trust for the issue or sale of Units together with all of the Trust Estate in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to the Trust for all purposes, subject only to the rights of creditors of the Trust and except as may otherwise be required by applicable tax laws, and shall be so recorded upon the books of account of the Trust.

SECTION 3.5 Liabilities of the Trust. The Trust Estate shall be charged with the liabilities of the Trust; and all expenses, costs, charges and reserves attributable to the Trust. The Managing Owner shall have full discretion, to the extent not inconsistent with applicable law, to determine which items shall be treated as income and which items as capital, and each such determination and allocation shall be conclusive and binding upon the Unitholders.

SECTION 3.6 Distributions. Distributions on Units may be paid with such frequency as the Managing Owner may determine, which may be daily or otherwise, to the Unitholders, from such of the income and capital gains, accrued or realized, from the Trust Estate, after providing for actual and accrued liabilities. All distributions on Units thereof shall be distributed pro rata to the Unitholders in proportion to the total outstanding Units held by such Unitholders at the date and time of record established for the payment of such distribution and in accordance with Section 3.3(g). Such distributions may be made in cash or Units as determined by the Managing Owner or pursuant to any program that the Managing Owner may have in effect at the time for the election by each Unitholder of the mode of the making of such distribution to that Unitholder.

(a) The Units shall represent units of beneficial interest in the Trust Estate. Each Unitholder shall be entitled to receive its pro rata share of distributions of income and capital gains in accordance with Section 3.6(a).

SECTION 3.7 Voting Rights. Notwithstanding any other provision hereof, on each matter submitted to a vote of the Unitholders, each Unitholder shall be entitled to a proportionate vote based upon the product of the Net Asset Value Per Unit multiplied by the number of Units, or fraction thereof, standing in its name on the books of the Trust in accordance with Section 3.3(g).

SECTION 3.8 Equality. Except as provided herein, all Units shall represent an equal proportionate beneficial interest in the assets of the Trust subject to the liabilities of the Trust, and each Unit shall be equal to each other Unit. The Managing Owner may from time to time divide or combine the Units into a greater or lesser number of Units without thereby changing the proportionate beneficial interest in the assets of the Trust or in any way affecting the rights of Unitholders.

ARTICLE IV

THE MANAGING OWNER

SECTION 4.1 Management of the Trust. Pursuant to Section 3806(b)(7) of the Delaware Trust Statute, the Trust shall be managed by the Managing Owner and the conduct of the Trust’s business shall be controlled and conducted solely by the Managing Owner in accordance with this Trust Agreement. The Managing Owner may delegate as provided herein, the duty and authority to manage the business and affairs of the Trust.

SECTION 4.2 Authority of Managing Owner. In addition to and not in limitation of any rights and powers conferred by law or other provisions of this Trust Agreement, and except as limited, restricted or prohibited by the express provisions of this Trust Agreement or the Delaware Trust Statute, the Managing Owner shall have and may exercise on behalf of the Trust, all powers and rights necessary, proper, convenient or advisable to effectuate and carry out the purposes, business and objectives of the Trust, which shall include, without limitation, the following:

(a) To enter into, execute, deliver and maintain, and to cause the Trust to perform its obligations under, contracts, agreements and any or all other documents and instruments, and to do and perform all such things as may be in furtherance of Trust purposes or necessary or appropriate for the offer and sale of the Units and the conduct of Trust activities, including, but not limited to, contracts with third parties for commodity brokerage services and/or administrative services, provided, however, that such services may be performed by an Affiliate or Affiliates of the Managing Owner so long as the Managing Owner has made a good faith determination that: (A) the Affiliate which it proposes to engage to perform such services is qualified to do so (considering the prior experience of the Affiliate or the individuals employed thereby); (B) the terms and conditions of the agreement pursuant to which such Affiliate is to perform services for the Trust are no less favorable to the Trust than could be obtained from equally-qualified unaffiliated third parties; and (C) the maximum period covered by the agreement pursuant to which such affiliate is to perform services for the Trust shall not exceed one year, and such agreement shall be terminable without penalty upon sixty (60) days’ prior written notice by the Trust.

(b) To establish, maintain, deposit into, sign checks and/or otherwise draw upon accounts on behalf of the Trust with appropriate banking and savings institutions, and execute and/or accept any instrument or agreement incidental to the Trust’s business and in furtherance of its purposes, any such instrument or agreement so executed or accepted by the Managing Owner in the Managing Owner’s name shall be deemed executed and accepted on behalf of the Trust by the Managing Owner;

(c) To deposit, withdraw, pay, retain and distribute the Trust Estate or any portion thereof in any manner consistent with the provisions of this Trust Agreement;

(d) To supervise the preparation and filing of the Registration Statement and supplements and amendments thereto, and the Prospectus;

(e) To pay or authorize the payment of distributions to the Unitholders and expenses of the Trust;

(f) To make any elections on behalf of the Trust under the Code, or any other applicable U.S. federal or state tax law as the Managing Owner shall determine to be in the best interests of the Trust; and

(g) In the sole discretion of the Managing Owner, to admit an Affiliate or Affiliates of the Managing Owner as additional Managing Owners. Notwithstanding the foregoing, the Managing Owner may not admit Affiliate(s) of the Managing Owner as an additional Managing Owner if it has received notice of its removal as a Managing Owner, pursuant to Section 8.2(d) hereof.

SECTION 4.3 Obligations of the Managing Owner. In addition to the obligations expressly provided by the Delaware Trust Statute or this Trust Agreement, the Managing Owner shall:

(a) Devote such of its time to the business and affairs of the Trust as it shall, in its discretion exercised in good faith, determine to be necessary to conduct the business and affairs of the Trust for the benefit of the Trust and the Limited Owners;

(b) Execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Trust and for the conduct of its business in all appropriate jurisdictions;

(c) Retain independent public accountants to audit the accounts of the Trust;

(d) Employ attorneys to represent the Trust;

(e) Select the Trust’s Trustee, Administrator, and clearing brokers, and any other service provider;

(f) Use its best efforts to maintain the status of the Trust as a “statutory trust” for state law purposes, and as a “partnership” for U.S. federal income tax purposes;

(g) Monitor the brokerage fees charged to the Trust, and the services rendered by futures commission merchants to the Trust, to determine whether the fees paid by, and the services rendered to, the Trust for futures brokerage are at competitive rates and are the best price and services available under the circumstances, and if necessary, renegotiate the brokerage fee structure to obtain such rates and services for the Trust. No material change related to brokerage fees shall be made except upon sixty (60) Business Days’ prior notice to the Limited Owners, which notice shall include a description of the Limited Owners’ voting rights as set forth in Section 8.2 hereof and a description of the Limited Owners’ redemption rights as set forth in Section 7.1 hereof;

(h) Have fiduciary responsibility for the safekeeping and use of the Trust Estate, whether or not in the Managing Owner’s immediate possession or control, and the Managing Owner will not employ or permit others to employ such funds or assets (including any interest earned thereon as provided for in the Prospectus) in any manner except for the benefit of the Trust, including, among other things, the utilization of any portion of the Trust Estate as compensating balances for the exclusive benefit of the Managing Owner.

(i) Enter into a Participant Agreement with each Participant and discharge the duties and responsibilities of the Trust and the Managing Owner thereunder;

(j) Receive from Participants and process properly submitted Purchase Order Subscription Agreements, as described in Section 3.2(a)(iii);

(k) In connection with Purchase Order Subscription Agreements, receive Creation Basket Capital Contributions from Participants;

(l) In connection with Purchase Order Subscription Agreements, deliver or cause the delivery of Creation Baskets to the Depository for the account of the Participant submitting a Purchase Order Subscription Agreement for which the Managing Owner has received the requisite Transaction Fee and the Trust has received the requisite Creation Basket Capital Contribution, as described in Section 3.2(d);

(m) Receive from Participants and process properly submitted Redemption Orders, as described in Section 7.1(a), or as may from time to time be permitted by Section 7.2;

(n) In connection with Redemption Orders, receive from the redeeming Participant through the Depository, and thereupon cancel or cause to be cancelled, Limited Units corresponding to the Redemption Baskets to be redeemed as described in Section 7.1, or as may from time to time be permitted by Section 7.2;

(o) Interact with the Depository as required;

(p) Delegate those of its duties hereunder as it shall determine from time to time to one or more Administrators or Distributors, as applicable;

(q) In its sole discretion, cause the Trust to do one or more of the following: make, refrain from making, or once having made, to revoke, the election referred to in section 754 of the Code, and any similar election provided by state or local law, or any similar provision enacted in lieu thereof;

(r) In its sole discretion, cause the Trust to do one or more of the following: make, refrain from making, or once having made, to revoke the election by a qualified fund under Code section 988(c)(1)(E)(iii)(V), and any similar election provided by state or local law, or any similar provision enacted in lieu thereof; and

(s) Perform such other services as the Managing Owner believes that the Trust may from time to time require.

SECTION 4.4 General Prohibitions. The Trust shall not:

(a) Redeem the Units other than to fund a redemption request from a Participant;

(b) Borrow money from or loan money to any Unitholder (including the Managing Owner) or other Person, except that the foregoing is not intended to prohibit (i) the deposit on margin with respect to the initiation and maintenance of Commodities positions, or (ii) obtaining lines of credit for the trading of forward contracts; provided, however, that the Trust is prohibited from incurring any indebtedness on a non-recourse basis;

(c) Create, incur, assume or suffer to exist any lien, mortgage, pledge conditional sales or other title retention agreement, charge, security interest or encumbrance, except (i) the right and/or obligation of a Commodity Broker to close out sufficient Commodities positions of the Trust so as to restore the Trust’s account to proper margin status in the event that the Trust fails to meet a Margin Call, (ii) liens for taxes not delinquent or being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established, (iii) deposits or pledges to secure obligations under workmen’s compensation, social security or similar laws or under unemployment insurance, (iv) deposits or pledges to secure contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business, or (v) mechanic’s, warehousemen’s, carrier’s, workmen’s, materialmen’s or other like liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith, and for which appropriate reserves have been established if required by generally accepted accounting principles, and liens arising under ERISA;

(d) Commingle its assets with those of any other Person, except to the extent permitted under the CE Act and the regulations promulgated thereunder;

(e) Engage in Pyramiding of its Commodities positions, as applicable; provided, however, that the Managing Owner may take into account open trade equity positions in determining generally whether to require additional Commodities positions;

(f) Permit rebates to be received by the Managing Owner or any Affiliate of the Managing Owner, or permit the Managing Owner or any Affiliate of the Managing Owner to engage in any reciprocal business arrangements which would circumvent the foregoing prohibition;

(g) Permit the Managing Owner to share in any portion of brokerage fees related to commodity brokerage services paid with respect to commodity trading activities;

(h) Enter into any contract with the Managing Owner or an Affiliate of the Managing Owner (except for selling agreements for the sale of Units) which has a term of more than one year and which does not provide that it may be canceled by the Trust without penalty on sixty (60) days prior written notice or for the provision of goods and services, except at rates and terms at least as favorable as those which may be obtained from third parties in arm’s length negotiations;

(i) Permit churning of its Commodity trading account(s) for the purpose of generating excess brokerage commissions;

(j) Enter into any exclusive brokerage contract; or

(k) Cause the Trust to elect to be classified as an association taxable as a corporation for U.S. federal income tax purposes.

SECTION 4.5 Liability of Covered Persons. A Covered Person shall have no liability to the Trust or to any Unitholder, other Covered Person, or other Person for any loss suffered by the Trust which arises out of any action or inaction of such Covered Person if such Covered Person, in good faith, determined that such course of conduct was in the best interest of the Trust and such course of conduct did not constitute gross negligence or willful misconduct of such Covered Person. Subject to the foregoing, neither the Managing Owner nor any other Covered Person shall be personally liable for the return or repayment of all or any portion of the capital or profits of any Limited Owner or assignee thereof, it being expressly agreed that any such return of capital or profits made pursuant to this Trust Agreement shall be made solely from the assets of the Trust without any rights of contribution from the Managing Owner or any other Covered Person. A Covered Person shall not be liable for the conduct or misconduct of any Administrator or other delegatee selected by the Managing Owner with reasonable care.

SECTION 4.6 Fiduciary Duty

(a) To the extent that, at law or in equity, the Managing Owner has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Unitholders or to any other Person, the Managing Owner acting under this Trust Agreement shall not be liable to the Trust, the Unitholders or to any other Person for its good faith reliance on the provisions of this Trust Agreement subject to the standard of care in Section 4.5 herein. The provisions of this Trust Agreement, to the extent that they restrict the duties and liabilities of the Managing Owner otherwise existing at law or in equity are agreed by the parties hereto to replace such other duties and liabilities of the Managing Owner. Any material changes in the Trust’s basic investment policies or structure shall occur only upon the written approval or affirmative vote of Limited Owners holding Units equal to at least a majority (over 50%) of the Net Asset Value (excluding Units held by the Managing Owner and its Affiliates) of the Trust pursuant to Section 11.1(a) below.

(b) Unless otherwise expressly provided herein:

(i) whenever a conflict of interest exists or arises between the Managing Owner or any of its Affiliates, on the one hand, and the Trust or any Unitholder or any other Person, on the other hand; or

(ii) whenever this Trust Agreement or any other agreement contemplated herein or therein provides that the Managing Owner shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust, any Unitholder or any other Person, the Managing Owner shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Managing Owner, the resolution, action or terms so made, taken or provided by the Managing Owner shall not constitute a breach of this Trust Agreement or any other agreement contemplated herein or of any duty or obligation of the Managing Owner at law or in equity or otherwise.

(c) Notwithstanding anything herein to the contrary, the Managing Owner and any Affiliate of the Managing Owner may engage in or possess an interest in other profit-seeking or business ventures of any nature or description, independently or with others, whether or not such ventures are competitive with the Trust and the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to the Managing Owner. Notwithstanding anything herein to the contrary, if the Managing Owner acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Trust, it shall have no duty to communicate or offer such opportunity to the Trust, and the Managing Owner shall not be liable to the Trust or to the Unitholders for breach of any fiduciary or other duty by reason of the fact that the Managing Owner pursues or acquires for, or directs such opportunity to another Person or does not communicate such opportunity or information to the Trust. Neither the Trust nor any Unitholder shall have any rights or obligations by virtue of this Trust Agreement or the trust relationship created hereby in or to such independent ventures or the income or profits or losses derived therefrom, and the pursuit of such ventures, even if competitive with the activities of the Trust, shall not be deemed wrongful or improper. Except to the extent expressly provided herein, the Managing Owner may engage or be interested in any financial or other transaction with the Trust, the Unitholders or any Affiliate of the Trust or the Unitholders.

SECTION 4.7 Indemnification of Covered Persons.

(a) Each Covered Person shall be indemnified by the Trust to the fullest extent permitted by law against any losses, judgments, liabilities, expenses, and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust, except with respect to any matter as to which such Covered Person shall have been finally adjudicated in any action, suit, or other proceeding not to have acted in good faith in the reasonable belief that such Covered Person’s action was in the best interest of the Trust and except that no Covered Person shall be indemnified against any liability to the Trust or to the Limited Owners by reason of willful misconduct or gross negligence of such Covered Person. Any such indemnification will only be recoverable from the Trust Estate. All rights to indemnification permitted herein and payment of associated expenses shall not be affected by the dissolution or other cessation to exist of the Managing Owner, or the withdrawal, adjudication of bankruptcy or insolvency of the Managing Owner, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Code by or against the Managing Owner. The source of payments made in respect of indemnification under the Trust Agreement shall be the assets of the Trust.

(b) The Trust shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is herein prohibited.

(c) Expenses incurred in defending a threatened or pending civil, administrative or criminal action suit or proceeding against the Managing Owner shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by the Managing Owner on behalf of the Trust; and (ii) the Managing Owner undertakes to repay the advanced funds with interest to the Trust in cases in which it is not entitled to indemnification under this Section 4.7.

(d) The term “Managing Owner” as used only in this Section 4.7 shall include, in addition to the Managing Owner, any other Covered Person performing services on behalf of the Trust and acting within the scope of the Managing Owner’s authority as set forth in this Trust Agreement.

(e) In the event the Trust is made a party to any claim, dispute, demand or litigation or otherwise incurs any loss, liability, damage, cost or expense as a result of or in connection with any Limited Owner’s (or assignee’s) obligations or liabilities unrelated to Trust business, such Limited Owner (or assignees cumulatively) shall indemnify, defend, hold harmless, and reimburse the Trust for all such loss, liability, damage, cost and expense incurred, including attorneys’ and accountants’ fees.

SECTION 4.8 Expenses and Limitations Thereon.

(a) Organization and Offering Expenses.

(i) The Managing Owner or an Affiliate of the Managing Owner shall be responsible for the payment of all Organization and Offering Expenses as defined in Section 4.8(a)(ii).

(ii) Organization and Offering Expenses shall mean those expenses incurred in connection with the formation, qualification and registration of the Trust and the Units and in offering, distributing and processing the Units under applicable U.S. federal and state law, as applicable, and any other expenses actually incurred and, directly or indirectly, related to the organization of the Trust or the continuous offering of the Units, including, but not limited to, expenses such as: (i) initial and ongoing registration fees, filing fees, escrow fees and taxes, (ii) costs of preparing, printing (including typesetting), amending, supplementing, mailing and distributing the Registration Statement, the Exhibits thereto and the Prospectus during the Continuous Offering, (iii) the costs of qualifying, printing (including typesetting), amending, supplementing, mailing and distributing sales materials used in connection with the offering and issuance of the Units during the Continuous Offering, (iv) travel, telegraph, telephone and other expenses in connection with the offering and issuance of the Units during the Continuous Offering, (v) accounting, auditing and legal fees (including disbursements related thereto) incurred in connection therewith, and (vi) any extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any permitted indemnification associated therewith) related thereto.

(b) Routine Operational, Administrative and Other Ordinary and Extraordinary Fees and Expenses. All ongoing charges, costs and expenses of the Trust’s operation, including, but not limited to, the routine expenses associated with (i) preparation of monthly, quarterly, annual and other reports required by applicable U.S. federal and state regulatory authorities; (ii) Trust meetings and preparing, printing and mailing of proxy statements and reports to Unitholders; (iii) the payment of any distributions related to redemption of Units; (iv) routine services of the Trustee, legal counsel and independent accountants; (v) routine accounting and bookkeeping services, whether performed by an outside service provider or by Affiliates of the Managing Owner; (vi) postage and insurance; (vii) client relations and services; (viii) computer equipment and system maintenance; and (ix) required payments to any other service providers of the Trust pursuant to any applicable contract shall be billed to and/or paid by the Managing Owner. The Management Fee and extraordinary fees and expenses (including, but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto) shall be billed to and/or paid by the Trust. The Trust shall pay all its extraordinary fees and expenses (as defined in the next sentence), if any, of the Trust generally, if any, as determined by the Managing Owner. Extraordinary fees and expenses shall include, but not be limited to, fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses shall also include material expenses which are not currently anticipated obligations of the Trust or of managed futures trusts in general. Routine operational, administrative and other ordinary expenses will not be deemed extraordinary fees and expenses.

(c) Brokerage Commissions and Fees. The Trust shall pay to the Commodity Broker all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with its trading activities.

(d) The Managing Owner or any Affiliate of the Managing Owner may only be reimbursed for the actual cost to the Managing Owner or such Affiliate of any expenses which it advances on behalf of the Trust for which payment the Trust is responsible. In addition, payment to the Managing Owner or such Affiliate for indirect expenses incurred in performing services for the Trust in its capacity as the managing owner of the Trust, such as salaries and fringe benefits of officers and directors, rent or depreciation, utilities and other administrative items generally falling within the category of the Managing Owner’s “overhead,” is prohibited.

SECTION 4.9 Compensation of the Managing Owner. The Managing Owner shall be entitled to compensation for its services as managing owner of the Trust as set forth in the Prospectus (the “Management Fee”).

SECTION 4.10 Other Business of Unitholders. Except as otherwise specifically provided herein, any of the Unitholders and any shareholder, officer, director, employee or other person holding a legal or beneficial interest in an entity which is a Unitholder, may engage in or possess an interest in other business ventures of every nature and description, independently or with others, and the pursuit of such ventures, even if competitive with the business of the Trust, shall not be deemed wrongful or improper.

SECTION 4.11 Voluntary Withdrawal of the Managing Owner. The Managing Owner may withdraw voluntarily as the Managing Owner of the Trust only upon one hundred and twenty (120) days’ prior written notice to all Limited Owners and the Trustee. If the withdrawing Managing Owner is the last remaining Managing Owner, Limited Owners holding Units equal to at least a majority (over 50%) of the Net Asset Value (not including Units held by the Managing Owner) may vote to elect and appoint, effective as of a date on or prior to the withdrawal, a successor Managing Owner who shall carry on the business of the Trust. In the event of its removal or withdrawal, the Managing Owner shall be entitled to a redemption of its Units at the Net Asset Value. If the Managing Owner withdraws and a successor Managing Owner is named, the withdrawing Managing Owner shall pay all expenses as a result of its withdrawal.

SECTION 4.12 Authorization of Registration Statements. Each Limited Owner (or any permitted assignee thereof) hereby agrees that the Trust, the Managing Owner and the Trustee are authorized to execute, deliver and perform the agreements, acts, transactions and matters contemplated hereby or described in or contemplated by the Registration Statements on behalf of the Trust without any further act, approval or vote of the Limited Owners, notwithstanding any other provision of this Trust Agreement, the Delaware Trust Statute or any applicable law, rule or regulation.

SECTION 4.13 Litigation. The Managing Owner is hereby authorized to prosecute, defend, settle or compromise actions or claims at law or in equity as may be necessary or proper to enforce or protect the Trust’s interests. The Managing Owner shall satisfy any judgment, decree or decision of any court, board or authority having jurisdiction or any settlement of any suit or claim prior to judgment or final decision thereon, first, out of any insurance proceeds available therefor, next, out of the Trust’s assets and, thereafter, out of the assets (to the extent that it is permitted to do so under the various other provisions of this Agreement) of the Managing Owner.

ARTICLE V

TRANSFERS OF UNITS

SECTION 5.1 General Prohibition. A Limited Owner may not sell, assign, transfer or otherwise dispose of, or pledge, hypothecate or in any manner encumber any or all of his Units or any part of his right, title and interest in the capital or profits in the Trust except as permitted in this Article V and any act in violation of this Article V shall not be binding upon or recognized by the Trust (regardless of whether the Managing Owner shall have knowledge thereof), unless approved in writing by the Managing Owner.

SECTION 5.2 Transfer of Managing Owner’s General Units.

(a) Upon an Event of Withdrawal (as defined in Section 13.1(a)), the Units then owned by the Managing Owner shall be purchased by the Trust for a purchase price in cash equal to the Net Asset Value thereof. The Managing Owner will not cease to be a Managing Owner of the Trust merely upon the occurrence of its making an assignment for the benefit of creditors, filing a voluntary petition in bankruptcy, filing a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, filing an answer or other pleading admitting or failing to contest material allegations of a petition filed against it in any proceeding of this nature or seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator for itself or of all or any substantial part of its properties.

(b) Notwithstanding any other provisions of this Agreement to the contrary, the Managing Owner shall be permitted to transfer any Units it may own to any Person, whether or not an Affiliate of the Managing Owner, and/or to appoint a successor or additional Managing Owner, whether or not an Affiliate of the Managing Owner, at any time without restriction. Without limiting the foregoing, none of the transactions referenced in the preceding sentence shall be deemed to be a voluntary withdrawal for purposes of Section 4.11 or an Event of Withdrawal or assignment of Units for purposes of Sections 5.2(a) or 5.2(c).

(c) Upon assignment of all of its Units, the Managing Owner shall not cease (x) to be a Managing Owner of the Trust, or (y) to have the power to exercise any rights or powers as a Managing Owner, until the withdrawal of the Managing Owner and until one or more successor Managing Owners shall exist who will carry on the business of the Trust.

SECTION 5.3 Transfer of Limited Units. Beneficial Owners that are not DTC Participants may transfer Limited Units by instructing the DTC Participant or Indirect Participant holding the Limited Units for such Beneficial Owner in accordance with standard securities industry practice. Beneficial Owners that are DTC Participants may transfer Limited Units by instructing the Depository in accordance with the rules of the Depository and standard securities industry practice.

ARTICLE VI

CAPITAL ACCOUNTS; ALLOCATIONS

SECTION 6.1 Capital Accounts. The Trust shall maintain for each Unitholder (which includes beneficial owners of Units where information regarding the identity of such owner has been furnished to the Trust in accordance with section 6031(c) of the Code or any other method acceptable to the Managing Owner in its sole discretion) owning a Unit a separate Capital Account with respect to such Unit in accordance with the rules of Treasury Regulation section 1.704-1(b)(2)(iv). The initial balance of each Unitholder’s book capital account shall be the amount of its initial Capital Contribution. Such Capital Account shall be (i) increased by the amount of all Capital Contributions made with respect to the Unit and all items of income and gain with respect to the Trust computed and allocated to the Unitholder’s Units in accordance with this Trust Agreement and (ii) decreased by the amount of cash distributions made with respect to the Unit and all items of deduction and loss with respect to the Trust computed and allocated in accordance with this Trust Agreement.

(a) Consistent with the provisions of Treasury Regulation section 1.704-1(b)(2)(iv)(f), upon an issuance of additional Units with respect to the Trust for cash, the Capital Accounts of all Unitholders with respect to the Trust shall, immediately prior to such issuances, be adjusted (consistent with the provisions hereof) upwards or downwards to reflect any Unrealized Gain or Unrealized Loss attributable to Trust property, as if such Unrealized Gain or Unrealized Loss had been recognized upon an actual sale of each such property, immediately prior to such issuance, and had been allocated to its Unitholders at such time pursuant to Section 6.3.

(b) In accordance with Treasury Regulation section 1.704-1(b)(2)(iv)(f), immediately prior to the distribution of cash in redemption of all or a portion of a Unitholder’s Units, the capital accounts of all Unitholders with respect to the Trust shall, immediately prior to any such distribution, be adjusted (consistent with the provisions hereof) upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to the Trust property, as if such Unrealized Gain or Unrealized Loss had been recognized upon an actual sale of each property, immediately prior to such distribution, and had been allocated to the Unitholders at such time pursuant to Section 6.3.

SECTION 6.2 Periodic Closing of Books. Within forty-five (45) days after the end of each calendar month (or such other period as the Managing Owner may determine in its sole discretion) or such shorter period as required for the final closing of the books for the taxable year, the Trust shall conduct an interim closing of the books of the Trust as of the end of the last day of that calendar month (or such other period as the Managing Owner may determine in its sole discretion). On the basis of the closing of the books for each calendar month (or such other period as the Managing Owner may determine in its sole discretion), the Trust shall determine the amount of Profit and Loss of the Trust attributable to that calendar month (or such other period as the Managing Owner may determine in its sole discretion). Trust Profits and Losses shall be determined in accordance with the accounting methods followed by the Trust for U.S. federal income tax purposes.

SECTION 6.3 Periodic Allocations. All allocations to Unitholders of items included within the Trust’s Profits and Losses attributable to each calendar month (or such other periods as the Managing Owner may determine in its sole discretion) shall be allocated solely among the Unitholders recognized as Unitholders as of the close of the last trading day of the preceding month (or the last trading day of such other period as the Managing Owner may determine in its sole discretion) as follows:

(a) For purposes of maintaining the Capital Accounts and in determining the rights of the Unitholders among themselves, except as otherwise provided in this Article VI, each item of income, gain, loss and deduction shall be allocated among Unitholders in accordance with their respective Percentage Interests.

(b) If any Unitholder unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Trust income and gain shall be specially allocated to such Unitholder in an amount and manner sufficient to eliminate a deficit in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible. This Section 6.3(c) is intended to constitute a “qualified income offset” within the meaning of Treasury Regulation section 1.704-1(b)(2)(ii)(d).

(c) Notwithstanding any other provision of this Trust Agreement, upon or prior to the issuance of additional Units, the Managing Owner shall have the sole and complete discretion, without the approval of any other Unitholder, to amend any provision of this

Article VI in any manner, as is necessary, appropriate or advisable to comply with any current or future provisions of the Code or the Treasury Regulations or to implement the terms and conditions of any Units.

SECTION 6.4 Code Section 754 Adjustments. To the extent an adjustment to the tax basis of any Trust asset pursuant to Section 743(b) or 743(c) of the Code is required, pursuant to Treasury Regulation section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such item of gain or loss shall be specially allocated to the Unitholders in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such regulation. For purposes of computing the adjustments under section 743(b) of the Code, the Trust is authorized (but not required), in the Managing Owner’s sole and complete discretion, to adopt a convention whereby the price paid by a transferee of Units will be deemed to be the weighted average closing price of the Units of the Trust on the NYSE Arca during the calendar month in which such transfer is deemed to occur pursuant to Section 5.3 without regard to the actual price paid by the transferee (or any other convention as the Managing Owner may determine in its sole and complete discretion).

SECTION 6.5 Allocation of Profit and Loss for U.S. Federal Income Tax Purposes. Except as otherwise provided, each item of income, gain, loss, deduction and credit of the Trust shall be allocated among the Unitholders in accordance with their respective Percentage Interests.

(a) In an attempt to eliminate Book-Tax Disparities attributable to Adjusted Property, items of income, gain, and loss will be allocated for U.S. federal income tax purposes among the Unitholders as follows:

(i) Items attributable to an Adjusted Property will be allocated among the Unitholders in a manner consistent with the principles of section 704(c) of the Code to take into account the Unrealized Gain or Loss attributable to the property and the allocations thereof pursuant to Section 6.3(a) and (b).

(ii) Any items of income, gain, loss or deduction otherwise allocable under this Section 6.5 shall be subject to allocation by the Managing Owner in a manner designed to eliminate, to the maximum extent possible, Book-Tax Disparities in an Adjusted Property otherwise resulting from the application of the ceiling limitation under section 704(c) principles to the allocations provided under this Section.

(iii) Subject to this Section 6.5(a), any items of income, gain, loss or deduction otherwise allocable to the Managing Owner pursuant to Section 6.3(a) that constitutes the tax corollary of an item of “book” income, gain, loss or deduction that has been allocated to such other Unitholders pursuant to Section 6.3(b) shall be allocated to the other Unitholders in the same manner and to the same extent provided in this Section 6.5(a).

(iv) If any Unitholder unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation section 1.704-1(b)(2)(ii)(d), items of income and gain shall be specially allocated to such Unitholder in an amount and manner consistent with the allocations of income and gain pursuant to Section 6.3(c).

(b) The allocation of income and loss (and items thereof) for U.S. federal income tax purposes set forth in this Section 6.5 is intended to allocate taxable income and loss among Unitholders generally in the ratio and to the extent that net profit and net loss shall be allocated to such Unitholders under Section 6.3 so as to eliminate, to the extent possible, any disparity between a Unitholder’s book capital account and his tax capital account, consistent with the principles set forth in Sections 704(b) and (c)(2) of the Code.

(c) Notwithstanding this Section 6.5, if after taking into account any distributions to be made with respect to such Unit for the relevant period pursuant to Section 6.7 herein, any allocation would produce a deficit in the book capital account of a Unit, the portion of such allocation that would create such a deficit shall instead be allocated pro rata to the book capital accounts of all the remaining Unitholders in the Trust (subject to the same limitation).

SECTION 6.6 Effect of Section 754 Election. All items of income, gain, loss, deduction and credit recognized by the Trust for U.S. federal income tax purposes and allocated to Unitholders in the Trust in accordance with the provisions of this Trust Agreement shall be determined without regard to any election under section 754 of the Code which may be made by the Trust; provided, however, that such allocations, once made, shall be adjusted as necessary or appropriate to take into account those adjustments permitted or required by sections 734 or 743 of the Code.

SECTION 6.7 Allocation of Distributions. Initially, distributions shall be made by the Managing Owner, and the Managing Owner shall have sole discretion in determining the amount and frequency of distributions, other than redemptions, with respect to the Units; provided, however, that no distribution shall be made that violates the Delaware Trust Statute. The aggregate distributions made in a Fiscal Year (other than distributions on termination, which shall be allocated in the manner described in Article XIII) shall be allocated among the holders of record of Units in the ratio in which the number of Units held of record by each of them bears to the number of Units held of record by all of the Unitholders of the Trust as of the record date of such distribution; provided, further, however, that any distribution made in respect of a Unit shall not exceed the book capital account for such Unit.

SECTION 6.8 Admissions of Unitholders; Transfers. For purposes of this Article VI, items of the Trust’s income, gain, loss, deduction and credit attributable to a transferred Unit shall, for U.S. federal income tax purposes, be determined on an annual basis and prorated on a monthly basis (or other basis, as required or permitted by section 706 of the Code) and shall be allocated to such Unitholders who own the Units as of the close of the NYSE Arca on the last day of the month in which the transfer is recognized by the Trust; provided that, gain or loss on the sale or other disposition of all or a substantial portion of the assets of the Trust shall be allocated to the Unitholders who own Units as of the close of the NYSE Arca on the last day of the month in which such gain or loss is recognized for federal income tax purposes. The

Managing Owner may revise, alter or otherwise modify such methods of determination and allocation as it determines necessary, to the extent permitted by section 706 of the Code and the regulations or rulings promulgated thereunder.

SECTION 6.9 Liability for State and Local and Other Taxes. In the event that the Trust shall be separately subject to taxation by any state or local or by any foreign taxing authority, the Trust shall be obligated to pay such taxes to such jurisdiction. In the event that the Trust shall be required to make payments to any U.S. federal, state or local or any foreign taxing authority in respect of any Unitholder’s allocable share of income, the amount of such taxes shall be considered a loan by the Trust to such Unitholder, and such Unitholder shall be liable for, and shall pay to the Trust, any taxes so required to be withheld and paid over by the Trust within ten (10) days after the Managing Owner’s request therefor. Such Unitholder shall also be liable for (and the Managing Owner shall be entitled to redeem additional Units of the foreign Unitholder as necessary to satisfy) interest on the amount of taxes paid over by the Trust to the IRS or other taxing authority, from the date of the Managing Owner’s request for payment to the date of payment or the redemption, as the case may be, at the rate of two percent (2%) over the prime rate charged from time to time by Citibank, N.A. The amount, if any, payable by the Trust to the Unitholder in respect of its Units so redeemed, or in respect of any other actual distribution by the Trust to such Unitholder, shall be reduced by any obligations owed to the Trust by the Unitholder, including, without limitation, the amount of any taxes required to be paid over by the Trust to the IRS or other taxing authority and interest thereon as aforesaid. Amounts, if any, deducted by the Trust from any actual distribution or redemption payment to such Unitholder shall be treated as an actual distribution to such Unitholder for all purposes of this Trust Agreement.

SECTION 6.10 Consent to Methods. The methods set forth in this Article VI by which Distributions are made and items of Profit and Loss are allocated are hereby expressly consented to by each Unitholder as an express condition to becoming a Unitholder.

ARTICLE VII

REDEMPTIONS

SECTION 7.1 Redemption of Redemption Baskets. The following procedures, as supplemented by the more detailed procedures specified in the attachment to the Participant Agreement, which may be amended from time to time in accordance with the provisions of the Participant Agreement (and any such amendment will not constitute an amendment of this Trust Agreement), will govern the Trust with respect to the redemption of Redemption Baskets.

(a) On any Business Day, a Participant with respect to which a Participant Agreement is in full force and effect (as reflected on the list maintained by the Managing Owner pursuant to Section 3.2(a)(i)) may redeem one or more Redemption Baskets standing to the credit of the Participant on the records of the Depository by delivering a request for redemption to the Managing Owner (such request, a “Redemption Order”) in the manner specified in the procedures specified in the attachment to the Participant Agreement, as amended from time to time in accordance with the provisions of the Participant Agreement (and any such amendment will not constitute an amendment of this Agreement).

(b) To be effective, a Redemption Order must be submitted on a Business Day by the Order Cut-Off Time in form satisfactory to the Managing Owner (the Business Day on which the Redemption Order is so submitted, the “Redemption Order Date”). The Managing Owner shall reject any Redemption Order the fulfillment of which its counsel advises may be illegal under applicable laws and regulations, and the Managing Owner shall have no liability to any person for rejecting a Redemption Order in such circumstances.

(c) Subject to deduction of any tax or other governmental charges due thereon, the redemption distribution (“Redemption Distribution”) shall consist of cash in an amount equal to the product obtained by multiplying (i) the number of Redemption Baskets set forth in the relevant Redemption Order by (ii) the Net Asset Value Per Basket as of the closing time of the Exchange or the last to close of the exchanges on which any of the Index Commodities is traded, whichever is later, on the Redemption Order Date.

(d) Within three Business Days immediately following the Redemption Order Date (the “Redemption Settlement Time”), if the Managing Owner’s account at the Depository has by such time as provided in the Participant Agreement, on such day been credited with the Redemption Baskets being tendered for redemption and the Managing Owner has by such time received the Transaction Fee, the Managing Owner shall deliver the Redemption Distribution through the Depository to the account of the Participant as recorded on the book entry system of the Depository. If by such Redemption Settlement Time the Managing Owner has not received from a redeeming Participant all Redemption Baskets comprising the Redemption Order, the Managing Owner will (i) settle the Redemption Order to the extent of whole Redemption Baskets received from the Participant and (ii) keep the redeeming Participant’s Redemption Order open until such time as provided in the Participant Agreement, on the first Business Day following the Redemption Settlement Date as to the balance of the Redemption Order (such balance, the “Suspended Redemption Order”). If the Redemption Basket(s) comprising the Suspended Redemption Order are credited to the Managing Owner’s account at the Depository by such time as provided in the Participant Agreement, on such following Business Day, the Redemption Distribution with respect to the Suspended Redemption Order shall be paid in the manner provided in the second preceding sentence. If by such Redemption Settlement Time the Managing Owner has not received from the redeeming Participant all Redemption Baskets comprising the Suspended Redemption Order, the Managing Owner will settle the Suspended Redemption Order to the extent of whole Redemption Baskets then received and any balance of the Suspended Redemption will be cancelled. Notwithstanding the foregoing, when and under such conditions as the Managing Owner may from time to time determine, the Managing Owner shall be authorized to deliver the Redemption Distribution notwithstanding that a Redemption Basket has not been credited to the Trust’s account at the Depository if the Participant has collateralized its obligation to deliver the Redemption Basket on such terms as the Managing Owner may, in its sole discretion, from time to time agree.

(e) The Managing Owner may, in its discretion, suspend the right of redemption, or postpone the Redemption Settlement Date, (i) for any period during which the Exchange is closed other than customary weekend or holiday closings, or trading is suspended or restricted; (ii) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of the Trust’s assets is not reasonably practicable; or (iii) for such other period as the Managing Owner determines to be necessary for the protection of Beneficial Owners. The Managing Owner is not liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

(f) Redemption Baskets effectively redeemed pursuant to the provisions of this Section 7.1 shall be cancelled by the Trust in accordance with the Depository’s procedures.

SECTION 7.2 Other Redemption Procedures. The Managing Owner from time to time may, but shall have no obligation to, establish procedures with respect to redemption of Limited Units in lot sizes smaller than the Redemption Basket and permitting the Redemption Distribution to be in a form, and delivered in a manner, other than that specified in Section 7.1.

ARTICLE VIII

THE LIMITED OWNERS

SECTION 8.1 No Management or Control; Limited Liability; Exercise of Rights through DTC. The Limited Owners shall not participate in the management or control of the Trust’s business nor shall they transact any business for the Trust or have the power to sign for or bind the Trust, said power being vested solely and exclusively in the Managing Owner. Except as provided in Section 8.3 hereof, no Limited Owner shall be bound by, or be personally liable for, the expenses, liabilities or obligations of the Trust in excess of his Capital Contribution plus his share of any Trust Estate in which such Limited Owner owns a Unit and profits remaining, if any. Except as provided in Section 8.3 hereof, each Limited Unit owned by a Limited Owner shall be fully paid and no assessment shall be made against any Limited Owner. No salary shall be paid to any Limited Owner in his capacity as a Limited Owner, nor shall any Limited Owner have a drawing account or earn interest on his contribution. By the purchase and acceptance or other lawful delivery and acceptance of Limited Units, each Beneficial Owner shall be deemed to be a Limited Owner and beneficiary of the Trust and vested with beneficial undivided interest in the Trust to the extent of the Limited Units owned beneficially by such Beneficial Owner, subject to the terms and conditions of this Trust Agreement. The rights of Beneficial Owners under this Trust Agreement must be exercised by DTC Participants, or Indirect Participants, as applicable, acting on their behalf in accordance with the rules and procedures of the Depository, as provided in Section 3.3.

SECTION 8.2 Rights and Duties. The Limited Owners shall have the following rights, powers, privileges, duties and liabilities:

(a) The Limited Owners shall have the right to obtain from the Managing Owner information on all things affecting the Trust, provided that such is for a purpose reasonably related to the Limited Owner’s interest as a beneficial owner of the Trust, including, without limitation, such reports as are set forth in Article IX and the list of Participants contemplated by Section 3.2(a)(i). In the event that the Managing Owner neglects or refuses to produce or mail to a Limited Owner a copy of the list of Participants contemplated by Section 3.2(a)(i), the Managing Owner shall be liable to such Limited Owner for the costs, including reasonable attorney’s fees, incurred by such Limited Owner to compel the production of such information, and for any actual damages suffered by such Limited Owner as a result of such refusal or neglect; provided, however, it shall be a defense of the Managing Owner that the actual purpose of the Limited Owner’s request for such information was not reasonably related to the Limited Owner’s interest as a beneficial owner in the Trust (e.g., to secure such information in order to sell it, or to use the same for a commercial purpose unrelated to the participation of such Limited Owner in the Trust). The foregoing rights are in addition to, and do not limit, other remedies available to Limited Owners under U.S. federal or state law.

(b) The Limited Owners shall receive the share of the distributions provided for in this Trust Agreement in the manner and at the times provided for in this Trust Agreement.

(c) Except for the Limited Owners’ redemption rights set forth in Article VII hereof, Limited Owners shall have the right to demand the return of their Capital Account only upon the dissolution and winding up of the Trust and only to the extent of funds available therefor. In no event shall a Limited Owner be entitled to demand or receive property other than cash. No Limited Owner shall have priority over any other Limited Owner either as to the return of capital or as to profits, losses or distributions. No Limited Owner shall have the right to bring an action for partition against the Trust.

(d) Limited Owners holding Units representing at least a majority (over 50%) in Net Asset Value (not including Units held by the Managing Owner and its Affiliates) may vote to (i) continue the Trust as provided in Section 13.1(a), (ii) remove the Managing Owner on prior written notice to the Managing Owner, (iii) elect and appoint one or more additional Managing Owners, (iv) approve a material change in the trading policies, as set forth in the Prospectus, which change shall not be effective without the prior written approval of such majority, (v) approve the termination of any agreement entered into between the Trust and the Managing Owner or any Affiliate of the Managing Owner for any reason, without penalty, on prior written notice to the Managing Owner, (vi) approve amendments to this Trust Agreement as set forth in Section 11.1 hereof, and (vii) terminate the Trust as provided in Section 13.1(e), and in the case of (ii), (iii), (iv), and (v) in each instance on 10 days’ prior written notice.

(e) Certain K-1 Unitholders representing at least a majority (over 50%) in Net Asset Value (not including Units held by the Managing Owner and its Affiliates) may vote to (i) remove the Tax Agent on prior written notice to the Managing Owner, and (ii) designate a replacement Tax Agent on prior written notice to the Managing Owner, in each instance on 10 days’ prior written notice.

Except as set forth above, the Limited Owners shall have no voting or other rights with respect to the Trust.

SECTION 8.3 Limitation on Liability.

(a) Except as provided in Sections 4.7(f), and 6.9 hereof, and as otherwise provided under Delaware law, the Limited Owners shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of Delaware and no Limited Owner shall be liable for claims against, or debts of the Trust in excess of his Capital Contribution and his share of the Trust Estate and undistributed profits, except in the event that the liability is founded upon misstatements or omissions contained in such Limited Owner’s Participant Agreement delivered in connection with his purchase of Units. In addition, and subject to the exceptions set forth in the immediately preceding sentence, the Trust shall not make a claim against a Limited Owner with respect to amounts distributed to such Limited Owner or amounts received by such Limited Owner upon redemption unless, under Delaware law, such Limited Owner is liable to repay such amount.

(b) The Trust shall indemnify to the full extent permitted by law and the other provisions of this Agreement, and to the extent of the applicable Trust Estate, each Limited Owner against any claims of liability asserted against such Limited Owner solely because he is a beneficial owner of one or more Units as a Limited Owner (other than for taxes for which such Limited Owner is liable under Section 6.2 hereof).

(c) Every written note, bond, contract, instrument, certificate or undertaking made or issued by the Managing Owner shall give notice to the effect that the same was executed or made by or on behalf of the Trust and that the obligations of such instrument are not binding upon the Limited Owners individually but are binding only upon the assets and property of the Trust, and no resort shall be had to the Limited Owners’ personal property for satisfaction of any obligation or claim thereunder, and appropriate references may be made to this Trust Agreement and may contain any further recital which the Managing Owner deems appropriate, but the omission thereof shall not operate to bind the Limited Owners individually or otherwise invalidate any such note, bond, contract, instrument, certificate or undertaking. Nothing contained in this Section 8.3 shall diminish the limitation on the liability of the Trust to the extent set forth in Section 3.4 and 3.5 hereof.

ARTICLE IX

BOOKS OF ACCOUNT AND REPORTS

SECTION 9.1 Books of Account. Proper books of account for the Trust shall be kept and shall be audited annually by an independent certified public accounting firm selected by the Managing Owner in its sole discretion, and there shall be entered therein all transactions, matters and things relating to the Trust’s business as are required by the CE Act and regulations promulgated thereunder, and all other applicable rules and regulations, and as are usually entered into books of account kept by Persons engaged in a business of like character. The books of account shall be kept at the principal office of the Trust and each Limited Owner (or any duly constituted designee of a Limited Owner) shall have, at all times during normal business hours, free access to and the right to inspect and copy the same for any purpose reasonably related to the Limited Owner’s interest as a beneficial owner of the Trust, including such access as is required under CFTC rules and regulations. Such books of account shall be kept, and the Trust shall report its Profits and Losses on, the accrual method of accounting for financial accounting purposes on a Fiscal Year basis as described in Article X.

SECTION 9.2 Annual Reports and Monthly Statements. Each Limited Owner shall be furnished as of the end of each month and as of the end of each Fiscal Year with (i) such reports (in such detail) as are required to be given to Limited Owners by the CFTC and the NFA subject to, as applicable, either (y) certain relief granted by the CFTC, or (z) pursuant to the applicable rules and regulations of the CFTC, (ii) any other reports (in such detail) required to be given to Limited Owners by any other governmental authority which has jurisdiction over the activities of the Trust and (iii) any other reports or information which the Managing Owner, in its discretion, determines to be necessary or appropriate.

(a) The Limited Owners will have access to periodic reports filed with the SEC by the Managing Owner on behalf of the Trust. The Managing Owner will file (i) the Quarterly Reports on Form 10-Q, filed for the first three quarters of each fiscal year; (ii) the Annual Reports on Form 10-K, filed at end of each fiscal year; and (iii) Current Reports on Form 8-K, which will be filed as necessary to announce material events not disclosed in either Form 10-Q or 10-K.

SECTION 9.3 Tax Information. Appropriate tax information (adequate to enable each Limited Owner to complete and file its U.S. federal tax return) shall be delivered to each Limited Owner as soon as practicable following the end of each Fiscal Year but generally no later than March 15.

SECTION 9.4 Calculation of Net Asset Value. Net Asset Value shall be calculated at such times as the Managing Owner shall determine from time to time.

SECTION 9.5 Maintenance of Records. The Managing Owner shall maintain: (a) for a period of at least six Fiscal Years all books of account required by Section 9.1 hereof; a list of the names and last known address of, and number of Units owned by, all Unitholders, a copy of the Certificate of Trust and all certificates of amendment thereto, together with executed copies of any powers of attorney pursuant to which any certificate has been executed; copies of the Trust’s U.S. federal, state and local income tax returns and reports, if any; and (b) for a period of at least six Fiscal Years copies of any effective written Trust Agreements, Participant Agreements, including any amendments thereto, and any financial statements of the Trust. The Managing Owner may keep and maintain the books and records of the Trust in paper, magnetic, electronic or other format at the Managing Owner may determine in its sole discretion, provided the Managing Owner uses reasonable care to prevent the loss or destruction of such records.

SECTION 9.6 Certificate of Trust. Except as otherwise provided in the Delaware Trust Statute or this Trust Agreement, the Managing Owner shall not be required to mail a copy of any Certificate of Trust filed with the Secretary of State of the State of Delaware to each Limited Owner; however, such certificates shall be maintained at the principal office of the Trust and shall be available for inspection and copying by the Limited Owners in accordance with this Trust Agreement.

ARTICLE X

FISCAL YEAR

SECTION 10.1 Fiscal Year. The Fiscal Year shall begin on the 1st day of January and end on the 31st day of December of each year. The first Fiscal Year of the Trust shall commence on the date of filing of the Certificate of Trust and end on the 31st day of December 2005. If, after commencement of operations, applicable tax rules require the Trust to adopt a taxable year other than the calendar year, the term “Fiscal Year” for the Trust shall mean such other taxable year as required by Code Section 706 or an alternative taxable year chosen by the Managing Owner which has been approved by the Internal Revenue Service. The Fiscal Year in which the Trust shall terminate shall end on the date of such termination.

ARTICLE XI

AMENDMENT OF TRUST AGREEMENT; MEETINGS

SECTION 11.1 Amendments to the Trust Agreement.

(a) Amendments to this Trust Agreement may be proposed by the Managing Owner or by Limited Owners holding Units equal to at least 10% of the Net Asset Value of the Trust. Following such proposal, the Managing Owner shall submit to the Limited Owners a verbatim statement of any proposed amendment, and statements concerning the legality of such amendment and the effect of such amendment on the limited liability of the Limited Owners. The Managing Owner shall include in any such submission its recommendations as to the proposed amendment. The amendment shall become effective only upon the written approval or affirmative vote of Limited Owners holding Units (excluding Units held by the Managing Owner and its Affiliates) equal to at least a majority (over 50%) of the Net Asset Value (excluding Units held by the Managing Owner and its Affiliates) of the Trust or such higher percentage as may be required by applicable law. Notwithstanding the foregoing, where any action taken or authorized pursuant to any provision of this Trust Agreement requires the approval or affirmative vote of Limited Owners holding a greater interest in Limited Units than is required to amend this Trust Agreement under this Section 11.1, and/or the approval or affirmative vote of the Managing Owner, an amendment to such provision(s) shall be effective only upon the written approval or affirmative vote of the minimum number of Unitholders which would be required to take or authorize such action, or as may otherwise be required by applicable law. In addition, except as otherwise provided below, reduction of the capital account of any assignee or modification of the percentage of Profits, Losses or distributions to which an assignee is entitled hereunder shall not be affected by amendment to this Trust Agreement without such assignee’s approval.

(b) Notwithstanding any provision to the contrary contained in Section 11.1(a) hereof, the Managing Owner may, without the approval of the Limited Owners, make such amendments to this Trust Agreement which (i) are necessary to add to the representations, duties or obligations of the Managing Owner or surrender any right or power granted to the Managing Owner herein, for the benefit of the Limited Owners, (ii) are necessary to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or in the Prospectus, or to make any other provisions with respect to matters or questions arising under this Trust Agreement or the Prospectus which will not be inconsistent with the provisions of the Trust Agreement or the Prospectus, or (iii) the Managing Owner deems advisable, provided, however, that no amendment shall be adopted pursuant to this clause (iii) unless the adoption thereof (A) is not adverse to the interests of the Limited Owners; (B) is consistent with Section 4.1 hereof; (C) except as otherwise provided in Section 11.1(c) below, does not affect the allocation of Profits and Losses among the Limited Owners or between the Limited Owners and the Managing Owner; and (D) does not adversely affect the limitations on liability of the Limited Owners, as described in Article VIII hereof or the status of the Trust as a partnership for U.S. federal income tax purposes. Amendments to this Trust Agreement that (i) adversely affect the rights of Limited Owners, (ii) relate to the dissolution of the Trust pursuant to Section 13.1(f) below, or (iii) relate to any material changes in the Trust’s basic investment policies or structure shall occur only upon the written approval or affirmative vote of Limited Owners holding Units equal to at least a majority (over 50%) of the Net Asset Value (excluding Units held by the Managing Owner and its Affiliates) pursuant to Section 11.1(a) above.

(c) Notwithstanding any provision to the contrary contained in Sections 11.1(a) and (b) hereof, the Managing Owner may, without the approval of the Limited Owners, amend the provisions of this Trust Agreement if the Trust is advised at any time by the Trust’s accountants or legal counsel that the amendments made are necessary to ensure that the Trust’s status as a partnership will be respected for U.S. federal income tax purposes.

(d) Upon amendment of this Trust Agreement, the Certificate of Trust shall also be amended, if required by the Delaware Trust Statute, to reflect such change.

(e) No amendment shall be made to this Trust Agreement without the consent of the Trustee if it reasonably believes that such amendment adversely affects any of the rights, duties or liabilities of the Trustee; provided, however, that the Trustee may not withhold its consent for any action which the Limited Owners are permitted to take under Section 8.2(d) above. At the expense of the Managing Owner, the Trustee shall execute and file any amendment to the Certificate of Trust if so directed by the Managing Owner or if such amendment is required in the opinion of the Trustee.

(f) The Trustee shall be under no obligation to execute any amendment to the Trust Agreement or to any agreement to which the Trust is a party until it has received an instruction letter from the Managing Owner, in form and substance reasonably satisfactory to the Trustee (i) directing the Trustee to execute such amendment, (ii) representing and warranting to the Trustee that such execution is authorized and permitted by the terms of the Trust Agreement and (if applicable) such other agreement to which the Trust is a party and does not conflict with or violate any other agreement to which the Trust is a party and (iii) confirming that such execution and acts related thereto are covered by the indemnity provisions of the Trust Agreement in favor of the Trustee.

(g) No provision of this Agreement may be amended, waived or otherwise modified orally but only by a written instrument adopted in accordance with this Section.

SECTION 11.2 Meetings of the Trust. Meetings of the Unitholders may be called by the Managing Owner and will be called by it upon the written request of Limited Owners holding Units equal to at least 10% of the Net Asset Value of the Trust. Such call for a meeting shall be deemed to have been made upon the receipt by the Managing Owner of a written request from the requisite percentage of Limited Owners. The Managing Owner shall deposit in the United States mails, within 15 days after receipt of said request, written notice to all Unitholders thereof of the meeting and the purpose of the meeting, which shall be held on a date, not less than 30 nor more than 60 days after the date of mailing of said notice, at a reasonable time and place. Any notice of meeting shall be accompanied by a description of the action to be taken at the meeting and an opinion of independent counsel as to the effect of such proposed action on the liability of Limited Owners for the debts of the Trust. Unitholders may vote in person or by proxy at any such meeting.

SECTION 11.3 Action Without a Meeting. Any action required or permitted to be taken by Unitholders by vote may be taken without a meeting by written consent setting forth the actions so taken. Such written consents shall be treated for all purposes as votes at a meeting. If the vote or consent of any Unitholder to any action of the Trust or any Unitholder, as contemplated by this Trust Agreement, is solicited by the Managing Owner, the solicitation shall be effected by notice to each Unitholder given in the manner provided in Section 15.4. The vote or consent of each Unitholder so solicited shall be deemed conclusively to have been cast or granted as requested in the notice of solicitation, whether or not the notice of solicitation is actually received by that Unitholder, unless the Unitholder expresses written objection to the vote or consent by notice given in the manner provided in Section 15.4 below and actually received by the Trust within 20 days after the notice of solicitation is effected. The Managing Owner and all persons dealing with the Trust shall be entitled to act in reliance on any vote or consent which is deemed cast or granted pursuant to this Section and shall be fully indemnified by the Trust in so doing. Any action taken or omitted in reliance on any such deemed vote or consent of one or more Unitholders shall not be void or voidable by reason of timely communication made by or on behalf of all or any of such Unitholders in any manner other than as expressly provided in Section 15.4.

ARTICLE XII

TERM

SECTION 12.1 Term. The term for which the Trust is to exist shall commence on the date of the filing of the Certificate of Trust and shall be perpetual, unless terminated pursuant to the provisions of Article XIII hereof or as otherwise provided by law.

ARTICLE XIII

TERMINATION

SECTION 13.1 Events Requiring Dissolution of the Trust. The Trust shall dissolve at any time upon the happening of any of the following events:

(a) The filing of a certificate of dissolution or revocation of the Managing Owner’s charter (and the expiration of 90 days after the date of notice to the Managing Owner of revocation without a reinstatement of its charter) or upon the withdrawal, removal, adjudication or admission of bankruptcy or insolvency of the Managing Owner (each of the foregoing events an “Event of Withdrawal”) unless (i) at the time there is at least one remaining Managing Owner and that remaining Managing Owner carries on the business of the Trust or (ii) within 90 days of such Event of Withdrawal all the remaining Unitholders agree in writing to continue the business of the Trust and to select, effective as of the date of such event, one or more successor Managing Owners. If the Trust is terminated as the result of an Event of Withdrawal and a failure of all remaining Unitholders to continue the business of the Trust and to appoint a successor Managing Owner as provided in clause (a)(ii) above, within 120 days of such Event of Withdrawal, Limited Owners holding Units representing at least a majority (over 50%) of the Net Asset Value (not including Units held by the Managing Owner and its Affiliates) may elect to continue the business of the Trust by forming a new statutory trust (the “Reconstituted

Trust”) on the same terms and provisions as set forth in this Trust Agreement (whereupon the parties hereto shall execute and deliver any documents or instruments as may be necessary to reform the Trust). Any such election must also provide for the election of a Managing Owner to the Reconstituted Trust. If such an election is made, all Limited Owners of the Trust shall be bound thereby and continue as Limited Owners of the Reconstituted Trust.

(b) The occurrence of any event which would make unlawful the continued existence of the Trust.

(c) In the event of the suspension, revocation or termination of the Managing Owner’s registration as a commodity pool operator or commodity trading advisor under the CE Act, or membership as a commodity pool operator or commodity trading advisor with the NFA (if, in either case, such registration is required under the CE Act or the rules promulgated thereunder) unless at the time there is at least one remaining Managing Owner whose registration or membership has not been suspended, revoked or terminated.

(d) The Trust becomes insolvent or bankrupt.

(e) The Limited Owners holding Units representing at least a majority (over 50%) of the Net Asset Value (which excludes the Units of the Managing Owner) vote to dissolve the Trust, notice of which is sent to the Managing Owner not less than ninety (90) Business Days prior to the effective date of termination.

(f) The determination of the Managing Owner that the aggregate net assets of the Trust in relation to the operating expenses of the Trust make it unreasonable or imprudent to continue the business of the Trust, or, in the exercise of its reasonable discretion, the determination by the Managing Owner to dissolve the Trust because the aggregate Net Asset Value of the Trust as of the close of business on any Business Day declines below $10 million.

(g) The Trust is required to be registered as an investment company under the Investment Company Act of 1940.

(h) DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.

The death, legal disability, bankruptcy, insolvency, dissolution, or withdrawal of any Limited Owner (as long as such Limited Owner is not the sole Limited Owner of the Trust) shall not result in the termination of the Trust, and such Limited Owner, his estate, custodian or personal representative shall have no right to withdraw or value such Limited Owner’s Units. Each Limited Owner (and any assignee thereof) expressly agrees that in the event of his death, he waives on behalf of himself and his estate, and he directs the legal representative of his estate and any person interested therein to waive the furnishing of any inventory, accounting or appraisal of the assets of the Trust and any right to an audit or examination of the books of the Trust, except for such rights as are set forth in Article IX hereof relating to the Books of Account and reports of the Trust.

SECTION 13.2 Distributions on Dissolution. Upon the dissolution of the Trust, the Managing Owner (or in the event there is no Managing Owner, such person (the “Liquidating Trustee”) as the majority in interest of the Limited Owners may propose and approve) shall take full charge of the Trust Estate. Any Liquidating Trustee so appointed shall have and may exercise, without further authorization or approval of any of the parties hereto, all of the powers conferred upon the Managing Owner under the terms of this Trust Agreement, subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, and provided that the Liquidating Trustee shall not have general liability for the acts, omissions, obligations and expenses of the Trust. Thereafter, in accordance with Section 3808(e) of the Delaware Trust Statute, the business and affairs of the Trust shall be wound up and all assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order of priority: to the expenses of liquidation and termination and to creditors, including Unitholders who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Trust (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for distributions to Unitholders, and (b) to the Managing Owner and each Limited Owner pro rata in accordance with his positive book capital account balance, less any amount owing by such Unitholder, after giving effect to all adjustments made pursuant to Article VI and all distributions theretofore made to the Unitholders pursuant to Article VI.

SECTION 13.3 Termination; Certificate of Cancellation. Following the dissolution and distribution of the assets of the Trust, the Trust shall terminate and Managing Owner or Liquidating Trustee, as the case may be, shall instruct the Trustee to execute and cause a certificate of cancellation of the Certificate of Trust to be filed in accordance with the Delaware Trust Statute. Notwithstanding anything to the contrary contained in this Trust Agreement, the existence of the Trust as a separate legal entity shall continue until the filing of such certificate of cancellation.

ARTICLE XIV

POWER OF ATTORNEY

SECTION 14.1 Power of Attorney Executed Concurrently. Concurrently with the written acceptance and adoption of the provisions of this Trust Agreement, each Limited Owner shall execute and deliver to the Managing Owner a Power of Attorney as part of the Purchase Order Subscription Agreement, or in such other form as may be prescribed by the Managing Owner. Each Limited Owner, by its execution and delivery hereof, irrevocably constitutes and appoints the Managing Owner and its officers and directors, with full power of substitution, as the true and lawful attorney-in-fact and agent for such Limited Owner with full power and authority to act in his name and on his behalf in the execution, acknowledgment, filing and publishing of Trust documents, including, but not limited to, the following:

(a) Any certificates and other instruments, including but not limited to, any applications for authority to do business and amendments thereto, which the Managing Owner deems appropriate to qualify or continue the Trust as a business or statutory trust in the jurisdictions in which the Trust may conduct business, so long as such qualifications and continuations are in accordance with the terms of this Trust Agreement or any amendment hereto, or which may be required to be filed by the Trust or the Unitholders under the laws of any jurisdiction;

(b) Any instrument which may be required to be filed by the Trust under the laws of any state or by any governmental agency, or which the Managing Owner deems advisable to file; and

(c) This Trust Agreement and any documents which may be required to effect an amendment to this Trust Agreement approved under the terms of the Trust Agreement, and the continuation of the Trust, the admission of the signer of the Power of Attorney as a Limited Owner or of others as additional or substituted Limited Owners, or the termination of the Trust, provided such continuation, admission or termination is in accordance with the terms of this Trust Agreement.

SECTION 14.2 Effect of Executing and Submitting the Purchase Order Subscription Agreement. By executing and submitting the Purchase Order Subscription Agreement, each Limited Owner has agreed to concurrently grant the following power of attorney to the Managing Owner (the “Power of Attorney”) which:

(a) Is a special, irrevocable Power of Attorney coupled with an interest, and shall survive and not be affected by the death, disability, dissolution, liquidation, termination or incapacity of the Limited Owner;

(b) May be exercised by the Managing Owner for each Limited Owner by a facsimile signature of one of its officers or by a single signature of one of its officers acting as attorney-in-fact for all of them; and

(c) Shall survive the delivery of an assignment by a Limited Owner of the whole or any portion of his Limited Units; except that where the assignee thereof has been approved by the Managing Owner for admission to the Trust as a substituted Limited Owner, the Power of Attorney of the assignor shall survive the delivery of such assignment for the sole purpose of enabling the Managing Owner to execute, acknowledge and file any instrument necessary to effect such substitution.

Each Limited Owner agrees to be bound by any representations made by the Managing Owner and by any successor thereto, determined to be acting in good faith pursuant to such Power of Attorney and not constituting negligence or misconduct.

SECTION 14.3 Limitation on Power of Attorney. The Power of Attorney concurrently granted by each Limited Owner to the Managing Owner shall not authorize the Managing Owner to act on behalf of Limited Owners in any situation in which this Trust Agreement requires the approval of Limited Owners unless such approval has been obtained as required by this Trust Agreement. In the event of any conflict between this Trust Agreement and any instruments filed by the Managing Owner or any new Managing Owner pursuant to this Power of Attorney, this Trust Agreement shall control.

ARTICLE XV

MISCELLANEOUS

SECTION 15.1 Governing Law. The validity and construction of this Trust Agreement and all amendments hereto shall be governed by the laws of the State of Delaware, and the rights of all parties hereto and the effect of every provision hereof shall be subject to and construed according to the laws of the State of Delaware without regard to the conflict of laws provisions thereof; provided, however, that causes of action for violations of U.S. federal or state securities laws shall not be governed by this Section 15.1, and provided, further, that the parties hereto intend that the provisions hereof shall control over any contrary or limiting statutory or common law of the State of Delaware (other than the Delaware Trust Statute) and that, to the maximum extent permitted by applicable law, there shall not be applicable to the Trust, the Trustee, the Managing Owner, the Unitholders or this Trust Agreement any provision of the laws (statutory or common) of the State of Delaware (other than the Delaware Trust Statute) pertaining to trusts which relate to or regulate in a manner inconsistent with the terms hereof: (a) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (b) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust, (c) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (d) fees or other sums payable to trustees, officers, agents or employees of a trust, (e) the allocation of receipts and expenditures to income or principal, (f) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (g) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees or managers that are inconsistent with the limitations on liability or authorities and powers of the Trustee or the Managing Owner set forth or referenced in this Trust Agreement. Section 3540 of Title 12 of the Delaware Code shall not apply to the Trust. The Trust shall be of the type commonly called a “statutory trust,” and without limiting the provisions hereof, the Trust may exercise all powers that are ordinarily exercised by such a statutory trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to statutory trusts and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

SECTION 15.2 Provisions In Conflict With Law or Regulations

(a) The provisions of this Trust Agreement are severable, and if the Managing Owner shall determine, with the advice of counsel, that any one or more of such provisions (the “Conflicting Provisions”) are in conflict with the Code, the Delaware Trust Statute or other applicable U.S. federal or state laws, the Conflicting Provisions shall be deemed never to have constituted a part of this Trust Agreement, even without any amendment of this Trust Agreement pursuant to this Trust Agreement; provided, however, that such determination by the Managing Owner shall not affect or impair any of the remaining provisions of this Trust Agreement or render invalid or improper any action taken or omitted prior to such determination. No Managing Owner or Trustee shall be liable for making or failing to make such a determination.

(b) If any provision of this Trust Agreement shall be held invalid or unenforceable in any jurisdiction, such holding shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Trust Agreement in any jurisdiction.

SECTION 15.3 Construction. In this Trust Agreement, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include all genders. The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of this Trust Agreement.

SECTION 15.4 Notices. All notices or communications under this Trust Agreement (other than requests for redemption of Units, notices of assignment, transfer, pledge or encumbrance of Units, and reports and notices by the Managing Owner to the Limited Owners) shall be in writing and shall be effective upon personal delivery, or if sent by mail, postage prepaid, or if sent electronically, by facsimile or by overnight courier; and addressed, in each such case, to the address set forth in the books and records of the Trust or such other address as may be specified in writing, of the party to whom such notice is to be given, upon the deposit of such notice in the United States mail, upon transmission and electronic confirmation thereof or upon deposit with a representative of an overnight courier, as the case may be. Requests for redemption, notices of assignment, transfer, pledge or encumbrance of Units shall be effective upon timely receipt by the Managing Owner in writing.

SECTION 15.5 Counterparts. This Trust Agreement may be executed in several counterparts, and all so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all the parties are not signatory to the original or the same counterpart.

SECTION 15.6 Binding Nature of Trust Agreement. The terms and provisions of this Trust Agreement shall be binding upon and inure to the benefit of the heirs, custodians, executors, estates, administrators, personal representatives, successors and permitted assigns of the respective Unitholders. For purposes of determining the rights of any Unitholder or assignee hereunder, the Trust and the Managing Owner may rely upon the Trust records as to who are Unitholders and permitted assignees, and all Unitholders and assignees agree that the Trust and the Managing Owner, in determining such rights, shall rely on such records and that Limited Owners and assignees shall be bound by such determination.

SECTION 15.7 No Legal Title to Trust Estate. Subject to the provisions of Section 1.8 in the case of the Managing Owner, the Unitholders shall not have legal title to any part of the Trust Estate.

SECTION 15.8 Creditors. No creditors of any Unitholders shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to the Trust Estate.

SECTION 15.9 Integration. This Trust Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

SECTION 15.10 Goodwill; Use of Name. No value shall be placed on the name or goodwill of the Trust, which shall belong exclusively to Invesco PowerShares Capital Management LLC.

IN WITNESS WHEREOF, the undersigned have duly executed this Fifth Amended and Restated Declaration of Trust and Trust Agreement as of the day and year first above written.

WILMINGTON TRUST COMPANY,
as Trustee

By:	/s/ Christopher J. Slaybaugh

Name: Christopher J. Slaybaugh

Title: Vice President

INVESCO POWERSHARES CAPITAL MANAGEMENT LLC,
as Managing Owner

By:	/s/ Anna Paglia

Name: Anna Paglia

Title: Head of Legal

By:	/s/ John Zerr

Name: John Zerr

Title: Chief Legal Officer

All Limited Owners now and hereafter admitted as
Limited Owners of the Trust and reflected in the
records maintained by the Depository, the DTC
Participants or the Indirect Participants, as the case
may be, as Limited Owners from time to time,
pursuant to powers of attorney now and hereafter
executed in favor of, and granted and delivered to,
the Managing Owner by each of the Limited Owners

INVESCO POWERSHARES CAPITAL MANAGEMENT LLC,
as attorney-in-fact

By:	/s/ Anna Paglia

Name: Anna Paglia

Title: Head of Legal

By:	/s/ John Zerr

Name: John Zerr

Title: Chief Legal Officer

EXHIBIT A

CERTIFICATE OF TRUST AND CERTIFICATES OF AMENDMENTS TO THE

CERTIFICATE OF

TRUST

CERTIFICATE OF TRUST
OF
DB COMMODITY INDEX TRACKING FUND

THIS Certificate of Trust of DB Commodity Index Tracking Fund (the "Trust") is being duly executed and filed on behalf of the Trust by the undersigned, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.) (the "Act").

1. Name. The name of the statutory trust formed by this Certificate of Trust is DB Commodity Index Tracking Fund.

2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are Wilmington Trust Company, 1100 North Market Street, Wilmington, DE 19890.

3. Effective Date. This Certificate of Trust shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee of the Trust

By: ______________________
Name: Joel R. Hollis
Title: Financial Services Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:00 PM 05/23/2005
FILED 06:00 PM 05/23/2005
SRV 050425456 - 3974590 FILE

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:14 AM 08/02/2006
FILED 11:14 AM 08/02/2006
SRV 060724230 - 3974537 FILE

THIS Certificate of Amendment of DB Commodity Index Tracking Fund (the "Trust"), is being duly executed and filed by the undersigned trustee to amend the certificate of trust of a statutory trust formed under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.) (the "Act").

1. Name. The name of the statutory trust amended hereby is DB Commodity Index Tracking Fund.

2. Amendment of Trust. The Certificate of Trust of the Trust is hereby amended by changing the name of the Trust to PowerShares DB Commodity Index Tracking Fund.

3. Effective Date. This Certificate of Amendment shall be effective as of August 10, 2006.

Remainder of page left blank intentionally.

Signature page follows.

IN WITNESS WHEREOF, the undersigned trustee of the Trust has executed this Certificate of Amendment in accordance with Section 3811 of the Act

By: ________________
Name: Joseph B Feil

[illegible]

EXHIBIT B

DESCRIPTION OF THE INDEX

Exhibit B

DESCRIPTION OF THE

DBIQ OPTIMUM YIELD DIVERSIFIED COMMODITY INDEX EXCESS RETURN™

Trade Mark applications in the United States are pending with respect to aspects of the DBIQ Optimum Yield Diversified Commodity Index Excess Return™. Deutsche Bank Liquid Commodity IndexTM – Optimum Yield Diversified and DBLCI Diversified IndexTM are trademarks of Deutsche Bank AG. Any use of these marks must be with the consent of or under license from the Index Sponsor (as defined below).

INTRODUCTION

Pursuant to paragraph 6 of the Description of the Deutsche Bank Liquid Commodity Index–Optimum Yield Excess Return™ (the “Original Description”), which is Exhibit B to the Amended and Restated Declaration of Trust and Trust Agreement of the DB Commodity Index Tracking Master Fund, dated as of December 1, 2005, the Index Sponsor (as defined below) has made the determination that this Description of DBIQ Optimum Yield Diversified Commodity Index Excess Return™ (the “Description”) amends and restates the Original Description in its entirety after December 31, 2010.

Prior to October 19, 2009, the original name of the index was “Deutsche Bank Liquid Commodity Index–Optimum Yield Excess Return™.”

As of October 19, 2009 to December 31, 2010, the revised name of the index was “Deutsche Bank Liquid Commodity Index–Optimum Yield Diversified Excess Return™.”

This Description was first attached as Exhibit B to the Second Amended and Restated Declaration of Trust and Trust Agreement of PowerShares DB Commodity Index Tracking Fund, dated as of December 31, 2010 and is included herein.

1.	GENERAL

The DBIQ Optimum Yield Diversified Commodity Index Excess Return™ (the “DBIQ-OY Diversified ER™”) is intended to reflect, broadly and in proportion to historical levels, the world’s production and supplies of certain commodities (the “Index Commodities”). The Index Commodities are (1) Light Sweet Crude Oil (WTI), (2) Heating Oil, (3) RBOB Gasoline, (4) Natural Gas, (5) Brent Crude, (6) Gold, (7) Silver, (8) Aluminum, (9) Zinc, (10) Copper Grade A, (11) Corn, (12) Wheat, (13) Soybeans, and (14) Sugar. Each Index Commodity is represented in the DBIQ-OY Diversified ER™ as an index with respect to that specific Index Commodity (“Single Commodity Index”). Each Single Commodity Index is assigned a weight (the “Index Base Weight”) which is intended to reflect the world’s production and supplies of each such Index Commodity.

The DBIQ-OY Diversified ER™ has been calculated back to a base date (the “Base Date”) of September 3, 1997. On the Base Date the closing level of the DBIQ-OY Diversified ER™, or Closing Level, was 100.

The sponsor of the DBIQ-OY Diversified ER™ is Deutsche Bank AG London (the “Index Sponsor”).

[Remainder of page left blank intentionally.]

Single Commodity Index	Index Base Weight (%)	Exchange which Trades Index Commodity
Light Sweet Crude Oil (WTI)	12.375	NYMEX
Heating Oil	12.375	NYMEX
RBOB Gasoline	12.375	NYMEX
Natural Gas	5.500	NYMEX
Brent Crude	12.375	ICE-UK
Gold	8.000	COMEX
Silver	2.000	COMEX
Aluminum	4.167	LME
Zinc	4.167	LME
Copper Grade A	4.167	LME
Corn	5.625	CBOT
Wheat	5.625	CBOT
Soybeans	5.625	CBOT
Sugar	5.625	ICE-US
Closing Level on Base Date:	100.00

Legend: NYMEX: New York Mercantile Exchange; ICE-UK: ICE Futures Europe; COMEX: Commodity Exchange Inc., New York; LME: The London Metal Exchange Limited; CBOT: Board of Trade of the City of Chicago Inc; ICE-US: ICE Futures U.S., Inc.

Each Single Commodity Index of the DBIQ-OY Diversified ER™ employs a rule-based approach when it ‘rolls’ from one futures contract to another for each Index Commodity. Rather than select a new futures contract based on a predetermined schedule (e.g., monthly), each Single Commodity Index rolls to the futures contract which generates the maximum ‘implied roll yield.’ The futures contract having a delivery month within the next thirteen months which generates the highest implied roll yield will be included in each Single Commodity Index. As a result, each Single Commodity Index is able to potentially maximize the roll benefits in backwardated markets and minimize the losses from rolling in contangoed markets.

In general, as a futures contract approaches its expiration date, its price will move towards the spot price in a contango market. Assuming the spot price does not change, this would result in the futures contract price decreasing. The opposite is true in a backwardated market. A contango market will tend to cause a drag on each Single Commodity Index while a backwardated market will tend to cause a push on a Single Commodity Index.

DBIQ-OY Diversified™ is calculated in USD on both an excess return (unfunded) and total return (funded) index levels.

The futures contract price for each Index Commodity (and each Single Commodity Index) will be the exchange closing prices for such Index Commodity on each weekday when banks in New York, New York are open (“Index Business Days”). If a weekday is not an Exchange Business Day but is an Index Business Day, the exchange closing price from the previous Index Business Day will be used for each Index Commodity. “Exchange Business Day” means, in respect of an Index Commodity, a day that is (or, but for the occurrence of an Index Disruption Event, as provided in paragraph 3, or Force Majeure Event, as provided in paragraph 4, would have been) a trading day for such Index Commodity on the relevant Exchange, as defined in paragraph 3.

[Remainder of page left blank intentionally.]

2.	INDEX CALCULATION AND RULES

DBIQ-OY Diversified ER™ Index Calculation

The DBIQ-OY Diversified ER™ calculation is expressed as the weighted average return of the underlying Single Commodity Indices.

Where:

IL(t,c,rt)	=	Index level on day t in currency c with return type rt
IL(d,c,rt)	=	Index level on last rebalancing day d in currency c with return type rt
CIL(t,c,rt)	=	Component Single Commodity Index level for commodity cf on day t in currency c with return type rt
CIL(d,c,rt)	=	Component Single Commodity Index level for commodity cf on last rebalancing day d in currency c with return type rt
w(d,cf)	=	Weight of commodity cf on last rebalancing day d

The DBIQ-OY Diversified ER™ is re-weighted on an annual basis on the 6th Index Business Day of each November.

The excess return calculation of the DBIQ-OY Single Commodity Indices is equal to the percentage change of the market values of the underlying Index Commodities with respect to each Single Commodity Index. Each Single Commodity Index will have two futures contracts on each Index Commodity throughout roll periods and one futures contracts on all other days.

Excess Return Calculation of DBIQ-OY Single Commodity Indices

The excess return calculation of the DBIQ-OY Single Commodity Indices in USD is expressed as:

Where:

ILer(t)	= Excess Return Index level on day t
ILer(t-1)	= Excess Return Index level on index calculation day t-1
PC(t,i)	= Close price of commodity future i on day t
PC(t-1,i)	= Close price of commodity future i on index calculation day t-1
N(t-1,i)	= Notional holding of commodity future i on index calculation day t-1

Contract Selection

On the first New York business day of each month (the “Verification Date”) each Index Commodity futures contract currently in the Index is tested for continued inclusion in the Index based on the month in which the Index Commodity futures contract requires delivery of the underlying Index Commodity (the “Delivery Month”). If, on the Verification Date, the Delivery Month is the next month, a new Index Commodity futures contract is selected. For example, if the first New York business day is May 1, 2009, and the Delivery Month of an Index Commodity futures contract currently in the Index is June 2009, a new Index Commodity futures contract with a later Delivery Month will be selected.

For each Index Commodity in the Index, the new Index Commodity futures contract selected will be the Index Commodity futures contract with the maximum “implied roll yield” based on the closing price for each eligible Index Commodity futures contract. Eligible Index Commodity futures contracts are any Index Commodity futures contracts having a Delivery Month (i) no sooner than the month after the Delivery Month of the Index Commodity futures contract currently in the Index, and (ii) no later than the 13th month after the Verification Date. For example, if the first New York business day is May 1, 2009 and the Delivery Month of an Index Commodity futures contract currently in the Index is therefore June 2009, the Delivery Month of an eligible new Index Commodity futures contract must be between July 2009 and June 2010. The implied roll yield is expressed as:

Where:

Y(t,i)	=	On any day t, the implied roll yield for entering into the commodity futures contract on an Index Commodity with exchange Delivery Month i
PC(t,b)	=	Close price of the base commodity future b
PC(t,i)	=	Close price of any eligible futures contract with exchange Delivery Month i
F(t,i,b)	=	Fraction of year between the base futures contract on b and the futures contract with exchange Delivery Month i. Calculated as number of calendar days between expiry dates divided by 365.
b	=	Base commodity future is the Index Commodity futures contract currently in the Index.

The futures contract on the Index Commodity with the maximum implied roll yield is then selected. If two futures contracts have the same implied roll yield, the futures contract with the minimum number of months prior to the exchange expiry month is selected.

Monthly Index Roll Period

After the futures contract selection, the monthly Single Commodity Index roll unwinds the old futures contract and enters a position in the new futures contract. This takes place between the 2nd and 6th Index Business Day of the month.

If the old futures contract and the new futures contract are the same, then the contract will not be rolled and the notional holding is kept constant as follows:

On each day during the roll period, new notional holdings are calculated. The calculations for the old Index Commodities that are leaving the DBIQ-OY Single Commodity Indices and the new Index Commodities that are entering are different.

The notional holdings of the old Index Commodity i is expressed as:

The notional holdings of the new Index Commodity j is expressed as:

Where:

N(t-1,i)	=	Notional holding of old commodity future i on index calculation day t-1
N(t,i)	=	Notional holding of old commodity future i on index calculation day t
N(t-1,j)	=	Notional holding of new commodity future j on index calculation day t-1
N(t,j)	=	Notional holding of new commodity future j on index calculation day t db(t) = Number of index business days in the month up to and including day t

On all days that are not monthly index roll days, the notional holdings of each Index Commodity future remains constant as follows:

3.	INDEX DISRUPTION EVENT

If an Index Disruption Event in relation to an Index Commodity continues for a period of five successive Exchange Business Days, the Index Sponsor will, in its discretion, either (i) continue to calculate the relevant Closing Price of each Index Commodity by reference to the Closing Price of the relevant Exchange Traded Instrument with respect to such Index Commodity on the immediately preceding Valid Date (as provided in the definition of the relevant Closing Price) for a further period of five successive Exchange Business Days or (ii) select:

(a)	an Exchange Traded Instrument relating to the relevant Index Commodity or in the determination of the Index Sponsor a commodity substantially similar to the relevant Index Commodity published in U.S. Dollars; or

(b)	if no Exchange Traded Instrument as described in (a) above is available or the Index Sponsor determines that for any reason (including, without limitation, the liquidity or volatility of such Exchange Traded Instrument at the relevant time) the inclusion of such Exchange Traded Instrument in the DBIQ-OY Diversified ER™ would not be appropriate, an Exchange Traded Instrument relating to the relevant Index Commodity or in the determination of the Index Sponsor a commodity substantially similar to the relevant Index Commodity published in a currency other than U.S. Dollars; or

(c)	if no such Exchange Traded Instrument as described in (a) or (b) above is available or the Index Sponsor determines that for any reason (including, without limitation, the liquidity or volatility of such Exchange Traded Instrument at the relevant time) the inclusion of such Exchange Traded Instrument would not be appropriate, an Exchange Traded Instrument relating to any commodity in the same Group of Commodities as the relevant Index Commodity which is published in U.S. Dollars, in each case to replace the exchange instrument relating to the relevant Index Commodity, all as determined by the Index Sponsor.

In the case of (i) above, if an Index Disruption Event in relation to the relevant Index Commodity continues for the further period of five successive Exchange Business Days referred to therein, on the expiry of such period the provisions of (ii) above shall apply.

In the case of a replacement of an Exchange Traded Instrument as described in (ii) above, the Index Sponsor will make such adjustments to the methodology and calculation of the DBIQ-OY Diversified ER™ as it determines to be appropriate to account for the relevant replacement and will publish such adjustments in accordance with paragraph 7 (Publication of Closing Levels and Adjustments) below.

For the purposes of this Description:

“Closing Price” means, in respect of an Index Business Day, the closing price on the appropriate Exchange of the relevant Index Commodity.

“Exchange” means:

(a)	in respect of Light Sweet Crude Oil (WTI), NYMEX;

(b)	in respect of Heating Oil, NYMEX;

(c)	in respect of RBOB Gasoline, NYMEX;

(d)	in respect of Natural Gas, NYMEX;

(e)	in respect of Brent Crude, ICE-UK;

(f)	in respect of Gold, COMEX;

(g)	in respect of Silver, COMEX;

(h)	in respect of Aluminum, LME;

(i)	in respect of Zinc, LME;

(j)	in respect of Copper Grade A, LME;

(k)	in respect of Corn, CBOT;

(l)	in respect of Wheat, CBOT;

(m)	in respect of Soybeans, CBOT; and

(n)	in respect of Sugar, ICE-US.

“Exchange Business Day” means, in respect of an Index Commodity, a day that is (or, but for the occurrence of an Index Disruption Event or Force Majeure Event would have been) a trading day for such Index Commodity on the relevant Exchange.

“Exchange Traded Instrument” means, in respect of an Index Commodity, an instrument for future delivery of that Index Commodity on a specified delivery date traded on the relevant Exchange.

“Group of Commodities” means each of energy, non-precious metals, precious metals and agricultural products. For the avoidance of doubt, Light Sweet Crude Oil (WTI), Heating Oil, RBOB Gasoline, Natural Gas and Brent Crude are energy, Aluminum, Zinc and Copper Grade A are non-precious metals, Gold and Silver are precious metals and Corn, Wheat, Soybeans and Sugar are agricultural products.

“Index Disruption Event” means, in respect of an Index Commodity or a related Exchange Traded Instrument, an event (other than a Force Majeure Event) that would require the Index Sponsor to calculate the Closing Price in respect of the relevant Index Commodity on an alternative basis were such event to occur or exist on a day that is an Exchange Business Day (or, if different, the day on which the Closing Price for such Exchange Traded Instrument for the relevant Index Business Day would, in the ordinary course, be published or announced by the relevant Exchange).

“Valid Date” means, in respect of an Index Commodity, a day which is an Exchange Business Day in respect of such Index Commodity and a day on which an Index Disruption Event in respect of such Index Commodity does not occur.

4.	FORCE MAJEURE

If a Force Majeure Event occurs on an Index Business Day, the Index Sponsor may in its discretion:

(i)	make such determinations and/or adjustments to the terms of this Description of the DBIQ-OY Diversified ER™ as it considers appropriate to determine any Closing Level on any such Index Business Day; and/or

(ii)	defer publication of the information relating to the DBIQ-OY Diversified ER™ until the next Index Business Day on which it determines that no Force Majeure Event exists; and/or

(iii)	permanently cancel publication of the information relating to the DBIQ-OY Diversified ER™.

For the purposes of this Description:

“Force Majeure Event” means an event or circumstance (including, without limitation, a systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labour disruption or any similar intervening circumstance) that is beyond the reasonable control of the Index Sponsor and that the Index Sponsor determines affects the DBIQ-OY Diversified ER™, any Index Commodity or any Exchange Traded Instrument.

5.	INDEX SPONSOR

All determinations made by the Index Sponsor will be made by it in good faith and in a commercially reasonable manner by reference to such factors as the Index Sponsor deems appropriate and will be final, conclusive and binding in the absence of manifest error.

6.	CHANGE IN THE METHODOLOGY OF THE DBIQ-OY DIVERSIFIED ER™

The Index Sponsor will, subject as provided below, employ the methodology described above and its application of such methodology shall be conclusive and binding. While the Index Sponsor currently employs the above described methodology to calculate the DBIQ-OY Diversified ER™, no assurance can be given that fiscal, market, regulatory, juridical or financial circumstances (including, but not limited to, any changes to or any suspension or termination of or any other events affecting any Index Commodity or a futures contract) will not arise that would, in the view of the Index Sponsor, necessitate a modification of or change to such methodology and in such circumstances the Index Sponsor may make any such modification or change as it determines appropriate. The Index Sponsor may also make modifications to the terms of the DBIQ-OY Diversified ER™ in any manner that it may deem necessary or desirable, including (without limitation) to correct any manifest or proven error or to cure, correct or supplement any defective provision contained in this Description of the DBIQ-OY Diversified ER™. The Index Sponsor will publish notice of any such modification or change and the effective date thereof in accordance with paragraph 7 (Publication of Closing Levels and Adjustments) below.

7.	PUBLICATION OF CLOSING LEVELS AND ADJUSTMENTS

The Index Sponsor will publish the Closing Levels of DBIQ-OY Diversified ER™ and the intra-day indicative Index level once every fifteen seconds throughout each trading day (NYSE Arca symbol: DBLCIX) (quoted in U.S. dollars) on the consolidated tape, Reuters and/or Bloomberg and on Deutsche Bank’s websites at http://www.dbfunds.db.com and http://index.db.com, or any successor thereto.

The Index Sponsor will publish any adjustments made to the DBIQ-OY Diversified ER™ on Deutsche Bank’s website at http://www.dbfunds.db.com and http://index.db.com or any successor thereto.

8.	HISTORICAL CLOSING LEVELS

The Description incorporates herein the historical closing levels of DBIQ Optimum Yield Diversified Commodity Index Excess Return™ as published and amended from time-to-time.

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EXHIBIT C

FORM OF GLOBAL CERTIFICATE

CERTIFICATE OF BENEFICIAL INTEREST

-Evidencing-

All Limited Units

-in-

POWERSHARES DB COMMODITY INDEX TRACKING FUND

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUIRED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

This is to certify that CEDE & CO. is the owner and registered holder of this Certificate evidencing the ownership of all issued and outstanding Limited Units (“Units”), each of which represents a fractional undivided unit of beneficial interest in PowerShares DB Commodity Index Tracking Fund (the “Trust”), a Delaware statutory trust formed under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.) pursuant to a Certificate of Trust, dated as of and filed in the offices of the Secretary of State of the State of Delaware on May 23, 2005, and an Amended and Restated Declaration of Trust and Trust Agreement, dated as of February 23, 2015, by and among Invesco PowerShares Capital Management LLC, a Delaware limited liability company, as managing owner, Wilmington Trust Company, a Delaware banking company, as trustee, and the unitholders from time to time thereunder (hereinafter called the “Trust Agreement”), copies of which are available at the principal offices of the Trust.

At any given time this Certificate shall represent all limited units of beneficial interest in the Trust, which shall be the total number of Units that are outstanding at such time. The Trust Agreement provides for the deposit of cash with the Trust from time to time and the issuance by the Trust of additional Creation Baskets representing the undivided units of beneficial interest in the assets of the Trust. At the request of the registered holder this Certificate may be exchanged for one or more Certificates issued to the registered holder in such denominations as the registered holder may request, provided, however, that, in the aggregate, the Certificates issued to the registered holder hereof shall represent all Units outstanding at any given time. Each Authorized Participant hereby grants and conveys all of its rights, title and interest in and to the Trust to the extent of the undivided interest represented hereby to the registered holder of this Certificate subject to and in pursuance of the Trust Agreement, all the terms, conditions and covenants of which are incorporated herein as if fully set forth at length.

The registered holder of this Certificate is entitled at any time upon tender of this Certificate to the Trust, endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form, at its principal office in the State of New York and, upon payment of any tax or other governmental charges, to receive at the time and in the manner provided in the Trust Agreement, such holder’s ratable portion of the assets of the Trust for each Redemption Basket tendered and evidenced by this Certificate.

The holder of this Certificate, by virtue of the purchase and acceptance hereof, assents to and shall be bound by the terms of the Trust Agreement, copies of which are on file and available for inspection at reasonable times during business hours at the principal office of the Trust, to which reference is made for all the terms, conditions and covenants thereof.

The Trust may deem and treat the person in whose name this Certificate is registered upon the books of the Trust as the owner hereof for all purposes and the Trust shall not be affected by any notice to the contrary.

PowerShares DB Commodity Index Tracking Fund - Page 1 of 3

The Trust Agreement permits, with certain exceptions as therein provided, the amendment thereof by the Managing Owner with the consent of the Beneficial Owners holding Units (excluding Units held by the Managing Owner and its Affiliates) equal to at least a majority (over 50%) of the net asset value of the Trust or such higher percentage as may be required by applicable law; provided, however that the Managing Owner may, without the approval of the Beneficial Owners, make such amendments to the Trust Agreement which (i) are necessary to add to the representations, duties or obligations of the Managing Owner or surrender any right or power granted to the Managing Owner in the Trust Agreement, for the benefit of the Beneficial Owners, (ii) are necessary to cure any ambiguity, to correct or supplement any provision in the Trust Agreement which may be inconsistent with any other provision in the Trust Agreement or in the Prospectus, or to make any other provisions with respect to matters or questions arising under the Trust Agreement or the Prospectus which will not be inconsistent with the provisions of the Trust Agreement or the Prospectus, or (iii) the Managing Owner deems advisable, provided, however, that no amendment shall be adopted pursuant to clause (iii) unless the adoption thereof (A) is not adverse to the interests of the Beneficial Owners; (B) is consistent with Managing Owner’s control of and power to conduct the business of the Trust; (C) with certain exceptions, does not affect the allocation of Profits and Losses among the Beneficial Owners or between the Beneficial Owners and the Managing Owner; and (D) does not adversely affect the limitations on liability of the Beneficial Owners or the status of the Trust as a partnership for U.S. federal income tax purposes. Any such consent or waiver by the holder of Units shall be conclusive and binding upon such holder of Units and upon all future holders of Units, and shall be binding upon any Units, whether evidenced by a Certificate or held in uncertificated form, issued upon the registration or transfer hereof whether or not notation of such consent or waiver is made upon this Certificate and whether or not the Units evidenced hereby are at such time in uncertificated form. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of any holders of Units.

The Trust Agreement, and this Certificate, is executed and delivered by Invesco PowerShares Capital Management LLC, as managing owner, in the exercise of the powers and authority conferred and vested in it by the Trust Agreement. The representations, undertakings and agreements made on the part of the Trust in the Trust Agreement or this Certificate are made and intended not as personal representations, undertakings and agreements by Invesco PowerShares Capital Management LLC but are made and intended for the purpose of binding only the Trust. Nothing in the Agreement or this Certificate shall be construed as creating any liability on Invesco PowerShares Capital Management LLC, individually or personally, to fulfill any representation, undertaking or agreement other than as provided in the Trust Agreement or this Certificate.

This Certificate shall not become valid or binding for any purpose until properly executed by the Managing Owner pursuant to the Trust Agreement.

Terms not defined herein have the same meaning as in the Trust Agreement.

IN WITNESS WHEREOF, Invesco PowerShares Capital Management LLC, as Managing Owner, has caused this Certificate to be executed in its name by the manual or facsimile signature of one of its Authorized Officers.

PowerShares DB Commodity Index Tracking Fund - Page 2 of 3

Invesco PowerShares Capital Management LLC,
as managing owner

By:

Authorized Officer

Date:	February 23, 2015

PowerShares DB Commodity Index Tracking Fund - Page 3 of 3

EXHIBIT D

FORM OF PARTICIPANT AGREEMENT

FORM OF

POWERSHARES DB COMMODITY INDEX TRACKING FUND

PARTICIPANT AGREEMENT

This Participant Agreement (the “Agreement”), dated as of [            ], 20[    ], is entered into by and among [            ] (the “Authorized Participant”), PowerShares DB Commodity Index Tracking Fund, a Delaware statutory trust (the “Trust”), and DB Commodity Services LLC, a Delaware limited liability company, as managing owner of the Trust (the “Managing Owner”).

SUMMARY

As provided in the Fourth Amended and Restated Declaration of Trust and Trust Agreement of the Trust, as amended from time to time (the “Trust Agreement”) as currently in effect and described in the Prospectus (defined below), units of fractional undivided beneficial interest in and ownership of the Trust (the “Shares”) may be created or redeemed by the Managing Owner for an Authorized Participant in aggregations of two hundred thousand (200,000) Shares (each aggregation, a “Basket”). Baskets are offered only pursuant to the registration statement of the Trust on Form S-3, as amended (Registration No.: 333-180878), as currently effective and on file with the Securities and Exchange Commission (“SEC”) and as the same may be amended from time to time thereafter or any successor registration statement (on Form S-3 or otherwise) in respect of Shares of the Trust (collectively, the “Registration Statement”) together with the prospectus of the Trust in the form filed with the SEC under Rule 424(b) under the Securities Act of 1933, as amended (the “1933 Act”), after the effectiveness of the Registration Statement (the “Prospectus”). Under the Trust Agreement, the Managing Owner is authorized to issue Baskets to, and redeem Baskets from, Authorized Participants, (i) through the Continuous Net Settlement (“CNS”) clearing processes of the National Securities Clearing Corporation (the “NSCC”) as such processes have been enhanced to effect purchases and redemptions of Creation Baskets and Redemption Baskets, such processes being referred to herein as the “CNS Clearing Process”, or (ii) if outside the CNS Clearing Process, only through the facilities of The Depository Trust Company (“DTC” or the “Depository”) (the “DTC Process”), or a successor depository, and only in exchange for cash. This Agreement sets forth the specific procedures by which an Authorized Participant may create or redeem Baskets.

Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a “distribution,” as such term is used in the 1933 Act, may be occurring. The Authorized Participant is cautioned that some of its activities may result in its being deemed a participant in a distribution in a manner that would render it a statutory underwriter and subject it to the prospectus-delivery and liability provisions of the 1933 Act. The Authorized Participant should review the “Plan of Distribution” section of the Prospectus and consult with its own counsel in connection with entering into this Agreement and submitting a Purchase Order Subscription Agreement (defined below).

Capitalized terms used but not defined in this Agreement shall have the meanings assigned to such terms in the Trust Agreement. To the extent there is a conflict between any provision of this Agreement and the provisions of the Trust Agreement, the provisions of the Trust Agreement shall control. To the extent there is a conflict between any provision of this

Agreement and the provisions of the Prospectus, the Prospectus shall control. For the avoidance of doubt, any action which is referred to herein as an action being taken by the Managing Owner may be taken by a party whom the Managing Owner has duly authorized to take such action.

To give effect to the foregoing premises and in consideration of the mutual covenants and agreements set forth below, the parties hereto agree as follows:

Section 1. Order Placement. To place orders to create or redeem one or more Baskets, the Authorized Participant must follow the procedures for creation and redemption referred to in Section 3 of this Agreement and the procedures described in Attachment A hereto (the “Procedures”), as each may be amended, modified or supplemented from time to time.

Section 2. Status of Authorized Participant. The Authorized Participant represents and warrants and covenants the following:

(a) The Authorized Participant hereby represents, covenants and warrants that with respect to Creation Orders or Redemption Orders of Creation Baskets or Redemption Baskets, respectively, of the Trust (i) through the CNS Clearing Process, it is a member of the NSCC and an Authorized Participant in the CNS System of NSCC (a “Participating Party”), and/or (ii) outside the CNS Clearing Process, it is a participant of DTC (as such a participant, a “DTC Participant”). If there is any change in the foregoing status of the Authorized Participant, the Authorized Participant shall give immediate notice to the Managing Owner of such event and this Agreement shall terminate immediately.

(b) Unless Section 2(d) applies, the Authorized Participant either (i) is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (“1934 Act”), and is a member in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”), or (ii) is exempt from being, or otherwise is not required to be, licensed as a broker-dealer or a member of FINRA, and in either case is qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. The Authorized Participant will maintain any such registrations, qualifications and memberships in good standing, or, if applicable, exempt status, in full force and effect throughout the term of this Agreement. The Authorized Participant will comply with all applicable United States federal laws, including without limitation, the delivery requirements of Section 5 of the 1933 Act and all applicable rules of the SEC, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder, and with the Constitution, By-Laws and Conduct Rules of FINRA, if it is a FINRA member, and shall not offer or sell Shares in any state or jurisdiction where they may not lawfully be offered and/or sold.

(c) The Authorized Participant understands and acknowledges that some activities on its part, depending on the circumstances and under certain possible interpretations of applicable law, could be interpreted as resulting in its being deemed a participant in a distribution, as that term is defined in the 1933 Act, in a manner that could render it a statutory underwriter and subject it to the prospectus delivery and liability provisions of the 1933 Act. Notwithstanding that the Authorized Participant may not be acting as a statutory underwriter, it agrees to review the applicable sections of the Prospectus relating to offering of the Shares and consult its own counsel in connection with entering into this Agreement and offering and selling the Shares.

(d) If the Authorized Participant is offering or selling Shares in jurisdictions outside the several states, territories and possessions of the United States and is not otherwise required to be registered with, qualified by or be a member of FINRA as set forth in Section 2(b) above, the Authorized Participant will (i) observe the applicable laws of the jurisdiction in which such offer and/or sale is made, (ii) comply with the full disclosure requirements of the 1933 Act and the Commodities Exchange Act, and the regulations promulgated thereunder, and (iii) conduct its business in accordance with the spirit of the FINRA Conduct Rules.

(e) The Authorized Participant is in compliance with the money laundering and related provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”), and the regulations promulgated thereunder, if the Authorized Participant is subject to the requirements of the USA PATRIOT Act.

Section 3. Orders. (a) All orders to create or redeem Baskets shall be made in accordance with the terms of the Trust Agreement, this Agreement and the Procedures (as provided in Attachment A to this Agreement). Each party shall comply with such foregoing terms and procedures to the extent applicable to it. The Authorized Participant hereby consents to the use of recorded telephone lines whether or not such use is reflected in the Procedures and the Managing Owner shall take reasonable steps to cause the appropriate party to provide the Authorized Participant with copies of such recordings upon such party’s reasonable request. The Managing Owner may issue additional or other procedures from time to time relating to the manner of creating or redeeming Baskets which are not related to the Procedures, and the Authorized Participant shall comply with such procedures of which it has been notified in accordance with this Agreement.

(b) The Authorized Participant acknowledges and agrees on behalf of itself and any party for which it is acting (whether such party is a customer or otherwise) that each order to create a Basket (a “Purchase Order Subscription Agreement”) and each order to redeem a Basket (a “Redemption Order”) may not be revoked by the Authorized Participant upon its delivery to the Transfer Agent (as defined in the Procedures). As used herein, the term “Order” shall mean the Purchase Order Subscription Agreement and/or the Redemption order as the context requires. A form of Purchase Order Subscription Agreement is attached hereto as Exhibit B and a form of Redemption Order is attached hereto as Exhibit C.

(c) The Managing Owner or its delegate shall have the absolute right, but shall have no obligation, to reject any Purchase Order Subscription Agreement or Creation Basket Capital Contribution (as defined in the Trust Agreement) if (i) the Managing Owner or Transfer Agent has determined that the Purchase Order Subscription Agreement or Creation Basket Capital Contribution is not in proper form; (ii) the Managing Owner has determined that the acceptance or receipt of the Purchase Order Subscription Agreement or Creation Basket Capital Contribution would be reasonably likely to have adverse tax consequences to the Trust or to the Beneficial Owners; (iii) the acceptance or receipt of such Purchase Order Subscription Agreement Creation Basket Capital Contribution could, in the opinion of counsel to the Managing Owner, be unlawful; or (iv) circumstances outside the control of the Managing Owner or the Transfer Agent make it for all practical purposes not feasible to process creations of Creation Baskets. The Managing Owner shall not be liable to any person by reason of the rejection of any Purchase Order Subscription Agreement or Creation Basket Capital Contribution.

(d) The Managing Owner shall reject any Redemption Order the fulfillment of which its counsel advises would be illegal under applicable laws and regulations, and the Managing Owner shall have no liability to any person for rejecting a Redemption Order in such circumstances.

(e) The Managing Owner may, in its discretion, suspend the right of redemption, or postpone the Settlement Time (as described in the Procedures), (i) for any period during which the NYSE Arca, Inc. or any exchange on which the Trust’s assets are regularly traded is closed other than for customary weekend or holiday closings, or trading is suspended or restricted; (ii) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of the Trust’s assets is not reasonably practicable; or (iii) for such other period as the Managing Owner determines to be necessary for the protection of the Beneficial Owners. The Managing Owner is not liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

(f) Solely with respect to Creation Orders or Redemption Orders executed through the CNS Clearing Process, the Authorized Participant, as a Participating Party, hereby authorizes the transmission to the NSCC on behalf of the Authorized Participant by the Transfer Agent of such instructions consistent with the instructions issued by the Authorized Participant. The Authorized Participant agrees to be bound by the terms of such instructions issued and reported to NSCC by the Transfer Agent as though such instructions were issued by the Authorized Participant directly to NSCC.

Section 4. Fees. In connection with each Order by the Authorized Participant to create or redeem one or more Baskets, the Managing Owner shall charge, and the Authorized Participant shall pay from its DTC account to the Managing Owner, the Transaction Fee set forth in the currently effective copy of the Prospectus. The Transaction Fee may be adjusted from time to time as set forth in the Prospectus. As described in the Procedures, the Authorized Participant will be charged by the Managing Owner an additional processing charge if the Authorized Participant fails timely to deliver the Creation Basket Capital Contribution (in the case of a Purchase Order Subscription Agreement ) or the Baskets (in the case of a Redemption Order).

Section 5. Authorized Persons. Concurrently with the execution of this Agreement and from time to time thereafter, the Authorized Participant shall deliver to the Transfer Agent notarized and duly certified as appropriate by its secretary or other duly authorized official, a certificate in the form of Exhibit A setting forth the names and signatures of all persons authorized to give instructions relating to activity contemplated hereby or by any other notice, request or instruction given on behalf of the Authorized Participant (each, an “Authorized Person”). The Transfer Agent may accept and rely upon such certificate as conclusive evidence of the facts set forth therein and shall consider such certificate to be in full force and effect until the Transfer Agent receives a superseding certificate bearing a subsequent date. Upon the termination or revocation of authority of any Authorized Person by the Authorized Participant, the Authorized Participant shall give immediate written notice of such fact to the Transfer Agent and such notice shall be effective upon receipt by the Transfer Agent. The Transfer Agent shall issue to each Authorized Person a unique personal identification number (the “PIN Number”) by which such Authorized Person shall be identified and by which instructions issued by the Authorized Participant hereunder shall be authenticated. The PIN Number shall be kept confidential by the Authorized Participant and shall only be provided to the Authorized Person. If, after issuance, the Authorized Person’s PIN Number is changed, the new PIN Number shall become effective on a date mutually agreed upon by the Authorized Participant and the Transfer Agent. If the Authorized Person’s PIN Number is compromised in any way, the Authorized Participant shall contact the Transfer Agent immediately in order for a new one to be issued and for the Transfer Agent to immediately cancel the old one.

Section 6. Redemption. The Authorized Participant represents and warrants that it will not obtain a Confirmation Number (as described in the Procedures) from the Managing Owner for the purpose of redeeming a Basket unless it first ascertains that (i) it or its customer, as the case may be, owns outright or has full legal authority and legal and beneficial right to tender for redemption the Baskets to be redeemed and to receive the entire proceeds of the redemption, and (ii) such Baskets have not been loaned or pledged to another party and are not the subject of a repurchase agreement, securities lending agreement or any other arrangement which would preclude the delivery of such Baskets to the Managing Owner on the Business Day following the Redemption Order Date.

Section 7. Role of Authorized Participant. (a) The Authorized Participant acknowledges that, for all purposes of this Agreement and the Trust Agreement, the Authorized Participant is and shall be deemed to be an independent contractor and has and shall have no authority to act as an agent for the Trust or the Managing Owner in any matter or in any respect.

(b) The Authorized Participant will make itself and its employees available, upon request, during normal business hours to consult with the Managing Owner or its designees concerning the performance of the Authorized Participant’s responsibilities under this Agreement.

(c) With respect to any creation or redemption transaction made by the Authorized Participant pursuant to this Agreement for the benefit of any customer or any other DTC Participant or securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a DTC Participant (an “Indirect Participant”), or any other Beneficial Owner, the Authorized Participant shall extend to any such party all of the rights, and shall be bound by all of the obligations, of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with the Trust Agreement.

(d) Upon reasonable request by the Managing Owner, the Authorized Participant will, subject to any limitations arising under federal or state securities laws relating to privacy or other obligations it may have to its customers, provide the Managing Owner written notice indicating the number of Shares that the Authorized Participant may hold as record holder and the amount of such Shares that it holds for the benefit of other broker-dealers that clear and settle transactions in Shares through the Authorized Participant, in each case as of the date of such request and with respect to the Trust. In addition, the Authorized Participant agrees, upon request of the Managing Owner, and subject to applicable laws, rules and regulations, to transmit to its account holders who are Beneficial Owners of Shares, such written materials received from the Managing Owner (including notices, annual reports, disclosure or other informational or tax materials and any amendments or supplements thereto and communications) as may be required to be transmitted to Beneficial Owners pursuant to the Trust Agreement or applicable law, provided that the expenses associated with such transmissions shall be borne by the Managing Owner in accordance with usual custom and practice in respect of such communications.

(e) The Authorized Participant agrees that, in connection with any sales of the Shares, it will not charge a commission to its customers in excess of 0.99% of the gross offering proceeds registered under each effective registration statement as provided under the “Plan of Distribution - General” section (or any future equivalent section) of the applicable Prospectus. Such commission may only be charged by a broker-dealer registered as such under the 1934 Act and which is a member of FINRA.

Section 8. Indemnification.

(a) The Authorized Participant hereby indemnifies and holds harmless the Trust and the Managing Owner, their respective affiliates (as defined below) and their respective directors, trustees, managing owners, partners, members, managers, officers, employees and agents and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act and Section 20 of the 1934 Act (each, an “AP Indemnified Party”) from and against any losses, liabilities, damages, costs and expenses (including reasonable attorneys’ fees and the reasonable cost of investigation, including reasonable cost involved in defending itself in connection with an investigation) incurred by such AP Indemnified Party as a result of or in connection with: (i) any breach by the Authorized Participant of any provisions of this Agreement; (ii) any failure on the part of the Authorized Participant to perform any of its obligations set forth in this Agreement; (iii) any failure by the Authorized Participant to comply with applicable laws and the rules and regulations of self-regulatory organizations in connection with this Agreement; (iv) any actions of such AP Indemnified Party in reliance upon any instructions issued in accordance with the Procedures reasonably believed by the AP Indemnified Party to be genuine and to have been given by the Authorized Participant; or (v) (A) any representation by the Authorized Participant, its employees or its agents or other representatives about the Shares, any AP Indemnified Party or the Trust that is not consistent with the Trust’s then-current Prospectus made in connection with the offer or the solicitation of an offer to buy or sell Shares and (B) any untrue statement or alleged untrue statement of a material fact contained in any research reports, marketing material and sales literature described in Section 12(b) or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent that such statement or omission relates to the Shares, any AP Indemnified Party or the Trust, unless, in either case, such representation, statement or omission was made or included by the Authorized Participant at the written direction of the Managing Owner or is based upon any omission or alleged omission by the Managing Owner to state a material fact in connection with such representation, statement or omission necessary to make such representation, statement or omission not misleading.

(b) The Managing Owner hereby agrees to indemnify and hold harmless the Authorized Participant, its affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act and Section 20 of the 1934 Act (each, a “Managing Owner Indemnified Party”) from and against any losses (other than de minimus losses), liabilities, damages, costs and expenses (including reasonable attorneys’ fees and the reasonable cost of investigation, including reasonable costs involved in defending itself in connection with an investigation) incurred by such Managing Owner Indemnified Party as a result of or in connection with: (i) any breach by the Managing Owner of any provision of this Agreement; (ii) any failure on the part of the Managing Owner to perform any obligation of the Managing Owner set forth in this Agreement; (iii) any failure by the Managing Owner to comply with applicable laws and regulations in connection with this Agreement, except that the Managing Owner shall not be required to indemnify a Managing Owner Indemnified Party to the extent that such failure was caused by the reasonable reliance on instructions given or representations made by one or more Managing Owner Indemnified Parties or the negligence or willful malfeasance of any Managing Owner Indemnified Party; (iv) any untrue statement or alleged untrue statement of a material fact contained in the applicable Registration Statement or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except those statements in the applicable Registration Statement based on information furnished in writing by or on behalf of the Authorized Participant expressly for use in the applicable Registration Statement; or (v) any untrue statement or alleged untrue statement of a material fact contained in a Prospectus or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except those statements in the Prospectus based on information furnished in writing by or on behalf of the Authorized Participant expressly for use in such Prospectus.

(c) This Section 8 shall not apply to the extent any such losses, liabilities, damages, costs and expenses are incurred as a result of or in connection with any gross negligence, bad faith or willful misconduct on the part of the AP Indemnified Party or the Managing Owner Indemnified Party, as the case may be. The term “affiliate” in this Section 8 shall include, with respect to any person, entity or organization, any other person, entity or organization which directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person, entity or organization.

(d) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under Sections 8(a) or 8(b) or insufficient to hold an indemnified party harmless in respect of any losses, liabilities, damages, costs and expenses referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, damages, costs and expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Managing Owner and the Trust, on the one hand, and by the Authorized Participant, on the other hand, from the transactions contemplated hereunder or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Managing Owner and the Trust, on the one hand, and of the Authorized Participant, on the other hand, in connection with, to the extent applicable, the statements or omissions which resulted in such losses, liabilities, damages, costs and expenses, as well as any other relevant equitable considerations. The relative benefits received by the Managing Owner and the Trust, on the one hand, and the Authorized

Participant, on the other hand, shall be deemed to be in the same respective proportions as the amount of cash transferred to the Trust under this Agreement on the one hand (expressed in dollars) bears to the amount of economic benefit received by the Authorized Participant in connection with this Agreement on the other hand. To the extent applicable, the relative fault of the Managing Owner on the one hand and of the Authorized Participant on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Managing Owner or by the Authorized Participant and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, liabilities, damages, costs and expenses referred to in this Section 8(d) shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any action, suit or proceeding (each a “Proceeding”) related to such losses, liabilities, damages, costs and expenses.

(e) The Managing Owner and the Authorized Participant agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d) above. The Authorized Participant shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares created by the Authorized Participant (for avoidance of doubt, in an amount equal to the Creation Basket Capital Contribution) and distributed to the public exceeds the amount of any damages which the Authorized Participant has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) The indemnity and contribution agreements contained in this Section 8 shall remain in full force and effect regardless of any investigation made by or on behalf of the Authorized Participant, its partners, stockholders, members, directors, officers, employees and or any person (including each partner, stockholder, member, director, officer or employee of such person) who controls the Authorized Participant within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, or by or on behalf of the Managing Owner, its partners, stockholders, members, managers, directors, officers, employees or any person who controls the Managing Owner within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and shall survive any termination of this Agreement. The Managing Owner and the Authorized Participant agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Managing Owner, against the Trust or any of the Managing Owner’s officers or directors, in connection with the issuance and sale of the Shares or in connection with the Registration Statement or the Prospectus.

Section 9. (a) Limitation of Liability. In the absence of gross negligence, bad faith or willful misconduct, neither the Managing Owner nor the Authorized Participant shall be liable to each other or to any other person, including any party claiming by, through or on behalf of the Authorized Participant, for any losses, liabilities, damages, costs or expenses arising out of any mistake or error in data or other information provided to any of them by each other or any other person or out of any interruption or delay in the electronic means of communications used by them.

(b) Tax Liability. The Authorized Participant shall be responsible for the payment of any transfer tax, sales or use tax, stamp tax, recording tax, value added tax and any other similar tax or government charge applicable to the creation or redemption of any Basket made pursuant to this Agreement, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant. To the extent the Managing Owner or the Trust is required by law to pay any such tax or charge, the Authorized Participant agrees to promptly indemnify such party for any such payment, together with any applicable penalties, additions to tax or interest thereon.

Section 10. Obtaining a Copy of the Prospectus/Disclosure Document. The Authorized Participant has obtained a copy of the Trust’s Prospectus, which also constitutes its CFTC Disclosure Document, from the Trust’s website www.dbxus.com, or any successor thereto.

Section 11. Effectiveness and Termination. Upon the execution of this Agreement by the parties hereto, this Agreement shall become effective in this form as of the date first set forth above, and may be terminated at any time by any party upon thirty (30) calendar days prior written notice to the other parties unless earlier terminated: (i) in accordance with Section 2(a); (ii) upon notice to the Authorized Participant by the Managing Owner in the event of a breach by the Authorized Participant of this Agreement or the procedures described or incorporated herein; (iii) immediately in the circumstances described in Section 17(j); or (iv) at such time as the Trust is terminated pursuant to the Trust Agreement.

Section 12. Marketing Materials; Representations Regarding Shares; Identification in Registration Statement.

(a) The Authorized Participant represents, warrants and covenants that (i) without the written consent of the Managing Owner, the Authorized Participant will not make, or permit any of its representatives to make, any representations concerning the Shares or any AP Indemnified Party other than representations contained (A) in the then-current Prospectus, (B) in printed information approved by the Managing Owner as information supplemental to such Prospectus or (C) in any promotional materials or sales literature furnished to the Authorized Participant by the Managing Owner, and (ii) the Authorized Participant will not furnish or cause to be furnished to any person or display or publish any information or material relating to the Shares, any AP Indemnified Person or the Trust that are not consistent with the Trust’s then-current Prospectus. The then-current Prospectus of the Trust will be available on the Trust’s website and on the SEC’s Next-Generation EDGAR System and copies of the then-current Prospectus will be supplied by the Managing Owner to the Authorized Participant in reasonable quantities upon request.

(b) Notwithstanding the foregoing, the Authorized Participant may without the written approval of the Managing Owner prepare and circulate in the regular course of its business research reports, marketing material and sales literature that includes information, opinions or recommendations relating to the Shares (i) for public dissemination, provided that it acknowledges that it does so without the benefit of an indemnity by the Managing Owner and that such research reports, marketing material or sales literature compare the relative risks, merits and benefits of the Shares with other products; and (ii) for internal use by the Authorized Participant. The Authorized Participant shall file all such research reports, marketing material and sales literature related to the Shares with FINRA to the extent required by the FINRA Conduct Rules and with the SEC, as necessary.

(c) The Authorized Participant hereby agrees that for the term of this Agreement the Managing Owner may deliver the then-current Prospectus, and any supplements or amendments thereto or recirculation thereof, to the Authorized Participant in Portable Document Format (“PDF”) via electronic mail. The Authorized Participant acknowledges that it has the capability to access, view, save and print material provided to it in PDF and that it will incur no appreciable extra costs by receiving the Prospectus in PDF instead of in paper form.

(d) For as long as this Agreement is effective, the Authorized Participant agrees to be identified as an authorized participant of the Trust (i) in the section of the Prospectus included within the Registration Statement entitled “Creation and Redemption of Shares” and in any other section or document as may be required by the SEC and (ii) on the Trust’s website. Upon the termination of this Agreement, (i) during the period prior to when the Managing Owner qualifies and in its sole discretion elects to file on a new registration statement (on Form S-3, or otherwise) the Managing Owner will remove such identification from the Prospectus in the amendment of the Registration Statement next occurring after the date of the termination of this Agreement and (ii) the Managing Owner will promptly update the Trust’s website to remove any identification of the Authorized Participant as an authorized participant of the Trust.

Section 13. Certain Covenants of the Managing Owner. The Managing Owner, on its own behalf and as sponsor of the Trust, covenants and agrees:

(a) to notify the Authorized Participant promptly of the happening of any event during the term of this Agreement which could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, to promptly prepare and file, at the expense of the Trust, such amendments or supplements to such Prospectus as may be necessary to reflect any such change;

(b) to furnish to the Authorized Participant the opinions of (x) Sidley Austin LLP, counsel for the Managing Owner, and (y) special Delaware counsel for the Managing Owner addressed to the Authorized Participant, dated as of the date of this Agreement in form and substance satisfactory to the Authorized Participant, which opinions shall state in the aggregate that:

1.	the Trust has been duly formed and is validly existing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801 et seq., and has the power and authority to issue and deliver the Shares as described in the Registration Statement and the Prospectus;

2.	the Managing Owner has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with full power and authority to conduct its business as described in the Registration Statement and the Prospectus;

3.	the Managing Owner is duly qualified and is in good standing in each jurisdiction where the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse impact on its ability to conduct its business as described in the Registration Statement and the Prospectus;

4.	this Agreement has been duly authorized, executed and delivered by the Managing Owner;

5.	when the Shares to be issued by the Trust have been delivered and sold to and paid for by the subscribers thereof as contemplated in the Prospectus and the Trust Agreement, such Shares will be validly issued and, subject to the obligation of a Shareholder to make certain payments provided for in the Trust Agreement, will be fully paid and non-assessable beneficial interest of the Trust;

6.	the Shares conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus;

7.	the Registration Statement and the Prospectus, as of their respective effective or issue dates (other than the financial statements and schedules and other financial information and statistical data included therein, including commodity index and any other performance information therein, as to which we express no opinion), complied as to form in all material respects with the requirements of the 1933 Act;

8.	the Registration Statement is effective under the 1933 Act and, to our knowledge, no stop order proceedings with respect thereto are pending or threatened under the 1933 Act;

9.	no approval, authorization, consent or order of or filing with any federal or Delaware governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares as described in the Prospectus other than registration of the Shares under the 1933 Act (except that such counsel expresses no opinion as to any necessary qualification under the securities or “Blue Sky” laws of any state or the laws of any jurisdictions outside the United States);

10.

the execution, delivery and performance of this Agreement by the Managing Owner, the issuance and delivery of the Shares by the Trust as contemplated by the Prospectus do not and will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) the limited liability company agreement of the Managing Owner or the

Trust Agreement, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument listed on the attached Officers’ Certificate of the Managing Owner to which the Managing Owner or the Trust is a party or by which the Managing Owner or the Trust or any of their respective properties may be bound or affected, or any federal or Delaware law, regulation or rule in our experience customarily applicable to similar transactions or any decree, judgment or order applicable to the Managing Owner or the Trust (listed, in the case of any decree, judgment or order, on the attached Officers’ Certificate of the Managing Owner);

11.	to such counsel’s knowledge, neither the Managing Owner nor the Trust is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach or violation of, or constitute a default under) their respective constitutive documents, or any federal or Delaware law, regulation or rule applicable to the Managing Owner or the Trust;

12.	to such counsel’s knowledge, there are no actions, suits, claims, investigations or proceedings, pending or threatened, to which the Managing Owner is or would be a party or to which any of its properties is or would be subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which are required to be described in the Registration Statement or the Prospectus but are not so described;

13.	assuming operation in accordance with the Prospectus and Peavey Commodity Funds I, II and III, 1983 SEC No-Act. LEXIS 2576 (June 2, 1983), the Trust at the date hereof will not be an “investment company” as that term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”) and the Managing Owner need not be registered as an “investment adviser” under the Investment Advisers Act of 1940 in respect of its management of the Trust; and

14.	the statements in the Registration Statement and the Prospectus under the headings “Material U. S. Federal Income Tax Considerations” and “Description of the Shares; Certain Material Terms of the Trust Declaration,” insofar as such statements constitute a summary of documents or matters of law, are accurate and present fairly the information required to be shown in all material respects.

In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Managing Owner and representatives of the independent public accountants of the Trust at which the contents of the Registration Statement and the Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except as and to the extent stated in subparagraphs (6) and (14) above), on the basis of the foregoing nothing has come to the attention of such counsel that causes them to believe that the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any supplement thereto at the date of such Prospectus or such supplement, and at the time of purchase of the Shares by the Authorized Participant hereunder, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial information, statistical data, the description of the Index or any performance information relating to the Index, the Trust or any other account included in the Registration Statement or the Prospectus).

(c) to deliver to the Authorized Participant on the date of this Agreement a certification by duly authorized officers of the Managing Owner in the form attached hereto as Exhibit D.

In addition, any certificate signed by any officer of the Managing Owner and delivered to the Authorized Participant or counsel for the Authorized Participant pursuant hereto shall be deemed to be a representation and warranty by the Managing Owner as to matters covered thereby to the Authorized Participant.

Section 14. Third Party Beneficiaries. Each AP Indemnified Party and Managing Owner Indemnified Party, to the extent it is not a party to this Agreement, is a third-party beneficiary of this Agreement (each, a “Third Party Beneficiary”) and may proceed directly against any party hereto (including by bringing proceedings against the parties hereto in its own name) to enforce any obligation of such party under this Agreement which directly or indirectly benefits such Third Party Beneficiary.

Section 15. Force Majeure. No party to this Agreement shall incur any liability for any delay in performance, or for the non-performance, of any of its obligations under this Agreement by reason of any cause beyond its reasonable control. This includes any act of God or war or terrorism, any breakdown, malfunction or failure of transmission in connection with or other unavailability of any wire, communication or computer facilities, any transport, port, or airport disruption, industrial action, acts and regulations and rules of any governmental or supra-national bodies or authorities or regulatory or self-regulatory organization or failure of any such body, authority or organization for any reason, to perform its obligations.

Section 16. Miscellaneous.

(a) Amendment and Modification. This Agreement, the Procedures attached as Attachment A and the Exhibits hereto may be amended, modified or supplemented by the Trust and the Managing Owner, without consent of any Beneficial Owner or Authorized Participant from time to time by the following procedure. After the amendment, modification or supplement has been agreed to, the Managing Owner will send a copy of the proposed amendment, modification or supplement to the Authorized Participant via email or regular mail. For the purposes of this Agreement, (i) an email will be deemed received by the recipient thereof on the day the notice is sent and (ii) mail will be deemed received by the recipient thereof on the third

(3rd) day following the deposit of such mail into the United States postal system. Within thirteen (13) calendar days after its deemed receipt, if sent by email, and ten (10) calendar days after its deemed receipt, if sent by regular mail, the amendment, modification or supplement will become part of this Agreement, the Attachments or the Exhibits, as the case may be, in accordance with its terms.

(b) Waiver of Compliance. Any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but any such written waiver, or the failure to insist upon strict compliance with any obligation, covenant, agreement or condition herein, shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

(c) Notices. Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery, by postage prepaid registered or certified United States first class mail, return receipt requested, by nationally recognized overnight courier (delivery confirmation received) or by telex, telegram or telephonic facsimile or similar means of same day delivery (transmission confirmation received), with a confirming copy regular mail, postage prepaid. Unless otherwise notified in writing, all notices to the Trust or to any fund shall be given or sent to the Managing Owner. All notices shall be directed to the address or facsimile numbers indicated below the signature line of the parties on the signature page hereof.

(d) Successors and Assigns. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

(e) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party without the prior written consent of the other parties, except that any entity into which a party hereto may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion, or consolidation to which such party hereunder shall be a party, or any entity succeeding to all or substantially all of the business of the party, shall be the successor of the party under this Agreement and except that the Managing Owner may delegate its obligations hereunder to the Distributor, the Marketing Agent, the Administrator or the Transfer Agent by notice to the Authorized Participant. The party resulting from any such merger, conversion, consolidation or succession shall notify the other parties hereto of the change. Any purported assignment in violation of the provisions hereof shall be null and void. Notwithstanding the foregoing, this Agreement shall be automatically assigned to any successor trustee or Managing Owner at such time such successor qualifies as a successor trustee or Managing Owner under the terms of the Trust Agreement.

(f) Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable Delaware conflict of laws principles) as to all matters, including matters of validity, construction, effect, performance and remedies. Each party hereto irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in the Borough of Manhattan in such State in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives any claim of forum non conveniens and any objections as to laying of venue. Each party hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement. Each party further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to such party at such party’s address for purposes of notices hereunder.

(g) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement, and it shall not be necessary in making proof of this Agreement as to any party hereto to produce or account for more than one such counterpart executed and delivered by such party.

(h) Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

(i) Entire Agreement. This Agreement and the Trust Agreement, along with any other agreement or instrument delivered pursuant to this Agreement and the Trust Agreement, supersede all prior agreements and understandings between the parties with respect to the subject matter hereof, provided, however, that the Authorized Participant shall not be deemed by this provision, or any other provision of this Agreement, to be a party to the Trust Agreement.

(j) Severance. If any provision of this Agreement is held by any court or any act, regulation, rule or decision of any other governmental or supra national body or authority or regulatory or self-regulatory organization to be invalid, illegal or unenforceable for any reason, it shall be invalid, illegal or unenforceable only to the extent so held and shall not affect the validity, legality or enforceability of the other provisions of this Agreement and this Agreement will be construed as if such invalid, illegal, or unenforceable provision had never been contained herein, unless the Managing Owner determines in its discretion that the provision of this Agreement that was held invalid, illegal or unenforceable does affect the validity, legality or enforceability of one or more other provisions of this Agreement, and that this Agreement should not be continued without the provision that was held invalid, illegal or unenforceable, and in that case, upon the Managing Owner’s notification of the trustee of such a determination, this Agreement shall immediately terminate and the Managing Owner will so notify the Authorized Participant immediately.

(k) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

(l) Survival. Sections 8 (Indemnification) and 14 (Third Party Beneficiaries) hereof shall survive the termination of this Agreement.

(m) Other Usages. The following usages shall apply in interpreting this Agreement: (i) references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of such agency, authority or instrumentality; and (ii) “including” means “including, but not limited to.”

[Signature Page Follows]

IN WITNESS WHEREOF, the Authorized Participant and the Managing Owner, on behalf of the Trust, have caused this Agreement to be executed by their duly authorized representatives as of the date first set forth above.

DB Commodity Services LLC Managing Owner of the PowerShares DB Commodity Index Tracking Fund		PowerShares DB Commodity Index Tracking Fund By DB Commodity Services LLC, as Managing Owner of PowerShares DB Commodity Index Tracking Fund

By:		By:

Name:		Name:

Title:		Title:

By:		By:

Name:		Name:

Title:		Title:

Address:	60 Wall Street New York, New York 10005	Address:	60 Wall Street New York, New York 10005

Telephone:	(212) 250-5883	Telephone:	(212) 250-5883

Facsimile:	(212) 797-4469	Facsimile:	(212) 797-4469

e-mail:		e-mail:

[Name of Authorized Participant]

By:

Name:

Title:

Address:

Telephone:

Facsimile:

EXHIBIT A

POWERSHARES DB COMMODITY INDEX TRACKING FUND

FORM OF CERTIFIED AUTHORIZED PERSONS OF AUTHORIZED PARTICIPANT

The following are the names, titles and signatures of all persons (each an “Authorized Person”) authorized to give instructions relating to any activity contemplated by the Participant Agreement or any other notice, request or instruction on behalf of the Authorized Participant pursuant to the PowerShares DB Commodity Index Tracking Fund Participant Agreement.

Authorized Participant:

Name:	Name:

Title:	Title:

Signature:	Signature:

Name:	Name:

Title:	Title:

Signature:	Signature:

The undersigned, [name]                    , [title]                    of [Authorized Participant], does hereby certify that the persons listed above have been duly elected to the offices set forth beneath their names, that they presently hold such offices, that they have been duly authorized to act as Authorized Persons pursuant to the PowerShares DB Commodity Index Tracking Fund Participant Agreement by and between [Authorized Participant], PowerShares DB Commodity Index Tracking Fund and DB Commodity Services LLC, dated             , 20    , and that their signatures set forth above are their own true and genuine signatures.

In Witness Whereof, the undersigned has hereby set his/her hand and the seal of [Authorized Participant] on the date set forth below.

Subscribed and sworn to before me	By:
this day of , 20	Name:

Title:

Date:
Notary Public

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EXHIBIT B

POWERSHARES DB COMMODITY INDEX TRACKING FUND

FORM OF PURCHASE ORDER SUBSCRIPTION AGREEMENT

TRUSTEE, THE BANK OF NEW YORK MELLON 718-315-7500

Authorized Participant:	DTC Clearing #:

Authorized Participant FAX No.#:	Trade Date:

Order Number:	Number of Creation Baskets:

Number of Shares to be issued:	USD:
(to be provided by The Bank of New York Mellon)

All Purchase Order Subscription Agreements are subject to the terms and conditions of the Fourth Amended and Restated Declaration of Trust and Trust Agreement, as amended from time to time (the “Trust Agreement”) of PowerShares DB Commodity Index Tracking Fund (the “Trust”) as currently in effect and the PowerShares DB Commodity Index Tracking Fund Participant Agreement among the Authorized Participant, the Trust and the Managing Owner named therein (the “Participant Agreement”). All representations and warranties of the Authorized Participant set forth in the Participant Agreement are incorporated herein by reference. Capitalized terms used but not defined herein have the meaning given in the Trust Agreement.

The undersigned understands that by submitting this Purchase Order Subscription Agreement he/she is making the representations and warranties set forth in the Annex to this Purchase Order Subscription Agreement and is also granting an irrevocable Power of Attorney. The undersigned understands that its DTC account will be charged the Transaction Fee as set forth in the currently effective copy of the Prospectus.

The undersigned does hereby certify as of the date set forth below that he/she is an Authorized Person under the Participant Agreement and that he/she is authorized to deliver this Purchase Order Subscription Agreement to the Managing Owner on behalf of the Authorized Participant.

(Please Print Name of Authorized Participant)
Date:

By:
Accepted by		Name:
PowerShares DB Commodity Index Tracking Fund		Title:
By: DB Commodity Services LLC, as Managing Owner

By:
Name: Title:

By:
Name: Title:

B-1

Title:

ANNEX TO EXHIBIT B

TO

PURCHASE ORDER SUBSCRIPTION AGREEMENT

PURCHASER’S REPRESENTATIONS AND WARRANTIES AND

POWER OF ATTORNEY

1. CFTC Registration Status. The Authorized Participant either is not required to be registered with the Commodity Futures Trading Commission (“CFTC”) or to be a member of the National Futures Association (“NFA”), or, if required to be so registered, is duly registered with the CFTC and is a member in good standing of the NFA. The Authorized Participant agrees to supply the Managing Owner with such information as the Managing Owner may reasonably request in order to verify the foregoing representation. Vehicles for collective investment which acquire Shares may, as a result, themselves become “commodity pools” within the intent of applicable CFTC and NFA rules, and their sponsors, accordingly, will be required to register as “commodity pool operators.”

2. Disclosure Document. The Authorized Participant has obtained a copy of the Trust’s Prospectus, which constitutes its CFTC Disclosure Document, from the Trust’s website at www.dbxus.com, or its successor thereto.

3. Monthly Report. If trading for the Trust has commenced, the Authorized Participant has obtained a copy of the most recent monthly report from the Trust’s website at www.dbxus.com, or its successor thereto.

4. Power of Attorney. In connection with the Authorized Participant’s acceptance of an interest in the Trust, the Authorized Participant does hereby irrevocably constitute and appoint the Managing Owner, and its successors and assigns, as its true and lawful Attorney-in-Fact, with full power of substitution, in its name, place and stead, in the execution, acknowledgment, filing and publishing of Trust documents, including, but not limited to, the following: (i) any certificates and other instruments, including but not limited to, any applications for authority to do business and amendments thereto, which the Managing Owner deems appropriate to qualify or continue the Trust as a business or statutory trust in the jurisdictions in which the Trust may conduct business, so long as such qualifications and continuations are in accordance with the terms of the Fourth Amended and Restated Declaration of Trust and Trust Agreement of the Trust, as amended from time to time (the “Trust Agreement”), or which may be required to be filed by the Trust or the Shareholders under the laws of any jurisdiction; (ii) any instrument which may be required to be filed by the Trust under the laws of any state or by any governmental agency, or which the Managing Owner deems advisable to file; and (iii) the Trust Agreement and any documents which may be required to effect an amendment to the Trust Agreement approved under the terms of the Trust Agreement, and the continuation of the Trust, the admission of the signer of the Power of Attorney as a Limited Owner or of others as additional or substituted Limited Owners, or the termination of the Trust, provided such continuation, admission or termination is in accordance with the terms of the Trust Agreement. The Power of Attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and shall survive, and shall not be affected by, the Authorized Participant’s subsequent insolvency or dissolution or any delivery by the Authorized Participant of an assignment of the whole or any portion of the Authorized Participant’s Shares.

B-2

EXHIBIT C

POWERSHARES DB COMMODITY INDEX TRACKING FUND

FORM OF REDEMPTION ORDER

Authorized Participant:

Date:

Confirmation Number:

PIN Number:

Number of Shares to be Redeemed:

All Redemption Orders are subject to the terms and conditions of the Fourth Amended and Restated Declaration of Trust and Trust Agreement of PowerShares DB Commodity Index Tracking Fund, as amended from time to time (the “Trust”) and the PowerShares DB Commodity Index Tracking Fund Participant Agreement among the Authorized Participant, the Trust and the Managing Owner named therein (the “Participant Agreement”). All representations and warranties of the Authorized Participant set forth in such Participant Agreement are incorporated herein by reference.

The undersigned understands that its DTC account will be charged the Transaction Fee as set forth in the currently effective copy of the Prospectus including an additional fee as provided under Section 4 of the Participant Agreement if the Redemption Order is held open.

The undersigned does hereby certify as of the date set forth below that he/she is an Authorized Person under the Participant Agreement and that he/she is authorized to deliver this Redemption Order to the Managing Owner on behalf of the Authorized Participant.

[NAME OF AUTHORIZED PARTICIPANT]

Date:	By:
Name:
Title:

C-1

EXHIBIT D

POWERSHARES DB COMMODITY INDEX TRACKING FUND

DB COMMODITY SERVICES LLC

OFFICERS’ CERTIFICATE

The undersigned, each a duly authorized officer of DB Commodity Services LLC, a Delaware limited liability company (the “Managing Owner”), the managing owner of PowerShares DB Commodity Index Tracking Fund (the “Trust”), and pursuant to Section 13(c) of the PowerShares DB Commodity Index Tracking Fund Participant Agreement (the “Agreement”), dated as of             , 20        , as amended from time-to-time, by and among the Managing Owner, the Trust and [                    ] (the “Authorized Participant”), hereby certify that:

1.	Each of the following representations and warranties of the Managing Owner is true and correct in all material respects as of the date hereof:

(a)	the Registration Statement and the Prospectus comply in all material respects with the requirements of the 1933 Act; any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed; the conditions to the use of Form S-3 (or Form S-1, if applicable) have been satisfied; and the Registration Statement does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus does not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Managing Owner makes no warranty or representation with respect to any statement contained in the Registration Statement or any Prospectus in reliance upon and in conformity with information concerning the Authorized Participant and furnished in writing by or on behalf of the Authorized Participant to the Managing Owner expressly for use in the Registration Statement or such Prospectus;

(b)	the Trust has been duly formed and is validly existing as a statutory trust under the laws of the State of Delaware, as described in the Registration Statement and the Prospectus, and the Fourth Amended and Restated Declaration of Trust and Trust Agreement (the “Trust Agreement”) authorizes the Managing Owner to issue and deliver the Shares of the Trust to the Authorized Participant hereunder as contemplated in the Registration Statement and the Prospectus;

D-1

(c)	the Managing Owner has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with full power and authority to conduct its business as described in the Registration Statement and the Prospectus, and has all requisite power and authority to execute and deliver the Agreement;

(d)	the Managing Owner is duly qualified and is in good standing in each jurisdiction where the conduct of its business requires such qualification;

(e)	complete and correct copies of the Trust Agreement, and any and all amendments thereto, have been delivered to the Authorized Participant, and no changes thereto have been made;

(f)	the outstanding Shares have been duly and validly issued and, subject to the obligations of a shareholder to make certain payments provided for in the Trust Agreement, are fully paid and non-assessable beneficial interest in the Trust and free of statutory and contractual preemptive rights, rights of first refusal and similar rights;

(g)	the Shares conform in all material respects to the description(s) thereof contained in the Registration Statement and the Prospectus and the holders of the Shares will not be subject to personal liability by reason of being such holders;

(h)	the Agreement has been duly authorized, executed and delivered by the Trust and the Managing Owner and constitutes the valid and binding obligations of the Trust and the Managing Owner, enforceable against the Trust and the Managing Owner in accordance with its terms;

(i)

neither the Managing Owner nor the Trust is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) its respective constitutive documents, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Managing Owner or the Trust is a party or by which any of them or any of their properties may be bound or affected, and the execution, delivery and performance of the Agreement, the issuance and sale of Shares to the Authorized Participant thereunder and the consummation of the transactions contemplated thereby do not and will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under), respectively, the limited liability company agreement of the Managing Owner or the Trust

D-2

Agreement, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Managing Owner or the Trust is a party or by which, respectively, the Managing Owner or the Trust or any of their respective properties may be bound or affected, or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Managing Owner or the Trust;

(j)	no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of Shares to the Authorized Participant hereunder or the consummation by the Managing Owner or the Trust of the transactions contemplated hereunder other than registration of the Shares under the 1933 Act and the filings with the National Futures Association and the Financial Industry Regulatory Authority, Inc. (“FINRA”), which have been effected;

(k)	except as set forth in the Registration Statement and the Prospectus (i) no person has the right, contractual or otherwise, to cause the Trust to issue or sell to it any Shares or other equity interests of the Trust, and (ii) no person has the right to act as an underwriter or as a financial advisor to the Trust in connection with the offer and sale of the Shares, in the case of each of the foregoing clauses (i), and (ii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise; no person has the right, contractual or otherwise, to cause the Managing Owner on behalf of the Trust or the Trust to register under the 1933 Act any other equity interests of the Trust, or to include any such Shares or interests in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise;

(l)	each of the Managing Owner and the Trust has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its respective business; neither the Managing Owner nor the Trust is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Managing Owner or the Trust;

(m)	all legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed as required;

D-3

(n)	except as set forth in the Registration Statement and the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or threatened or contemplated to which the Managing Owner or the Trust, or any of the Managing Owner’s directors or officers, is or would be a party or of which any of their respective properties are or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency;

(o)	PricewaterhouseCoopers LLP, or as otherwise provided in the currently effective Registration Statement and the Prospectus, whose report on the audited financial statements of the Trust is filed with the SEC included or incorporated into the Registration Statement and the Prospectus, is an independent registered public accounting firm as required by the 1933 Act;

(p)	the audited financial statement(s) included or incorporated by reference in the Prospectus, together with the related notes and schedules, presents fairly the financial position of the Trust as of the date indicated and has been prepared in compliance with the requirements of the 1933 Act, the rules and regulations of the Commission under the 1933 Act, the 1934 Act and the rules and regulations of the Commission under the 1934 Act, and in conformity with generally accepted accounting principles; the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement and the Prospectus that are not included or incorporated by reference as required; and the Trust does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed or incorporated by reference in the Registration Statement and the Prospectus;

(q)	subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (i) any material adverse change, or any development involving a prospective material adverse change affecting the Managing Owner or the Trust, (ii) any transaction which is material to the Managing Owner or the Trust taken as a whole, other than transactions in the ordinary course of business, or (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Managing Owner or the Trust, which is material to the Trust, other than obligations incurred in the ordinary course of business;

D-4

(r)	the Trust is not and, after giving effect to the offering and sale of the Shares, will not be required to be registered as an investment company under the Investment Company Act;

(s)	except as set forth in the Registration Statement and the Prospectus, the Managing Owner and the Trust own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights, trade secrets and other proprietary information described in the Registration Statement and the Prospectus as being owned or licensed by them or which are necessary for the conduct of their respective businesses, (collectively, “Intellectual Property”); (i) to the knowledge of the Managing Owner or the Trust, there are no third parties who have or will be able to establish rights to any Intellectual Property, except for the ownership rights of the owners of the Intellectual Property which is licensed to the Managing Owner or the Trust; (ii) to the knowledge of the Managing Owner or the Trust, there is no infringement by third parties of any Intellectual Property; (iii) there is no pending or, to the knowledge of the Managing Owner or the Trust, threatened action, suit, proceeding or claim by others challenging the Managing Owner’s or the Trust’s rights in or to any Intellectual Property, and the Managing Owner and the Trust are unaware of any facts which could form a reasonable basis for any such claim; (iv) there is no pending or, to the knowledge of the Managing Owner or the Trust, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property, and the Managing Owner and the Trust are unaware of any facts which could form a reasonable basis for any such claim; and (v) there is no pending or, to the knowledge of the Managing Owner or the Trust, threatened action, suit, proceeding or claim by others alleging that the Managing Owner or the Trust infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Managing Owner and the Trust are unaware of any facts which could form a reasonable basis for any such claim;

(t)	all tax returns required to be filed by the Trust have been filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid; and no tax returns or tax payments are due with respect to the Trust as of the date of the Agreement;

(u)	neither the Managing Owner nor the Trust has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Managing Owner or the Trust or any other party to any such contract or agreement;

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(v)	with respect to its activities on behalf of the Trust, as provided for in the Trust Agreement, the Managing Owner maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with the Trust Agreement and the Managing Owner’s duties thereunder; (ii) transactions with respect to the Trust are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; and (iii) assets are held for the Trust in accordance with the Trust Agreement;

(w)	on behalf of the Trust, the Managing Owner has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the 1934 Act, giving effect to the rules and regulations, and SEC staff interpretations (whether or not public), thereunder); such disclosure controls and procedures are designed to ensure that material information relating to the Trust, is made known to the Managing Owner, and such disclosure controls and procedures are effective to perform the functions for which they were established; on behalf of the Trust, the Managing Owner has been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Trust’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Trust’s internal controls; any material weaknesses in internal controls have been identified for the Trust’s auditors;

(x)	any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Managing Owner believes to be reliable and accurate, and the Managing Owner has obtained the written consent to the use of such data from such sources to the extent required; and

(y)	neither the Managing Owner, nor any of the Managing Owner’s directors, members, managers, officers, affiliates or controlling persons nor the Trustee has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the 1934 Act or otherwise, the stabilization or manipulation of the price of any security or asset of the Trust to facilitate the sale or resale of the Shares; and there are no affiliations or associations between any member of FINRA and any of the Managing Owner’s officers, directors or 5% or greater security holders, except as set forth in the Registration Statement and the Prospectus.

For purposes hereof, the term “Registration Statement” shall mean the Registration Statement as amended or supplemented from time to time to the date hereof and the term “Prospectus” shall mean the corresponding Prospectus as amended or supplemented from time to time to the date hereof.

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2.	Each of the obligations of the Managing Owner to be performed by it on or before the date hereof pursuant to the terms of the Agreement, and each of the provisions thereof to be complied with by the Managing Owner on or before the date hereof, has been duly performed and complied with in all material respects.

Capitalized terms used, but not defined herein shall have the meanings assigned to such terms in the Agreement.

[SIGNATURE PAGE TO FOLLOW]

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IN WITNESS WHEREOF, we have hereunto, on behalf of the Managing Owner, subscribed our names this     day of             , 20    .

By:
Name:
Title:

By:
Name:
Title:

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FORM OF

POWERSHARES DB COMMODITY INDEX TRACKING FUND

PARTICIPANT AGREEMENT

ATTACHMENT A

POWERSHARES DB COMMODITY INDEX TRACKING FUND PROCEDURES

CREATION AND REDEMPTION OF

POWERSHARES DB COMMODITY INDEX TRACKING FUND SHARES

Scope of Procedures and Overview

This Attachment A to the Participant Agreement (the “Participant Agreement”) supplements the Participant Agreement, the Prospectus and the Trust Agreement (as defined below) with respect to the procedures (the “Procedures”) to be used in processing (1) a creation order for the creation of one or more Baskets (as defined below) (“Creation Order”) of Shares of PowerShares DB Commodity Index Tracking Fund (the “Trust”) and a (2) redemption order for the redemption of one or more Baskets (as defined below) (“Redemption Order”) of Shares of the Trust. Shares may be created or redeemed only in blocks of 200,000 Shares (each such block, a “Basket”) for the Trust.

Capitalized terms used in these Procedures without further definition have the meanings assigned to them in the Fourth Amended and Restated Declaration of Trust and Trust Agreement of the Trust (the “Trust Agreement”), dated as of November 12, 2012, and as amended from time-to-time, between Wilmington Trust Company, as trustee of the Trust (the “Trustee”) and DB Commodity Services LLC, as managing owner (the “Managing Owner”) or the Participant Agreement.

For purposes of these Procedures, a “Business Day” means a day other than Saturday, Sunday or other day when banks and/or securities exchanges in the City of New York or the City of Wilmington are authorized or obligated by law or executive order to close.

Baskets are issued pursuant to the Prospectus, which will be obtained by each Participant from the Trust’s website at www.dbxus.com or its successor thereof, prior to its execution of the Participant Agreement, and are issued and redeemed in accordance with the Trust Agreement and the Participant Agreement.

Creation Orders and Redemption Orders are, collectively, the “Orders.”

“Transfer Agent” means The Bank of New York Mellon.

Authorized Participants (“Participants”) may submit Orders to the Transfer Agent (i) through the Transfer Agent’s electronic order entry system, as such may be made available and constituted from time to time, the use of which shall be subject to the terms and conditions of the

Electronic Access Services Agreement, which is incorporated by reference herein (the “Website Based Orders”), (ii) by facsimile or (iii) by telephone according to these Procedures as provided in Annex I ((ii) and (iii), collectively, the “Fax/Telephone Based Orders”).

The Participant must execute the Electronic Access Service Agreement (“ESA”) with the Transfer Agent in order for a Participant to be able to submit Website Based Orders. RSA secured token cards are issued to each of the Authorized Persons, which may be used to access the Transfer Agent’s website and input Orders as described herein and pursuant to the Authorized Participant Interface User Guide, incorporated herein by reference.

“Order Cut-Off Time” means 10:00 am, Eastern Time, on each Business Day.

Baskets may be created and redeemed on any Business Day in exchange for the applicable Creation Basket Capital Contribution or Redemption Basket, respectively, from the Participant.

“Creation Order Date” means a Business Day on which an order to create one or more Creation Baskets was placed by a Participant with the Transfer Agent by the Order Cut-Off Time.

“Redemption Order Date” means a Business Day on which an order to redeem one or more Redemption Baskets placed by a Participant with the Transfer Agent by the Order Cut-Off Time.

“Settlement Time” means any time within three Business Days immediately following the Creation Order Date or the Redemption Order Date, as applicable.

“Redemption Distribution” means, subject to deduction of any tax or other governmental charges due thereon, the cash in an amount equal to the product obtained by multiplying (i) the number of Redemption Baskets set forth in the relevant Redemption Order by (ii) the Net Asset Value Per Basket of the Trust as of the close of the NYSE Arca Core Trading Session or the last to close of the exchanges on which the Trust’s futures contracts are traded, whichever is later, on the Redemption Order Date.

Each Participant is responsible for ensuring that the Creation Basket Capital Contribution and/or the Redemption Basket it intends to transfer to the Trust in exchange for Creation Baskets or redemption proceeds, as applicable, is available for transfer to such Trust in the manner and at the times described in these Procedures.

Participants will be required to pay a nonrefundable per order transaction fee of $500 to the Transfer Agent (the “Transaction Fee”).

IMPORTANT NOTES:

•	Any Creation Order is subject to acceptance or rejection by the Transfer Agent, in consultation with the Managing Owner, for the reasons set forth in the Trust Agreement or the Participant Agreement.

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•	Any Redemption Order is subject to acceptance or rejection by the Transfer Agent, in consultation with the Managing Owner, for the reasons set forth in the Trust Agreement or the Participant Agreement.

•	All Orders are subject to the provisions of the Trust Agreement and the Participant Agreement relating to unclear or ambiguous instructions.

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ANNEX I

WEBSITE BASED ORDERS

AND

FAX/TELEPHONE BASED ORDERS

CREATION PROCEDURES

1.	PLACING A CREATION ORDER.

Participants may submit Website Based Orders or Fax/Telephone Based Orders to the Transfer Agent as provided by these Procedures.

NOTE THAT IF THE PARTICIPANT PLACES A FAX/TELEPHONE BASED ORDER, THE TELEPHONE CALL OR FAX IN WHICH THE CONFIRMATION NUMBER IS ISSUED INITIATES THE CREATION ORDER PROCESS BUT DOES NOT ALONE CONSTITUTE THE CREATION ORDER. A CREATION ORDER IS CONSIDERED A COMPLETE CREATION ORDER ONLY UPON RECEIPT OF THE CONFIRMATION NUMBER.

Creation Orders for Creation Baskets may be initiated only on Business Days. Creation Orders may only be made in whole Creation Baskets of the Trust.

To begin a Creation Order, an Authorized Person of the Participant may telephone the Transfer Agent at (718) 315-7500 or such other number as the Managing Owner designates in writing to the Participant. This telephone call must be made by an Authorized Person of the Participant and answered by the Transfer Agent before the Order Cut-Off Time. Upon verifying the authenticity of the Authorized Person (as determined by the use of the appropriate PIN Number), the Transfer Agent will request that the Authorized Person place the Creation Order. To do so, the Authorized Person must provide the appropriate ticker symbol when referring to the Trust. After the Authorized Person has placed the Creation Order, the Transfer Agent will read the Creation Order back to the Authorized Person. The Authorized Person then must affirm that the Creation Order has been taken correctly by the Transfer Agent. If the Authorized Person affirms that the Creation Order has been taken correctly, the Transfer Agent will issue a confirmation number (the “Confirmation Number”) to the Authorized Person.

All Creation Orders may also be placed by an Authorized Person as a Website Based Order by the Order Cut-Off Time.

PLEASE NOTE: A CREATION ORDER REQUEST IS NOT COMPLETE UNTIL THE CONFIRMATION NUMBER IS ISSUED BY THE TRANSFER AGENT. WITH RESPECT TO THE TRUST, A CREATION ORDER FOR CREATION BASKETS CANNOT BE CANCELED BY THE PARTICIPANT AFTER THE CONFIRMATION NUMBER HAS BEEN ISSUED. INCOMING TELEPHONE CALLS ARE QUEUED AND WILL BE HANDLED IN THE SEQUENCE RECEIVED. ACCORDINGLY, THE PARTICIPANT SHOULD NOT HANG UP AND REDIAL. CALLS THAT ARE IN PROGRESS AT THE ORDER CUT-OFF TIME ARE VALID AND THE CREATION ORDER WILL BE TAKEN. PLEASE NOTE THAT “IN PROGRESS” IS DEFINED AS A PARTICIPANT ACTUALLY SPEAKING WITH THE TRANSFER AGENT. CALLS

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THAT ARE PLACED BEFORE THE ORDER CUT-OFF TIME THAT ARE IN THE HOLDING QUEUE UNANSWERED AT OR AFTER THE ORDER CUT-OFF TIME WILL BE VERBALLY DENIED. INCOMING CALLS THAT ARE RECEIVED AFTER THE ORDER CUT-OFF TIME WILL NOT BE ANSWERED BY THE TRANSFER AGENT. ALL TELEPHONE CALLS WILL BE RECORDED.

2.	RECEIPT OF CONFIRMATION.

Subject to the conditions that a properly completed telephone or fax Creation Order has been placed by the Participant not later than the Order Cut-Off Time, and other provisions contained in these procedures, the Managing Owner will accept the Creation Order on behalf of the Trust and will confirm in writing to the Participant that its Creation Order has been accepted within 45 minutes after the designated Order Cut-Off Time on the Business Day that the Creation Order is received. Once the Creation Order has been approved by the Managing Owner, the Managing Owner will sign or time-stamp the Creation Order and send that Creation Order to the Transfer Agent.

Typically, if a Web-Based Order is submitted, the Managing Owner may confirm the order on-line. Alternatively, if the Managing Owner prefers to confirm Orders via fax, the Transfer Agent will download and print the Order Form and fax it to the Managing Owner for review and approval. Upon receipt of the Order Form signed by the Managing Owner, the Transfer Agent will issue an email confirmation to the Participant and the Managing Owner to reflect the Order status (approval or cancellation).

3.	QUALITY ASSURANCE.

After a Confirmation Number is issued by the Transfer Agent to the Participant, the Participant will fax a written version of the Creation Order to the Transfer Agent. Upon receipt, the Transfer Agent should immediately telephone the Participant if the Transfer Agent believes that the Creation Order has not been completed correctly by the Participant. In addition, the Transfer Agent will telephone the Participant if the Transfer Agent is in non-receipt of the Creation Order within 15 minutes after the Creation Order has been called into the Transfer Agent.

4.	REJECTING OR SUSPENDING CREATION ORDERS.

The Managing Owner reserves the absolute right to reject acceptance of a Creation Order or Creation Basket Capital Contribution if (i) the Managing Owner or Transfer Agent has determined the Creation Order or Creation Basket Capital Contribution is not in proper form; (ii) the Managing Owner has determined the acceptance or receipt of which would have adverse tax consequences to the Trust or to the Shareholders; (iii) the acceptance or receipt of which could, in the opinion of counsel to the Managing Owner, be unlawful; or (iv) circumstances outside the control of the Managing Owner or the Transfer Agent make it for all practical purposes not feasible to process Creation Baskets. The Managing Owner shall notify the Participant of a rejection of any Creation Order. The Managing Owner may not revoke a previously accepted Creation Order, as defined in these Procedures.

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Neither the Managing Owner nor its delegate will be liable to any person or in any way for any loss or damages that may result from any such rejection.

5. DETERMINATION OF PAYMENT AMOUNT.

As promptly as practicable following the publication of the net asset value of the Trust and the net asset value per Share of the Shares on the Creation Order Date, the Managing Owner shall communicate to the Participant the amount of cash necessary for the Creation Basket Capital Contribution and details of the method of payment (e.g., wiring instructions) required for the Creation Basket Capital Contribution.

6. CONTRACTUAL SETTLEMENT.

(a)	Through the CNS Clearing Process

Except as provided below, the Creation Basket Capital Contribution must be made in same day funds through the National Securities Clearing Corporation (the “NSCC”) to a Depository Trust Company (“DTC”) account maintained by the Trust’s custodian (the “Custodian”) on or before the Settlement Time, after acceptance of the Creation Order, together with the applicable Transaction Fee. A Creation Basket of the Trust will be issued to the Participant at the Settlement Time through the NSCC’s Continuous Net Settlement (CNS) system assuming timely payment of the Creation Basket Capital Contribution and the Transaction Fee through the CNS system in accordance with the terms, conditions and guarantees as set forth in CNS agreements to which the Custodian and Participant have entered into.

(b)	Outside the CNS Clearing Process

The Creation Basket Capital Contribution must be delivered through the DTC to an account at the DTC maintained by the Custodian on behalf of the Managing Owner and the Trust on or before the Settlement Time, together with the applicable Transaction Fee. The Creation Basket will be credited to the Participant at the Settlement Time. The Custodian on behalf of both the Managing Owner and the Trust will cause the Trust to deposit the Creation Basket with the DTC in accordance with the DTC’s customary procedures, for the credit of the account of the Participant that placed the Creation Order.

7. PARTIAL CREATION ORDER

(a) If by the Settlement Time the Managing Owner has not received confirmation of receipt of (A) the Transaction Fee, and (B) the full Creation Basket Capital Contribution due from the Participant submitting the Creation Order, the Managing Owner will settle the Creation Order to the extent of whole Creation Baskets for which it has received the full amount of cash required in connection with the creation of such Basket(s) and any balance of the Creation Order will be cancelled. For the avoidance of doubt, any Creation Baskets not created for failure of the Participant to provide the full Creation Basket Capital Contribution as indicated above, shall be created through a new and separate Creation Order subject to all of the procedures outlined above, including the payment of the Transaction Fee associated with a Creation Order.

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(b) If by the Settlement Time the Managing Owner has not received confirmation of receipt of (A) the Transaction Fee, and (B) the full Creation Basket Capital Contribution due from the Participant submitting the Creation Order, the Participant will be charged by the Managing Owner an additional processing charge of $2,000.

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REDEMPTION PROCEDURES

1.	PLACING A REDEMPTION ORDER.

Participants may submit Website Based Orders or Fax/Telephone Based Orders to the Transfer Agent as provided by these Procedures.

NOTE THAT IF THE PARTICIPANT PLACES A FAX/TELEPHONE BASED ORDER, THE TELEPHONE CALL OR FAX IN WHICH THE CONFIRMATION NUMBER IS ISSUED INITIATES THE REDEMPTION ORDER PROCESS BUT DOES NOT ALONE CONSTITUTE THE REDEMPTION ORDER. A REDEMPTION ORDER IS CONSIDERED COMPLETE ONLY UPON RECEIPT OF THE CONFIRMATION NUMBER.

Redemption Orders may be initiated only on Business Days. Redemption Orders may only be made in whole Redemption Baskets of the Trust.

To begin a Redemption Order, the Authorized Person of the Participant may telephone the Transfer Agent at (718) 315-7500 or such other number as the Managing Owner designates in writing to the Participant. This telephone call must be made by an Authorized Person of the Participant and answered by the Transfer Agent before the Order Cut-Off Time. Upon verifying the authenticity of the Authorized Person (as determined by the use of the appropriate PIN Number), the Transfer Agent will request that the Authorized Person place the Redemption Order. To do so, the Authorized Person must provide the appropriate ticker symbol when referring to the Trust. After the Authorized Person has placed the Redemption Order, the Transfer Agent will read the Redemption Order back to the Authorized Person. The Authorized Person then must affirm that the Redemption Order has been taken correctly by the Transfer Agent. If the Authorized Person affirms that Redemption Order has been taken correctly, the Transfer Agent will issue a confirmation number (the “Confirmation Number”) to the Authorized Person.

All Redemption Orders may also be placed by an Authorized Person as a Website Based Order by the Order Cut-Off Time.

PLEASE NOTE: A REDEMPTION ORDER REQUEST IS NOT COMPLETE UNTIL THE CONFIRMATION NUMBER IS ISSUED BY THE TRANSFER AGENT. WITH RESPECT TO THE TRUST, A REDEMPTION ORDER FOR REDEMPTION BASKETS CANNOT BE CANCELED BY THE PARTICIPANT AFTER THE CONFIRMATION NUMBER HAS BEEN ISSUED. INCOMING TELEPHONE CALLS ARE QUEUED AND WILL BE HANDLED IN THE SEQUENCE RECEIVED. ACCORDINGLY, THE PARTICIPANT SHOULD NOT HANG UP AND REDIAL. CALLS THAT ARE IN PROGRESS AT THE ORDER CUT-OFF TIME ARE VALID AND THE REDEMPTION ORDER WILL BE TAKEN. PLEASE NOTE THAT “IN PROGRESS” IS DEFINED AS A PARTICIPANT ACTUALLY SPEAKING WITH THE TRANSFER AGENT. CALLS THAT ARE PLACED BEFORE THE ORDER CUT-OFF TIME THAT ARE IN THE HOLDING QUEUE UNANSWERED AT OR AFTER THE ORDER CUT-OFF TIME WILL BE VERBALLY DENIED. INCOMING CALLS THAT ARE RECEIVED AFTER THE ORDER CUT-OFF TIME WILL NOT BE ANSWERED BY THE TRANSFER AGENT. ALL TELEPHONE CALLS WILL BE RECORDED.

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2.	RECEIPT OF CONFIRMATION.

Subject to the conditions that a properly completed telephone or fax Redemption Order has been placed by the Participant not later than the Order Cut-Off Time, and except as otherwise provided in these procedures, the Managing Owner will accept the Redemption Order on behalf of the Trust and will confirm in writing to the Participant that its Redemption Order has been accepted within 45 minutes after the designated Order Cut-Off Time on the Business Day that the Redemption Order is received. Once the Redemption Order has been approved by the Managing Owner, the Managing Owner will sign or time-stamp the Redemption Order and send that Redemption Order to the Transfer Agent.

Typically, if a Web-Based Order is submitted, the Managing Owner may confirm the order on-line. Alternatively, if the Managing Owner prefers to confirm Orders via fax, the Transfer Agent will download and print the Order Form and fax it to the Managing Owner for review and approval. Upon receipt of the Order Form signed by the Managing Owner, the Transfer Agent will issue an email confirmation to the Participant and the Managing Owner to reflect the Order status (approval or cancellation).

3.	QUALITY ASSURANCE.

After a Confirmation Number is issued by the Transfer Agent to the Participant, the Participant will fax a written version of the Redemption Order to the Transfer Agent. Upon receipt, the Transfer Agent should immediately telephone the Participant if the Transfer Agent believes that the Redemption Order has not been completed correctly by the Participant. In addition, the Transfer Agent will telephone the Participant if the Transfer Agent is in non-receipt of the Redemption Order within 15 minutes after the Redemption Order has been called into the Transfer Agent.

4.	REJECTING OR SUSPENDING REDEMPTION ORDERS.

The Managing Owner shall reject any Redemption Order the fulfillment of which its counsel advises would be illegal under applicable laws and regulations. The Managing Owner may, in its discretion, suspend the right of redemption, or postpone the Settlement Time, (i) for any period during which an Exchange is closed other than customary weekend or holiday closings, or trading is suspended or restricted; (ii) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of the Trust’s assets is not reasonably practicable; or (iii) for such other period as the Managing Owner determines to be necessary for the protection of Shareholders. The Managing Owner will reject a Redemption Order if the order is not in property form or if the fulfillment of the order, in the opinion of its counsel, might be unlawful. The Managing Owner shall notify the Participant of a rejection or suspension of any Redemption Order. The Managing Owner may not revoke a previously accepted Redemption Order, as defined in these Procedures.

Neither the Managing Owner nor its delegate will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

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5. DETERMINATION OF CASH DISTRIBUTION.

As promptly as practicable following the publication of the net asset value of the Trust and the net asset value per Share of the Shares on the Redemption Order Date, the Managing Owner shall communicate to the Participant the amount of cash to be delivered in the Redemption Distribution.

6.	CONTRACTUAL SETTLEMENT.

(a)	Through the CNS Clearing Process

Except as provided below, the Redemption Baskets must be delivered through the NSCC to a DTC account maintained by the Custodian on or before the Settlement Time, after acceptance of the Redemption Order, together with receipt of the Transaction Fee. The Redemption Distribution will be credited to the Participant at the Settlement Time through the CNS system, assuming timely delivery of Redemption Baskets and the Transaction Fee through the CNS system in accordance with the terms, conditions and guarantees as set forth in the CNS agreements to which the Custodian and Participant have entered into.

(b)	Outside the CNS Clearing Process

The Redemption Baskets must be credited to an account at the DTC maintained by the Custodian along with the Transaction Fee on or before the Settlement Time. The Redemption Distribution shall be delivered through the DTC to the account of the Participant as recorded on the book entry system of the DTC at the Settlement Time.

7.	PARTIAL REDEMPTION ORDER.

(a) If by such Settlement Time, the Trust has received the Transaction Fee, but the Trust has not received from the redeeming Participant all Redemption Baskets comprising the Redemption Order, the Managing Owner will settle the Redemption Order to the extent of whole Redemption Baskets then received and any balance of the Redemption Order will be cancelled. For the avoidance of doubt, any Redemption Baskets not redeemed for failure of the redeeming Participant to provide whole Redemption Baskets as indicated above, shall be redeemed through a new and separate Redemption Order subject to all of the procedures outlined above, including the payment of the Transaction Fee associated with a Redemption Order.

(b) If, by the Settlement Time the Managing Owner has not received confirmation of receipt of the Transaction Fee and the Trust has not received from a redeeming Participant all Redemption Baskets comprising the Redemption Order, the Participant will be charged by the Managing Owner an additional processing charge of $2,000.

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